                                                                     EXHIBIT 4.3


                        NORSKE SKOG CANADA LIMITED ET AL

                                       AND

                                TD SECURITIES AND
                               RBC CAPITAL MARKETS

                                  AS ARRANGERS

                                       AND

                          THE LENDERS FROM TIME TO TIME
                             PARTY TO THIS AGREEMENT

                                       AND

                            THE TORONTO-DOMINION BANK
                             AS ADMINISTRATION AGENT

                                       AND

                              ROYAL BANK OF CANADA
                              AS SYNDICATION AGENT

--------------------------------------------------------------------------------

                        CDN. $350,000,000 CREDIT FACILITY
                                CREDIT AGREEMENT
                            DATED AS OF 19 JULY 2002

--------------------------------------------------------------------------------




                            BORDEN LADNER GERVAIS LLP
                                 LAWSON LUNDELL

              THIS CREDIT AGREEMENT is made as of 19 July 2002


B E T W E E N:


             NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                     - and -

               TD SECURITIES AS LEAD ARRANGER AND BOOK MANAGER AND
                     RBC CAPITAL MARKETS AS CO-LEAD ARRANGER
                         (collectively, the "Arrangers")

                                     - and -

                       THE LENDERS FROM TIME TO TIME PARTY
                                TO THIS AGREEMENT
                                 (the "Lenders")

                                     - and -

                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent
                                  (the "Agent")

                                     - and -

                              ROYAL BANK OF CANADA
                      in its capacity as Syndication Agent
                            (the "Syndication Agent")

RECITALS:

A. Norske Skog Canada Finance Limited (the "Borrower") has requested the Arrangers to arrange a senior secured credit facility of up to a maximum amount of Cdn. $350,000,000 to be used to finance the general corporate purposes of the Restricted Parties.

B. The Lenders have each agreed to provide their respective commitments to the Borrower, subject to the terms and conditions of this Agreement.

C. The parties are entering into this Agreement to provide for the terms of the credits.

              THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1           DEFINED TERMS

              In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1         "ACCEPTING LENDER" has the meaning defined in Section 2.4.3.

1.1.2 "ADJUSTED BALANCE SHEET" means NSCL's consolidated balance sheet at any time, prepared in accordance with GAAP and adjusted to exclude the assets, liabilities and shareholders' equity of all persons that are not Restricted Parties.

1.1.3 "ADVANCE" means an availment of a Credit by the Borrower by way of Prime Rate Advance, Base Rate Advance, acceptance of Bankers' Acceptances, L/C or LIBOR Advance, deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Bankers' Acceptances and L/Cs.

1.1.4 "AGENT" means TD in its role as administration agent for the Lenders, and any successor administration agent appointed in accordance with this Agreement.

1.1.5 "AGREEMENT", "HEREOF", "HEREIN", "HERETO", "HEREUNDER" or similar expressions mean this Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

1.1.6 "APPLICABLE FEE RATE" means, on any day, in respect of any Advance by way of Bankers' Acceptance or L/C, as the case may be, the applicable rate (expressed as a percentage per annum) set forth below, and "APPLICABLE MARGIN" means, on any day, with respect to any Prime Rate Advance, Base Rate Advance or LIBOR Advance, the applicable margin (expressed as a percentage per annum) set forth below, in each case based upon the Reference Debt Ratings on that day.

------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
                         Level 1         Level 2       Level 3       Level 4        Level 5       Level 6
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
Moody's                  Baa1 or above   Baa2          Baa3          Ba1            Ba2           Less than Ba2
S&P                      BBB+ or above   BBB           BBB-          BB+            BB            Less than BB
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
Margin for               0               0.125%         0.25%         1.25%          1.625%       2.25%
Prime Rate Advances/
Base Rate Advances
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------

------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
                         Level 1         Level 2       Level 3       Level 4        Level 5       Level 6
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
Margin for               1.00%           1.125%        1.25%         2.25%          2.625%        3.25%
LIBO Rate Advances
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------
Rate for                 1.00%           1.125%        1.25%         2.25%          2.625%        3.25%
Bankers'
Acceptance Fee/
L/C Fee
------------------------ --------------- ------------- ------------- -------------- ------------- ---------------

              At the date of this Agreement, the Applicable Fee Rate and Applicable Margin are based on Level 4.

              For purposes hereof, (i) if the ratings established (or deemed to have been established, as provided in clause (ii) below) by Moody's and S&P fall within different Levels as set out above, the Applicable Fee Rate and Applicable Margin will be the higher of the alternative Applicable Fee Rates and Applicable Margins, (ii) if at any time there is only one of Moody's and S&P which has in effect a Reference Debt Rating (other than (a) because such ratings agency is no longer in the business of rating corporate debt obligations, (b) as a result of a change in the rating system of Moody's or S&P or (c) for any other reason reasonably determined by the Agent to be outside of the control of and unrelated to NSCL), then the Applicable Fee Rate and Applicable Margin shall be determined as if each rating agency had established a Reference Debt Rating in Level 6 and (iii) if any rating established (or deemed to have been established, as provided in clause (ii) above) by Moody's or S&P is changed (other than as a result of a change in the rating system of Moody's or S&P), the change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Fee Rate and Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. On the effective date of each change, the Borrower shall pay any additional amount attributable to a higher Applicable Fee Rate with respect to a Bankers' Acceptance or an L/C outstanding on that date for the remaining term of the Bankers' Acceptance or L/C, or the Lenders shall remit to the Agent, who shall refund to the Borrower, any amount attributable to a lower Applicable Fee Rate. If at any time only one of Moody's and S&P has in effect a Reference Debt Rating (x) because the rating system of Moody's or S&P has changed, (y) because such rating agency has ceased to be in the business of rating corporate debt obligations, or (z) for any other reason reasonably determined by the Agent to be outside of the control of and unrelated to NSCL, NSCL and the Lenders (acting through the Agent) shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Fee Rate and Applicable Margin shall be determined by reference to the Level most recently in effect.

1.1.7 "ARRANGERS" means, collectively, TD Securities as Lead Arranger and Book Manager and RBC Capital Markets as Co-Lead Arranger.

1.1.8 "ASSIGNMENT AGREEMENT" means an agreement in the form of Schedule D to this Agreement.

1.1.9 "BA DISCOUNT PROCEEDS" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

1.1.10 "BA DISCOUNT RATE" means, (a) with respect to any Bankers' Acceptance accepted by a Lender named on Schedule I to the BANK ACT (Canada), the average rate that appears on the Reuters Screen CDOR Page at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances having an identical maturity date to the maturity date of such Bankers' Acceptance, and (b) with respect to any Bankers' Acceptance accepted by any other Lender, the rate determined established in accordance with
              (a) above plus 0.07% per annum.

1.1.11        "BA EQUIVALENT LOAN" has the meaning defined in Section 5.15.5.

1.1.12 "BANKERS' ACCEPTANCE" means a depository bill as defined in the DEPOSITORY BILLS AND NOTES ACT (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders." Any depository bill may be made payable to "CDS & Co." and deposited with the Canadian Depository for Securities Limited.

1.1.13 "BANKERS' ACCEPTANCE FEE" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the rate for the Bankers' Acceptance Fee specified in Section 2.5, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is 365.

1.1.14        "BASE RATE" means, on any day, the greater of:

              (a) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 day year) announced by TD on that day as its reference rate for commercial loans made in Canada in US Dollars; and

              (b)    the Federal Funds Effective Rate plus 1% per annum.

1.1.15 "BASE RATE ADVANCE" means an Advance in US Dollars bearing interest based on the Base Rate and includes deemed Base Rate Advances provided for in this Agreement.

1.1.16 "BORROWER" means Norske Skog Canada Finance Limited, a company governed by the COMPANY ACT (British Columbia).

1.1.17        "BORROWING BASE" means at any time, the aggregate of:

              (a) 75% of the net book value of accounts receivable of NSCL, other than accounts receivable owing by employees of any Restricted Party, based on the Adjusted Balance Sheet; and

              (b) an amount equal to the lesser of item (a) above and 50% of the aggregate inventory of NSCL, other than work in process, based on the Adjusted Balance Sheet.

1.1.18 "BORROWING BASE CERTIFICATE" means a certificate of NSCL in the form of Schedule G.

1.1.19 "BRANCH OF ACCOUNT" means the Agency Account, Toronto-Dominion International Centre, Toronto, Ontario.

1.1.20 "BUSINESS DAY" means a day of the year, other than Saturday or Sunday, on which (a) the Agent is open for business at its executive offices in Toronto, Ontario and at its main branch in Vancouver, British Columbia (or in other locations specified by any successor to TD as Agent) and (b) in respect of notices, determinations, payments or Advances relating to LIBOR Advances, the Agent is open for business at its principal offices in London, England. Notwithstanding the foregoing, if the Agent will be open in some locations referred to above and closed in others on a particular day, and the Agent in consultation with NSCL determines that the closing on that day will not adversely affect completion of relevant transactions in accordance with customary banking market and trading practices, the Agent may, on reasonable notice to NSCL and the Lenders, specify the particular day to be a Business Day.

1.1.21 "CANADIAN DOLLARS", "CDN. DOLLARS", "CDN. $" and "$" mean lawful money of Canada.

1.1.22 "CAPITAL STOCK" means, with respect to any person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the person's capital, however designated and whether voting or non-voting.

1.1.23 "CHANGE OF CONTROL DEFAULT" means a change of control of NSCL which results in the Reference Debt Rating by Moody's or S&P being lowered by three or more levels, a level being, for example, the difference between A and A+. For the purpose of this Agreement, a change in control of NSCL shall be deemed to have occurred only in the following circumstances:

              (a) if the Existing Major Shareholder then directly or indirectly holds Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL or 30% or more of the total shareholders' equity of NSCL, a change of control shall be deemed to have occurred if Capital Stock of NSCL is held by or for the benefit of any person, or group of persons acting jointly or in concert, other than by way of security only, in a quantity to which is attached more of the votes or more of the shareholders' equity than are attached to the Capital Stock of NSCL then held by the Existing Major Shareholder, or

              (b) if the Existing Major Shareholder does not then directly or indirectly hold Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL or 30% or more of the total shareholders' equity of NSCL, a change of control shall be deemed to have occurred if Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL or 30% or more of the total shareholders' equity of NSCL is held by or for the benefit of any person, or group of persons acting jointly or in concert, other than by way of security only.

1.1.24 "COLLATERAL" means cash, a bank draft or a letter of credit, all in a form, and in the case of a letter of credit, from an issuer, satisfactory to the Lenders, acting reasonably.

1.1.25 "COMMITMENT" means in respect of each Lender from time to time, the commitment to make Advances to the Borrower in the Lender's Proportionate Share of the maximum amount of any Credit as set out on Schedule E and, where the context requires, the maximum amount of Advances which the Lender has made or committed to make.

1.1.26 "COMPLIANCE CERTIFICATE" means a certificate in the form of Schedule C.

1.1.27 "CONSOLIDATED NET TANGIBLE ASSETS" means the sum of the net book value of the assets of the Restricted Parties less, without duplication, the sum of (a) the net book value of the Restricted Parties' goodwill, trademarks, copyrights, patents, trade names, organization expense, treasury stock, deferred charges, unamortized debt discount expense and other similar intangible assets and (b) the net book value of the Restricted Parties' liabilities (including deferred taxes but excluding Funded Debt) and minority interests.

1.1.28 "CONSTATING DOCUMENTS" means, with respect to any Restricted Party, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum of association, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Restricted Party's Capital Stock, all as amended from time to time.

1.1.29 "CONTRACTS" means agreements, franchises, leases, easements, servitudes, privileges and other rights, other than Permits.

1.1.30        "CONTRIBUTING LENDER" shall have the meaning defined in Section
              9.3.2.

1.1.31 "CREDITS" means collectively the revolving credit of up to $297,500,000 or the US Dollar equivalent thereof (designated as "CREDIT 1") and the revolving credit of up to $52,500,000 or the US Dollar equivalent thereof (designated as "CREDIT 2") which are established by this Agreement, and "CREDIT" means either of them.

1.1.32 "CREDIT DOCUMENTS" means this Agreement, the Security and all other documents relating to the Credits, or any of them.

1.1.33 "DEBT" means, with respect to any person, without duplication and without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP unless the context otherwise requires:

              (a) all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

             (b) the BA Discount Proceeds of all outstanding Bankers' Acceptances, less the Bankers' Acceptance Fees in respect thereof, and the equivalent amounts in respect of any similar instruments not issued under this Agreement;

             (c) all liabilities upon which interest charges are customarily paid by that person;

             (d) any Capital Stock of that person (or of any Subsidiary of that person that is not held by that person or by a Subsidiary of that person that is wholly owned, directly or indirectly) which Capital Stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, for cash or securities constituting Debt;

              (e) all capital lease obligations, synthetic lease obligations, obligations under sale and leaseback transactions and purchase money obligations;

              (f) all obligations for the deferred purchase price of Property or services acquired by such person or any predecessor and all obligations of such person under any conditional sale or other title retention agreement with respect to any Property;

              (g) all obligations secured by any Encumbrance upon or in any Property owned by such person whether or not such person has assumed or become liable for the payment of such obligations;

              (h) the Market Value of all Derivatives in respect of which the Market Value is negative from that person's perspective (that is, the person is "out of the money");

              (i) the amount of all contingent liabilities in respect of L/Cs and other letters of credit and letters of guarantee;

              (j) the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person other than a Restricted Party, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable; and

              (k) the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in any of the other items in this definition;

              provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt. The amount of a person's Debt as calculated above shall be reduced by the Market Value of all Derivatives entered into by that person with a counterparty in respect of which the Market Value is positive, but the reduction for any counterparty shall not exceed the Market Value of any Derivatives entered into with the same counterparty that have a negative Market Value, except if the counterparty is a Lender, the reduction shall not exceed the aggregate of the principal amount of the Obligations owed to the same Lender and the Market Value of all Derivatives entered into by that person with the same Lender in respect of which the Market Value is negative.

1.1.34        "DECLINING LENDER" has the meaning defined in Section 2.4.1.

1.1.35        "DEFAULTING LENDER" has the meaning defined in Section 9.3.2.

1.1.36 "DERIVATIVE" means any transaction of a type commonly considered to be a derivative, any combination of such transactions or any agreement relating to any such transaction or combination of transactions, in each case whether relating to one or more of interest, currencies, commodities, securities or other matters, including but not limited to (a) any cap, collar, floor or option,
              (b) any forward contract, and (c) any rate swap, basis swap, commodity swap, cross-currency swap or other swap or contract for differences.

1.1.37 "DERIVATIVE AGENT" means a Lender which may be appointed as contemplated in Schedule L.

1.1.38 "DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of RBC in Vancouver, British Columbia that the Borrower designates in its notice requesting an Advance.

1.1.39 "DRAWDOWN DATE" means the date, which shall be a Business Day, of any Advance.

1.1.40 "EBITDA" means, for any relevant period, an amount equal to NSCL's net income or net loss for the period, calculated on a consolidated basis;

              (a) plus, amounts deducted in calculating net income or net loss in respect of depreciation and amortization;

              (b)    plus, Total Interest Expense;

              (c) plus, upfront fees paid to the Agent, Arrangers or Lenders in connection with this Agreement;

              (d) plus, amounts deducted in calculating net income or net loss in respect of income taxes (but not capital taxes except those that are considered by GAAP to be income taxes), whether or not deferred;

              (e) minus, any non-cash items increasing consolidated net income for such period;

              (f) plus, any non-cash items decreasing consolidated net income for such period;

              (g) plus, unusual non-cash charges which require an accrual of, or a reserve for, cash charges for any future period;

              (h) minus, all cash payments during such period relating to non-cash charges which were added back in determining EBITDA in any prior period;

              and excluding:

              (i) any gain or loss attributable to the sale, conversion, abandonment or other disposition of Property, other than sales of inventory in the ordinary course of business; and

              (j) gains resulting from the write-up of Property and losses resulting from the write-down of Property (other than allowances for doubtful accounts receivable and any inventory adjustments); and

              (k) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt); and

              (l) any foreign exchange gain or loss (other than foreign exchange gains or losses in respect of accounts receivable and accounts payable and hedges or forward exchange contracts in respect of revenues, in each case that are realized in the ordinary course of business); and

              (m)    any income or loss attributable to discontinued operations;
                     and

              (n)    any other extraordinary items; and

              (o) net income or net loss and other amounts specified in the other items of this definition that are attributable to persons other than Restricted Parties or to minority interests in Restricted Parties;

              all of which shall be calculated without duplication in accordance with GAAP unless otherwise expressly described. If NSCL has established a new Restricted Party or has disposed of a Restricted Party or material Property out of the ordinary course of business during the relevant period, EBITDA shall be calculated in accordance with GAAP (or otherwise on a basis satisfactory to the Agent, acting reasonably), as if the new Restricted Party had been a Restricted Party during the entire period or the disposition had occurred at the beginning of the period. If NSCL has acquired material Property out of the ordinary course of business during the relevant period for which there are separate historical financial statements, EBITDA shall be calculated in accordance with GAAP (or otherwise on a basis satisfactory to the Agent, acting reasonably), as if the acquisition had occurred at the beginning of the period.

1.1.41 "ENCUMBRANCE" means any mortgage, debenture, pledge, hypothec, deposit, lien, charge, assignment by way of security, consignment, capital lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, or any other adverse claim affecting Property, and "ENCUMBRANCES", "ENCUMBRANCER", "ENCUMBER" and "ENCUMBERED" shall have corresponding meanings.

1.1.42 "ENVIRONMENTAL LAWS" means all applicable Requirements of Law, Permits and guidelines or requirements of any governmental body (whether or not having the force of law, and including consent decrees as to which any Restricted Party is a party or otherwise subject, and administrative orders which may affect a Restricted Party) relating to public health and safety, protection of the environment, the release of Hazardous Materials or occupational health and safety.

1.1.43        "EVENT OF DEFAULT" has the meaning defined in Section 8.1.

1.1.44 "EXCHANGE RATE" means, on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which US Dollars may be converted, or VICE VERSA, using the Agent's mid rate (i.e. the average of the Agent's spot buying and selling rates) for converting the first currency to the other currency at the relevant time on that day. If the Exchange Rate is being determined at any time in respect of a previous day, the noon spot rate of the Bank of Canada on that previous day shall be used instead of the Agent's mid rate.

1.1.45 "EXCLUDED TAXES" means any Taxes now or hereafter imposed, levied, collected, withheld or assessed on a Lender by Canada or any other jurisdiction in which that Lender is subject to Tax as a result of the Lender (i) carrying on a trade or business in such jurisdiction or being deemed to do so, or having a permanent establishment in such jurisdiction; (ii) being organized under the laws of such jurisdiction; (iii) being resident or deemed to be resident in such jurisdiction, (iv) not dealing at arm's length with the Restricted Parties or any other Lender or (v) being connected with the jurisdiction imposing such Taxes otherwise than by the mere advancement of credit hereunder, the receipt of payments under the Credit Documents or the enforcement of rights under the Credit Documents; but does not include any sales, goods or services Tax payable under the laws of any such jurisdiction with respect to any goods or services made available by a Lender to the Borrower under this Agreement or any withholding tax.

1.1.46 "EXISTING MAJOR SHAREHOLDER" means the principal shareholder of NSCL referred to on page 10 of NSCL's short form prospectus dated 16 May 2002.

1.1.47        "EXISTING SPECIAL DERIVATIVES" has the meaning defined in Schedule
              L.

1.1.48 "FEDERAL FUNDS EFFECTIVE RATE" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.49 "FEE AGREEMENT" means the agency fee agreement between the Borrower and the Agent dated as of 19 July 2002, as amended, supplemented, restated and replaced from time to time.

1.1.50 "FUNDED DEBT" means all Debt of NSCL on a consolidated basis other than Debt referred to in item (d) of the definition of Debt and Debt in respect of which no interest, fee or other compensation is charged and no Encumbrance is held.

1.1.51 "FUNDED DEBT RATIO" means at any time, the ratio calculated by dividing NSCL's (a) Funded Debt by (b) the aggregate of its Funded Debt plus its shareholders equity determined in accordance with GAAP on a consolidated basis.

1.1.52 "GAAP" means Canadian generally accepted accounting principles, including such principles recommended by the Canadian Institute of Chartered Accountants as contained in the "CICA Handbook" as amended, replaced or restated from time to time and, in the absence of a specific recommendation contained in the "CICA Handbook," accounting principles generally accepted in practice in Canada.

1.1.53        "HAZARDOUS MATERIALS" means:

              (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, contaminates, materials or pollutants which:

                     (i) pose a hazard to any real property, or to persons on or about any real property; or

                     (ii) cause any real property to be in violation of any Requirement of Law;

              (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of limits prescribed by Requirements of Law, or radon gas;

              (c) any chemical, material or substance defined as or included in the definition of "dangerous goods", "deleterious substance", "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous waste", "toxic substances", "waste" or words of similar import under any Law, including the Canadian Environmental Protection Act (Canada), Fisheries Act (Canada), Transportation of

                     Dangerous Goods Act (Canada), Canada Water Act (Canada) and any applicable provincial legislation; and

              (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental body or which may or could pose a hazard to the occupants of any real property or any other person coming upon any real property or adjacent or surrounding property;

              and references to a "release" of Hazardous Materials include spilling, leaking, pumping, pouring, emitting emptying, discharging, injecting, escaping, leaching, disposing, dumping or other form of release, or permitting any of the foregoing to occur.

1.1.54 "INTELLECTUAL PROPERTY" means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.55 "INTERBANK REFERENCE RATE" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.56 "INTERCREDITOR AGREEMENTS" means any intercreditor agreements that may be entered into from time to time to provide for the terms of subordination of any Debt in favour of the Obligations, or other relationship between the Lenders and the holders of other Debt, including, without limitation, any intercreditor agreements entered into with the holders of 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness, each as amended, supplemented, restated and replaced from time to time.

1.1.57 "INTEREST COVERAGE RATIO" means, at any time, the ratio calculated by dividing (a) EBITDA for NSCL's four most recently completed fiscal quarters by (b) Total Interest Expense for that period. For the purpose of calculating the Interest Coverage Ratio for the four fiscal quarters ending 30 June 2002, NSCL's EBITDA and Total Interest Expense for the fiscal quarter ended 30 September 2001 shall be deemed to be $67,600,000 and $19,400,000, respectively, reflecting a PRO FORMA calculation taking into account NSCL's acquisition of Pacifica Papers Inc. during that quarter.

1.1.58 "INTEREST PAYMENT DATE" means (in connection with Prime Rate Advances and Base Rate Advances) the first day of each calendar month or if that is not a Business Day, the Business Day next following.

1.1.59 "ISSUING BANK" means the Lender making Advances under Credit 2, which is RBC unless changed in accordance with Section 2.1.1.

1.1.60 "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank issued by the Issuing Bank at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of a Restricted Party to the third party.


1.1.61 "L/C FEE" means the amount calculated by multiplying the face amount of each L/C by the rate for the L/C Fee specified in
              Section 2.5, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance of an L/C by the Issuing Bank up to but excluding the expiry date of the L/C and the denominator of which is 365.

1.1.62 "LENDERS" means each of the persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with Article X of this Agreement, and "LENDER" means any one of the Lenders.

1.1.63        "LIBO RATE" means, for any LIBOR Period and LIBOR Advance, either:

              (a) the rate of interest (expressed as an annual rate on the basis of a 360 day year) determined by the Agent to be the arithmetic mean (rounded up to the nearest 0.01%) of the offered rates for deposits in US Dollars for a period equal to the particular LIBOR Period, which rates appear on (A) the Reuters screen LIBO page, or (B) if the Reuters screen LIBO page is not readily available to the Agent, Page 3750 of the Telerate screen, in either case as of 11:00 a.m. (London time) on the second Business Day before the first day of that LIBOR Period, or,

              (b) if neither the Reuters screen LIBO page nor Page 3750 of Telerate is readily available to the Agent for any reason, the rate of interest determined by the Agent which is equal to the simple average of the rates of interest (expressed as a rate per annum on the basis of a year of 360 days and rounded up to the nearest 0.01%) at which three of the five largest (as to total assets) banks listed on Schedule I to the BANK ACT (Canada) as selected by the Agent would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a period equal to the LIBOR Period in an amount approximately equal to the relevant LIBOR Advance at or about 10:00 a.m. (Toronto time) on the second Business Day before the first day of such Interest Period.

                     The LIBO Rate calculated as above shall be adjusted from day to day for any Lender to whom the Eurocurrency Reserve Percentage applies in respect of its LIBOR Advances under this Agreement by dividing the LIBO Rate by a percentage equal to 100% minus the Eurocurrency Reserve Percentage on that day. The Eurocurrency Reserve Percentage is the percentage prescribed by the Board of Governors of the Federal Reserve System of the United States (or any successor to its functions) for determining the maximum reserve requirement (including but not limited to any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New

                     York with deposits exceeding US $5 billion in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extensions of credit or assets which includes loans by a non-United States office of any bank to United States residents.

1.1.64 "LIBOR ADVANCE" means an advance in US Dollars bearing interest based on the LIBO Rate.

1.1.65 "LIBOR PERIOD" means the period selected by the Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.66 "MAJORITY LENDERS" means Lenders holding, in the aggregate, a minimum of 66 2/3% of the outstanding amount of the Commitments.

1.1.67 "MARKET VALUE" means, on any day, the total amount, if any, expressed in Canadian Dollars that a person would be required to pay to its counterparty under any Derivative in order to terminate the Derivative. The determination shall be made in accordance with current market practice using the average of the buy and sell prices of the underlying interest of the Derivative as of noon Toronto time on that date. The determination shall be made by the Derivative Agent if a Derivative Agent has been appointed. Otherwise, the determination may be made initially by NSCL but shall be subject to review by the Agent (whose determination, if made in good faith, shall be conclusive) if the Agent considers that review is appropriate.

1.1.68 "MATERIAL ADVERSE CHANGE" means any one or more transactions, events or conditions which, when taken together, have a material adverse effect on (a) the ability of the Restricted Parties as a whole to perform and discharge their obligations under this Agreement or the Material Contracts taken as a whole, (b) the Agent's or the Lenders' ability to enforce their rights or remedies under any of the Credit Documents, or (c) the financial condition, business or prospects of NSCL and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, if the context requires, "Material Adverse Change" shall be interpreted having reference only to such persons (other than all of the Restricted Parties) as the context requires.

1.1.69        "MATERIAL CONTRACT" means any Contract:

              (a) to which is attached obligations on the part of the Restricted Parties or which has an economic value to the Restricted Parties in excess of $25,000,000 per annum; or

              (b) to which a Restricted Party is a party that, if terminated, would materially impair the ability of the Restricted Parties as a whole to carry on business in the ordinary course or would cause a Material Adverse Change.

1.1.70 "MATERIAL PERMIT" means any Permit issued to a Restricted Party that, if terminated, would materially impair the ability of the Restricted Parties as a whole to carry on business in the ordinary course or would cause a Material Adverse Change.

1.1.71        "MOODY'S" means Moody's Investors Service, Inc.

1.1.72        "NON BA LENDER" has the meaning defined in Section 5.15.5.

1.1.73        "NEW LENDER" has the meaning defined in Section 2.4.4.

1.1.74 "1999 INDENTURE" means the trust indenture dated as of 12 March 1999 between Pacifica Papers Inc., a predecessor by amalgamation of NSCL, as issuer, certain of its Subsidiaries as guarantors and Wells Fargo Bank Minnesota, National Association (originally Norwest Bank Minnesota, National Association), as Trustee, as amended and supplemented by agreements dated 12 March 1999, 30 December 1999, 31 January 2001 and 1 September 2001 and otherwise as permitted by this Agreement.

1.1.75 "1999 NOTES" means the 10% senior notes due 2009 issued under the 1999 Indenture.

1.1.76 "NOTEHOLDERS" means the holders from time to time of the 1999 Notes and the 2001 Notes.

1.1.77 "NSCL" means Norske Skog Canada Limited, a corporation governed by the CANADA BUSINESS CORPORATIONS ACT.

1.1.78 "OBLIGATIONS" means all obligations of the Borrower to the Lenders under or in connection with this Agreement, other than the Other Secured Obligations, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lenders in any currency or remaining unpaid by the Borrower to the Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders and the Borrower or from any other dealings or proceedings by which the Lenders may be or become in any manner whatever creditors of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others under or in connection with this Agreement, and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses. In this definition, "the Lenders" shall be interpreted as "the Lenders, or any of them".

1.1.79 "OTHER SECURED OBLIGATIONS" means the present and future debts, liabilities and obligations of any Restricted Party under or in connection with:

              (a) Derivatives to exchange one of Canadian Dollars, US Dollars, Euros or Japanese yen to another of those currencies, provided that in the case of such Derivatives that relate to Debt, such Derivatives do not increase the principal amount of Debt outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

              (b) Derivatives to provide for the exchange of floating interest rate obligations for fixed interest rate obligations, provided that the aggregate notional principal amount (net of offsetting transactions) of such Derivatives does not exceed the aggregate principal amount of NSCL's consolidated floating rate Debt at the time any such Derivative is entered into, and that the notional principal amount of such Derivatives, at the time they are incurred, does not exceed the principal amount of the Debt to which such Derivatives relate;

              (c) Derivatives to provide for the exchange of fixed interest rate obligations for floating interest rate obligations in an aggregate notional principal amount (net of offsetting transactions) that does not exceed the aggregate principal amount of NSCL's consolidated fixed rate Debt at the time any such Derivative is entered into;

              (d) Derivatives to manage fluctuations in prices of commodities;

              (e) any other Derivative that is not entered into for speculative purposes provided that the Agent acting reasonably, after consultation with counsel but without any requirement to seek approval of the Majority Lenders, concludes that the Derivative may be entered into without breaching this Agreement, the 1999 Indenture, the 2001 Indenture, any Permitted Senior Secured Indebtedness, any Permitted Subordinated Secured Indebtedness or any Permitted Unsecured Indebtedness; and

              (f) guarantees by Restricted Parties of Other Secured Obligations incurred by other Restricted Parties;

              provided that:

              (g) the debts, liabilities and obligations are, in each case, held by (i.e. owed to) any person that, at the time the relevant Derivative was entered into, was a Lender or an affiliate (as defined in the CANADA BUSINESS CORPORATIONS
                     Act) of a Lender;

              (h) the Derivative Agent (or the Agent, if no Derivative Agent has then been appointed) has been notified in writing of any particular Other Secured Obligation (other than those listed on Schedule H) being entered into, either within five Business Days of it being entered into or within such longer time as is established in accordance with any arrangements established as contemplated in Schedule L; and

              (i) except for the Existing Special Derivatives, if the Derivative is of the type described in Sections (c), (d) or
                     (e), it is entered into in accordance with the arrangements contemplated in Schedule L.

1.1.80 "PENDING EVENT OF DEFAULT" means an event which, with giving of notice, lapse of time, or both, or subject to any other condition subsequent to such event, would constitute an Event of Default.

1.1.81 "PENSION PLAN" means (a) a "registered pension plan" (as that term is defined in the INCOME TAX ACT (Canada)) which is subject to the funding requirements of applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of any Restricted Party, or (b) any pension benefit plan, other post-retirement benefit plan or other similar arrangement applicable to employees of any Restricted Party.

1.1.82 "PERMITS" means governmental licenses, authorizations, consents, registrations, exemptions, permits and other approvals required by law.

1.1.83 "PERMITTED ENCUMBRANCES" means, with respect to any person, the following:

              (a) Encumbrances for taxes, rates, assessments or other governmental charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require;

              (b) undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lenders has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require;

              (c) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by that person;

              (d) zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal and other governmental authorities, licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables), none of which will materially impair the use of the affected land for the purpose for which it is used by that person;

              (e) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by that person;

              (f) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

              (g) the Encumbrance resulting from the deposit of cash or securities in connection with contracts (other than for the payment of Debt), tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business, up to a maximum at any time of $10,000,000 for all Restricted Parties;

              (h) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of its business, up to a maximum at any time of $10,000,000 for all Restricted Parties;

              (i) the Trustee Security, to the extent that it secures debentures that have been issued under the trust deeds forming part of the Trustee Security and pledged to secure the debts, liabilities and obligations described in Section 3.2, and the pledges of those debentures;

              (j)    the Security other than the Trustee Security;

              (k) the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings and payment has been secured by such arrangements (including Collateral) as the Lenders may require or the judgment is being satisfied by that person and has not caused an Event of Default;

              (l) Encumbrances on Property and the proceeds thereof created or assumed to finance the acquisition or improvement or secure the unpaid purchase price thereof (including the principal amount of any capital lease or

                     Purchase Money Mortgage), provided that the aggregate principal amount (or fair market value of the Property Encumbered if no principal amount is designated) in respect of all such Encumbrances entered into by all Restricted Parties does not exceed 5% of Consolidated Net Tangible Assets at any time;

              (m) lease by Pacifica Papers Inc. to Haggard Trucking Ltd. of that part of DL 1, Alberni District, Plan 1186-R and that Part of Lot A, DL 2, Alberni District Plan 41766, dated 1 November 1999, with term to 31 October 2003, with rent of $5,100 semi-annually (NSCL File No. 1701-02, PR No. G-1243);

              (n) lease by Pacifica Poplars Inc. to Peter Klein of Part of Northwest 1/4 of the Northeast 1/4 of Section 30, Township 3810, Range 5, EWM, containing 1.75 acres more or less at $1.00 per year to 21 October 2005 (NSCL File No. 4708-05, PR No. G-4000);

              (o) permit by NSCL to West Isle Resources Renewal Limited to use Part of Part of Block 105 Alberni District Plan for a 4-year term at $1500 per quarter, for fish composting operations (expires 30 June 2005);

              (p) lease ED128285 by NSCL registered against one of the properties comprising the Crofton Pulp and Paper lands (PID: 009-922-431) to The Corporation of the District of North Cowichan over the portion of the relevant property shown on Plan VIP51593 for the purposes of a community parking lot, boat launch ramp and water access for a term of 20 years commencing on 1 May 1990 and terminating on 30 April 2010;

              (q) lease EN73583 by Elk Falls Pulp and Paper Limited registered against one of the properties comprising the Elk Falls Mill lands (PID: 001-233-432) to Calpine Island Cogeneration Project Inc. (Inc. No. A44467), for the purposes of a cogeneration plant which provides steam to the mill operations and also sells electricity to BC Hydro, and being a long-term lease which has a term consistent with the Mill Services Agreement dated 29 September 1998 (including a renewal); and

              (r) other Encumbrances expressly agreed to in writing by the Majority Lenders.

1.1.84        "PERMITTED OBLIGATIONS" means the following:

              (a)    the Obligations;

              (b)    the Other Secured Obligations;

              (c) debts, liabilities and obligations of any Restricted Party to another Restricted Party;

              (d)    the 1999 Notes and the 2001 Notes;

              (e)    Permitted Senior Secured Indebtedness;

              (f)    Permitted Subordinated Secured Indebtedness;

              (g)    Permitted Unsecured Indebtedness;

              (h) other debts, liabilities and obligations secured by Permitted Encumbrances;

              (i) other unsecured Debt up to an aggregate amount outstanding of $4,000,000 for all Restricted Parties at any time;

              (j) current accounts payable, accrued expenses and other debts, liabilities and obligations incurred in the ordinary course of business which are not Debt;

              (k)    deferred taxes;

              (l)    actuarially determined obligations in respect of Pension
                     Plans;

              (m) obligations arising from guarantees by one Restricted Party of debts, liabilities and obligations of another Restricted Party that are themselves Permitted Obligations;

              (n)    bankers' acceptances secured by L/Cs as contemplated in
                     Section 5.23; and

              (o) other debts, liabilities and obligations expressly permitted under this Agreement or expressly consented to by the Majority Lenders in writing.

1.1.85 "PERMITTED SENIOR SECURED INDEBTEDNESS" means Debt of NSCL for borrowed money that:

              (a) is secured by the Trustee Security PARI PASSU with the Obligations and the Other Secured Obligations;

              (b) other than as a result of default, does not require or result in payment of principal in excess of an aggregate of $50,000,000 for all Permitted Senior Secured Indebtedness and Permitted Unsecured Indebtedness during any period of 36 consecutive months in the term of this Agreement;

              (c) is on terms and conditions that, in the reasonable opinion of the Majority Lenders, are no more restrictive to the Restricted Parties than the terms of the Obligations including, without limitation, the scheduled amortization of the Debt;

              (d) is not incurred at a time that an Event of Default or Pending Event of Default has occurred and is continuing or would, in the opinion of the Majority Lenders, acting reasonably, based on their review of PRO FORMA budgets and other information that the Lenders may require from NSCL (all of which must be in form and substance satisfactory to the Lenders, acting reasonably), result from the incurrence of the Debt;

              (e) if required by the Majority Lenders, is subject to the terms of an Intercreditor Agreement entered into with the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably; and

              (f) has an aggregate principal amount outstanding at any time during the term of this Agreement that does not exceed $150,000,000.

1.1.86 "PERMITTED SUBORDINATED SECURED INDEBTEDNESS" means Debt of NSCL for borrowed money that:

              (a) is on terms and conditions including, without limitation, financial covenants that are satisfactory to the Majority Lenders;

              (b) if required by the Majority Lenders, is subject to the terms of an Intercreditor Agreement entered into with the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably;

              (c) is secured by the Trustee Security but subordinate to the Obligations and the Other Secured Obligations.

1.1.87 "PERMITTED UNSECURED INDEBTEDNESS" means Debt of NSCL for borrowed money that:

              (a) other than as a result of default, does not require payment of principal in excess of an aggregate of $50,000,000 for all Permitted Senior Secured Indebtedness and Permitted Unsecured Indebtedness during the term of this Agreement;

              (b) is on terms and conditions that are no more restrictive to the Restricted Parties than the terms of the Obligations including, without limitation, the scheduled amortization of the Debt; and

              (c) is not incurred at a time that an Event of Default or Pending Event of Default has occurred and is continuing or would result from the incurrence of the Debt.

1.1.88 "PERSON" or "PERSON" means any individual, corporation, company, partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any governmental body.

1.1.89 "PLEDGED SHARES" means the Capital Stock of the Restricted Parties and other persons that is pledged as part of the Trustee Security from time to time.

1.1.90        "PRIME RATE" means, on any day, the greater of:

              (a) the annual rate of interest expressed as a percentage per annum in effect on that day as TD's reference rate for commercial loans made by it in Canada in Canadian Dollars; and

              (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 1% per annum.

1.1.91 "PRIME RATE ADVANCE" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes deemed Prime Rate Advances provided for in this Agreement.

1.1.92 "PROPERTY" means, with respect to any person, any or all of its undertaking, property and assets.

1.1.93 "PROPORTIONATE SHARE" means the percentage of the maximum amount of the Credits which a Lender has agreed to advance to the Borrower, as set out on Schedule E , which shall be amended by the Agent from time to time as other persons become Lenders or the Proportionate Shares of Lenders otherwise change.

1.1.94 "PURCHASE MONEY MORTGAGE" means any Encumbrance, including a capital lease, created, issued or assumed by any Restricted Party to secure indebtedness assumed by that person as part of, or issued or incurred to provide funds to pay, and not exceeding 100% of, the unpaid purchase price (including installation cost) or construction cost of any Property, if the Encumbrance is limited to the Property acquired and is created, issued or assumed substantially concurrently with the acquisition of the Property or in connection with the refinancing of an existing Purchase Money Mortgage, if the principal amount has not increased and the Encumbrance continues to be limited to that Property. Purchase Money Mortgage also includes any other fixed charge over specific limited Property securing term debt of a person existing at the time the person is acquired by a Restricted Party or assumed by a Restricted Party in connection with the acquisition of Property from the person, but not incurred in connection with or in anticipation of the acquisition of the person or Property.

1.1.95 "RBC" means Royal Bank of Canada, a bank to which the BANK ACT (Canada) applies.

1.1.96 "REFERENCE DEBT RATING" means the public rating of the indebtedness and liability of the Borrower to the Lenders under the Credits or if either Moody's or S&P has not established a rating for indebtedness and liability under the Credits, the corporate credit or issuer ratings of NSCL established by Moody's or S&P, as the case may be, shall apply.

1.1.97        "REGISTER" has the meaning defined in Section 10.2.3.

1.1.98 "REPLACEMENT CONTRACT" means any one or more Contracts (a) entered into by a Restricted Party to replace a Material Contract that has been terminated or in respect of which a declaration of non-performance has been issued or similar step has been taken,
              (b) which provide the Restricted Party with rights, benefits and value substantially similar to and on terms and conditions not materially less favourable than those contained in the Material Contract being replaced and (c) which are entered into concurrently with or before a termination, declaration or similar step arising from a breach by or other event relating to a Restricted Party or within 30 days of a termination, declaration or similar step arising from a breach by or other event relating to a Person other than a Restricted Party. A Replacement Contract shall be deemed to be a Material Contract and shall be deemed to be a Special Material Contract if the Material Contract that it replaces was a Special Material Contract, and the Material Contract that is replaced shall cease to be a Material Contract.

1.1.99 "REQUIREMENT OF LAW" means, as to any person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that person, or to which that person or any of its Property is subject.

1.1.100 "RESTRICTED PARTIES" means NSCL, the Borrower, Elk Falls Pulp and Paper Limited, NorskeCanada, Norske Skog Canada (Japan) Ltd, Norske Skog Canada Pulp Operations Limited, Norske Skog Canada Pulp Sales Inc, Norske Skog Canada Sales Inc., Norske Skog Canada
              (USA) Inc., Norske Skog Pulp Sales (Japan) Ltd., NSCL Holdings Inc., Pacifica Papers Sales Ltd., Pacifica Papers Sales Inc., Pacifica Papers Kabushiki Kaisha, Pacifica Poplars Ltd., Pacifica Poplars Inc., and Pacifica Papers US Inc. and such other Subsidiaries of NSCL as may become Restricted Parties from time to time.

1.1.101       "S&P" means Standard & Poor's Corporation.

1.1.102       "SCHEDULE" means the designated schedule of this Agreement.

1.1.103       "SECTION" means the designated section of this Agreement.

1.1.104 "SECURED DEBT RATIO" means, at any time, the ratio of (a) the amount of Funded Debt that is secured by any Encumbrance to (b) the aggregate of all Funded Debt plus NSCL's shareholders' equity determined in accordance with GAAP on a consolidated basis.

1.1.105 "SECURITY" means the security held from time to time by or on behalf of the Lenders (including but not limited to the Trustee Security), securing or intended to secure repayment of the Obligations, including without limitation the security described in Section 3.1.

1.1.106       "SPECIAL MATERIAL CONTRACT" has the meaning defined in Section
              3.1.8.

1.1.107 "SUBSIDIARY" means, with respect to a Restricted Party, a subsidiary as defined in the CANADA BUSINESS CORPORATIONS ACT as of the date of this Agreement, and any partnership or other organization in which the Restricted Party or any of its Subsidiaries has the right to make or control management decisions.

1.1.108       "SUCCESSOR AGENT" has the meaning defined in Section 9.11.

1.1.109 "SYNDICATION AGENT" means RBC in its role as syndication agent for the Lenders.

1.1.110 "TAXES" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings, rates, assessments, fees, dues and similar governmental impositions payable, levied, collected, withheld, imposed or assessed as of the date of this Agreement or at any time in the future, and "TAX" shall have a corresponding meaning.

1.1.111 "TD" means The Toronto-Dominion Bank, a bank to which the BANK ACT (Canada) applies.

1.1.112 "THRESHOLD AMOUNT" means, while the 1999 Notes are outstanding, the aggregate of:

              (a) the greater of (i) $430,000,000 and (ii) the sum of 75% of the net book value of the accounts receivable of NSCL and its "Restricted Subsidiaries" as defined under the 1999 Indenture plus 50% of the net book value of inventory of NSCL and its Restricted Subsidiaries plus $290,000,000;

              (b)    $40,000,000; and

              (c) the amount of Advances outstanding under the Credits that are trade letters of credit and standby letters of credit incurred in the ordinary course of business and the amount of Bankers' Acceptances outstanding under the Credits that are incurred in the ordinary course of business, up to an aggregate principal amount of $5,000,000 outstanding at any one time;

              and, if the 1999 Notes are no longer outstanding and the 2001 Notes are outstanding, means the aggregate of:

              (d) the greater of (i) $725,000,000 and (ii) the sum of 75% of the net book value of the accounts receivable of NSCL and its "Restricted Subsidiaries" as defined under the 2001 Indenture plus 50% of the book value of inventory at the lower of cost and net realizable value, net of any allowance for obsolescence of NSCL and its Restricted Subsidiaries plus $290,000,000;

              (e)    $40,000,000; and

              (f) the amount of Advances outstanding under the Credits that are trade letters of credit and standby letters of credit incurred in the ordinary course of business and the amount of Bankers' Acceptances outstanding under the Credits that are incurred in the ordinary course of business, up to an aggregate principal amount of $5,000,000 outstanding at any one time.

              If neither the 1999 Notes nor the 2001 Notes are outstanding, the Threshold Amount shall be considered to be unlimited.

1.1.113 "TOTAL INTEREST EXPENSE" means, for any particular period, without duplication, the difference between (a) aggregate expense incurred for interest and equivalent costs of borrowing (taking into account the effect of any relevant Derivatives), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptances, (iii) the interest portion of any capital lease, and (iv) all fees and other compensation paid to any person that has extended credit to the Restricted Parties, but excluding any upfront, extension and similar non-recurring fees paid to the Agent or Lenders or paid in connection with the 2001 Notes or 1999 Notes, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt), and (b) the aggregate income earned from interest, in the case of each of (a) and (b), calculated in accordance with GAAP in respect of NSCL on a consolidated basis, omitting amounts that are not attributable to Restricted Parties. If the calculation of EBITDA is adjusted because of acquisitions, dispositions or other circumstances described in the last paragraph of Section 1.1.40, the calculation of Total Interest Expense shall be adjusted on the same basis.

1.1.114 "TRUSTEE" means The Canada Trust Company in its capacity as trustee under the Trustee Security from time to time, and any successor trustee.

1.1.115 "TRUSTEE SECURITY" means the trust deeds granted by the Restricted Parties to the Trustee and the pledges of Pledged Shares, assignments of Material Contracts and other collateral security for the trust deeds.

1.1.116 "2001 INDENTURE" means the trust indenture dated as of 14 August 2001 between NSCL, certain of its Subsidiaries as guarantors and Wells Fargo Bank Minnesota, National Association as trustee, as amended and supplemented by agreements dated 28 August 2001 and 1 September 2001 and otherwise as permitted by this Agreement.

1.1.117 "2001 NOTES" means the 8 5/8% senior notes due 2011 issued by NSCL under the 2001 Indenture.

1.1.118 "US DOLLARS" and "US $" mean lawful money of the United States of America.

                                   ARTICLE II
                                   THE CREDITS

2.1      AMOUNT AND AVAILMENT OPTIONS

2.1.1 Upon and subject to the terms and conditions of this Agreement, the Lenders agree to provide credits for the use of the Borrower in the amount of up to Cdn. $350,000,000 or the US Dollar equivalent thereof, which are referred to collectively as the Credits and are comprised of a tranche of up to Cdn.$297,500,000 referred to as Credit 1 and a tranche of up to Cdn. $52,500,000 referred to as Credit 2. Subject to Section 5.1, Advances under Credit 1 will be made by the Lenders and Advances under Credit 2 will be made by RBC. The Borrower may from time to time with the agreement of the Agent (without any requirement to seek Majority Lender consent) and the proposed replacement, designate another Lender to replace RBC in making Advances under Credit 2. In that case, references in this Agreement to RBC in respect of Credit 2 shall be interpreted as referring to the replacement.

2.1.2 At the option of the Borrower, Credit 1 may be used by requesting Prime Rate Advances to be made by the Lenders, by requesting Base Rate Advances to be made by the Lenders, by presenting orders to the Lenders for acceptance as Bankers' Acceptances, or by requesting that LIBOR Advances be made by the Lenders.

2.1.3 At the option of the Borrower, Credit 2 may be used by the Borrower incurring overdrafts in its accounts with RBC, which shall be deemed to be Prime Rate Advances in the case of Canadian Dollar overdrafts and Base Rate Advances in the case of US Dollar overdrafts, by presenting orders to RBC for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances be made by RBC or by requesting that L/Cs denominated in Canadian Dollars, US Dollars, Euros or Japanese yen be issued by RBC.

2.1.4 The aggregate amount of all outstanding Advances to the Borrower under the Credits shall not at any time exceed the amount of the Borrowing Base at that time.

2.2      REVOLVING CREDIT

         The Credits are revolving credits and the principal amount of any Advance under a Credit that is repaid may be reborrowed, if the Borrower is otherwise entitled to an Advance under that Credit.

2.3      USE OF CREDITS

         The Credits shall be used to assist in financing the general corporate requirements of the Restricted Parties.

2.4      TERM AND REPAYMENT

         The Credits shall be repaid in full and cancelled on or before 19 July 2005. If no Event of Default or Pending Event of Default has occurred and is continuing, the

Borrower may request that the maturity date of the Credits be extended by successive one year periods in accordance with the following procedures:

2.4.1 The Borrower shall, if it wishes to extend the maturity date, make such request to each Lender by written notice given to the Agent not earlier than 1 April nor later than 30 April in each year, after the forecasts contemplated in
Section 7.3.1(e) have been delivered to the Agent. Each Lender shall provide a written response to such request to the Agent within 30 days after receiving the request. If any Lender fails to respond, it shall be deemed to have declined to grant any extension (and shall have no liability for failing to respond). Promptly thereafter, the Agent will notify the Borrower of the response of the Lenders, which notice shall include the names of all Lenders who declined or were deemed to have declined to grant such extension (the "DECLINING LENDERS").

2.4.2 If all of the Lenders agree to extend the maturity date, the maturity date shall be extended by one year from the then applicable maturity date.

2.4.3 If the aggregate amount of the Commitments in respect of all Lenders who agree to extend the maturity date (the "ACCEPTING LENDERS") is less than or equal to two-thirds of the aggregate Commitments in respect of the Credits of all Lenders then in effect, the maturity date shall not be extended.

2.4.4 If the aggregate amount of the Commitments of the Accepting Lenders exceeds two-thirds of the aggregate Commitments of all Lenders in respect of the Credits then in effect, unless the Borrower elects not to extend the maturity date by giving a further written notice to the Agent to that effect before the then applicable maturity date, the maturity date shall be extended by one year from the then applicable maturity date provided that the Borrower has, before the then applicable maturity date, replaced or cancelled the Commitments in respect of the Credits of all Declining Lenders in the following manner:

         (a)  the Borrower may negotiate an agreement with:

              (i)    one or more of the Accepting Lenders, or

              (ii) one or more other financial institutions ("NEW LENDERS") which have been identified by the Borrower (with the assistance of the Agent, if requested) and which are acceptable to the Accepting Lenders, acting reasonably, to assume the Commitments of the Declining Lenders upon payment to the Declining Lenders of all amounts owed to the Declining Lenders under or in connection with the Credits, and in that event an assignment by the Declining Lenders to the Accepting Lenders or the New Lenders will be deemed to have occurred in accordance with the terms of the form of Assignment Agreement; and

       (b) to the extent the Commitments of the Declining Lenders have not been fully assumed by the Accepting Lenders and the New Lenders pursuant to paragraph (a) above, the Borrower shall cancel the Commitments of the

              Declining Lenders and pay to the Declining Lenders on the latest maturity date to which the Declining Lenders have previously agreed, all amounts owed to the Declining Lenders under or in connection with the Credits, without penalty but subject to payment of any losses, costs and expenses payable to the Declining Lenders pursuant to this Agreement.

2.5           INTEREST RATES AND FEES

              Interest rates on Prime Rate Advances, Base Rate Advances and LIBOR Advances and the rates for calculation of Bankers' Acceptance Fees and L/C Fees shall vary according to the Reference Debt Ratings. The rate for calculation of Bankers' Acceptance Fees and L/C Fees shall be the Applicable Fee Rate per annum from time to time in effect. Interest shall accrue and be payable on Prime Rate Advances and Base Rate Advances at the Prime Rate and Base Rate, respectively, per annum plus the Applicable Margin from time to time in effect. Interest shall accrue and be payable on LIBOR Advances at the LIBO Rate per annum for the applicable LIBOR Period plus the Applicable Margin from time to time in effect. Any change in the Applicable Fee Rate or Applicable Margin shall take effect as provided in the definitions of those terms.

              Interest and fees for Credit 1 shall be promptly distributed by the Agent to the Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 5.2. Subject to Section 5.1, interest for Credit 2 shall be paid to RBC for its own account.

2.6           COMMITMENT FEE

              The Borrower shall pay commitment fees based on the daily undrawn portion of Credits 1 and 2, respectively, at the following rates, which shall vary according to the percentage of the aggregate amount of the Credit which is drawn and the Applicable Fee Rate from time to time:

                                               APPLICABLE COMMITMENT FEE
              PERCENTAGE WHICH IS DRAWN        (% OF APPLICABLE FEE RATE)
              -------------------------        --------------------------
              Less than 33%                    35%
              33% to 66%                       30%
              Less than 66%                    25%


              The commitment fee shall be calculated daily beginning on 19 July 2002 and shall be payable quarterly in arrears on the third Business Day after the end of each calendar quarter, with the first payment to be made on 3 October 2002. Commitment fees for Credit 1 shall be promptly distributed by the Agent to the Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 5.2. Subject to Section 5.1, commitment fees for Credit 2 shall be paid to RBC for its own account.

2.7           OTHER FEES

              The Borrower shall also pay agency and other fees in respect of the Credits to the Agent in accordance with the Fee Agreement and to TD and RBC in accordance with the fee letters dated 10 May 2002 from those Lenders to the Borrower.

2.8           EXISTING L/CS, BANKERS' ACCEPTANCES ETC.

2.8.1 The letters of credit listed on Schedule K, which were issued by RBC before the date of this Agreement, shall be deemed to have been issued as L/Cs and to be Advances under Credit 2, without any notice of Advance or payment of any fee under this Agreement being required. The Borrower hereby confirms its previous assumption of all debts, liabilities and obligations of NSCL under or in connection with the letters of credit listed on Schedule K that were originally issued for the account of NSCL.

2.8.2 The bankers' acceptances listed on Schedule K, which were accepted by certain Lenders before the date of this Agreement, shall be deemed to have been accepted as Bankers' Acceptances and to be Advances under Credit 1 (or Credit 2 in the case of those accepted by RBC), without any notice of Advance or payment of any fee under this Agreement being required. The parties acknowledge that, until the maturity of those Bankers' Acceptances, the Lenders under Credit 1 may have Advances outstanding that are not in accordance with their Commitments. No attempt will be made to make compensating adjustments in respect of future Advances under Credit 1, but payments in respect of Credit 1 shall be made based on the actual amounts outstanding rather than Commitments.

2.8.3 All "Advances" (as defined in the credit agreement dated as of 14 August 2001 to which certain of the parties to this Agreement are also party) made by RBC under "Operating Credit 2" (as defined in this Agreement) that are outstanding on the date of the initial Advance under this Agreement shall be deemed to be Advances under Credit 2.

2.9           EXCHANGE RATE AND BORROWING BASE FLUCTUATIONS

              If fluctuations in rates of exchange in effect between US Dollars and Cdn. Dollars cause the amount of Advances (expressed in Cdn. Dollars) under a Credit to exceed the maximum amount of that Credit permitted herein by three percent or more at any time, the Borrower shall immediately pay the Lenders such amount as is necessary to repay the excess. If the amount of Advances outstanding to the Borrower under the Credits exceeds the amount of the Borrowing Base at that time, the Borrower shall immediately pay the Lenders such amount as is necessary to repay the excess. If the Borrower is unable to immediately pay any amount under this Section because LIBOR Periods have not ended or Bankers' Acceptances have not matured, the Borrower shall immediately post Collateral with the Agent in the amount of the excess, which shall form part of the Security for the Obligations and be held until the amount of the excess is paid in full or is less than three percent in the case of a fluctuation in rates of exchange. If, on the date of any Advance under a Credit (whether by rollover, conversion or otherwise), the amount of Advances (expressed in Cdn. Dollars) under that Credit exceeds the maximum amount of that Credit permitted herein because of fluctuations in rates of exchange, the Borrower shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of that Credit being exceeded.

                                  ARTICLE III
                                    SECURITY

3.1           SECURITY

3.1.1 The Security includes the following, all in form and substance satisfactory to the Lenders and subject only to Permitted Encumbrances:

              (a) a $5,000,000,000 trust deed granted by each Restricted Party in favour of the Trustee, secured by a fixed charge over all freehold and leasehold real property and all equipment and a security interest and floating charge over all other Property, together with such other documents as the Lenders may require from time to time to charge Property located outside of British Columbia;

              (b) debentures issued under each trust deed and pledged in favour of the Agent for the benefit of the Lenders;

              (c) pledges in favour of the Trustee of all Capital Stock of the Restricted Parties other than NSCL that are owned by the Restricted Parties (including NSCL) from time to time;

              (d) pledges in favour of the Trustee of all Capital Stock of persons other than Restricted Parties that are owned by the Restricted Parties from time to time;

              (e) specific assignments by way of security of Material Contracts that have been given by the relevant Restricted Parties in favour of the Trustee before the date of this Agreement;

              (f) further specific assignments in favour of the Trustee of those Material Contracts that are designated by the Agent from time to time after Permitted Senior Secured Indebtedness has been incurred in an aggregate principal amount of $100,000,000 or more;

              (g) a general assignment by way of security of all Material Contracts (without any requirement that they be individually listed), to be given in favour of the Trustee by each Restricted Party designated by the Agent from time to time;

              (h) unconditional guarantees of the Obligations by each of the Restricted Parties, excluding the Borrower, which shall be unlimited except for limits imposed by applicable law.

3.1.2 Notwithstanding the foregoing, but subject to compliance with Sections 7.5.3(d) and 7.5.3(e), the Restricted Parties shall not be required to deliver Security documents in a form customarily used in jurisdictions outside Canada and the United States or arrange registrations of the Security outside Canada and the United States as a condition precedent to the initial Advance under this Agreement, but shall cause such documents to be delivered before the thresholds specified in Sections 7.5.3(d) and 7.5.3(e) are exceeded, together with all opinions and supporting documents that the Agent reasonably requires. For greater certainty, all Restricted Parties shall deliver all other documents contemplated in Section 3.1.1.

3.1.3 Except for the companies listed in Schedule I (other than any Restricted Parties), if at any time NSCL owns, establishes or acquires a Subsidiary that is wholly owned by NSCL, directly or indirectly, NSCL shall immediately cause that Subsidiary to become a Restricted Party, adopt this Agreement by delivering an agreement in the form of Schedule B so as to be bound by all of the terms applicable to Restricted Parties as if it had executed this Agreement as a Restricted Party, and deliver a guarantee and other security documents similar to those delivered by other Restricted Parties, which shall become part of the Security. NSCL shall also deliver or cause the delivery of a pledge of all of the Capital Stock of the new Subsidiary as part of the Trustee Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

3.1.4 Notwithstanding the preceding paragraph, a wholly owned Subsidiary not owned at the date of this Agreement shall not be required to become a Restricted Party if:

              (a) it is established, acquired and/or invested in using solely the proceeds of Capital Stock issued by NSCL or Permitted Unsecured Indebtedness; or

              (b) it is established, acquired and/or invested in using proceeds of Advances and the aggregate amount of proceeds of Advances used to establish, acquire and/or invest in all such Subsidiaries during any period of 36 consecutive months does not exceed (i) $100,000,000 if any Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtedness is outstanding or (ii) $250,000,000 if no Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtedness is outstanding and if no Restricted Party is providing any guarantee (or other financial assistance which may result in an obligation to make disbursements in an aggregate amount exceeding $5,000,000) relating to any obligations of any such Subsidiary; the limits of $100,000,000 and $250,000,000 shall be increased to the extent that the Restricted Parties actually receive cash dividends or other cash returns on their investments in such Subsidiaries during the 36 month period and use the cash dividends or other cash returns to repay the Credits.

              For greater certainty, if a wholly-owned Subsidiary is established, acquired and/or invested in using proceeds of Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtedness, NSCL must immediately comply with Section 3.1.3.

3.1.5 NSCL shall cause a pledge in form satisfactory to the Agent of the Capital Stock of any wholly owned Subsidiary that does not become a Restricted Party as permitted by Section 3.1.4 to be delivered as part of the Security if the aggregate amount used to establish, acquire and/or invest in all such Subsidiaries during any period of 36 consecutive months exceeds $100,000,000. The limit of $100,000,000 shall be increased to the extent that the Restricted Parties actually receive cash dividends or other cash returns on their investments in such Subsidiaries during the 36 month period and use the cash dividends or other cash returns to repay the Credits. If the shareholder of any such Subsidiary is itself not a Restricted Party, the pledge shall be without recourse to the other Property of the shareholder.

3.1.6 If at any time any Restricted Party owns or obtains an interest in a person that is not a wholly owned Subsidiary, other than Powell River Energy Inc. or Powell River Energy LP, NSCL shall cause that interest to immediately be pledged as part of the Trustee Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

3.1.7 If at any time all of the Capital Stock of a Restricted Party other than the Borrower or NSCL is sold in accordance with the terms of this Agreement, other than to another Restricted Party, then if no Event of Default or Pending Event of Default has occurred and is continuing, the Restricted Party of which the Capital Stock has been sold and any wholly-owned Subsidiary thereof that is a Restricted Party shall, on request by NSCL, cease to be a Restricted Party and the Agent shall deliver or direct the Trustee to deliver such releases of the Security, including guarantees, as may reasonably be required to release the obligations of those Restricted Parties. The Agent shall also discharge any Security (or direct the Trustee to do so) to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property permitted by this Agreement.

3.1.8 Before incurring Permitted Senior Secured Indebtedness in an aggregate principal amount of $100,000,000 during the term of this Agreement, NSCL shall prepare and submit to the Agent for its approval (acting reasonably, after consultation with counsel, but without any requirement to seek approval of the Majority Lenders) a list of all of the then-existing Material Contracts. The list shall be in a form similar to the lists prepared in connection with the credit agreement dated as of 14 August 2001 to which NSCL, the Agent and others were parties, it being acknowledged that NSCL has stated it considers certain Contracts on those lists would not, in fact, qualify as Material Contracts and that the contents of the existing lists shall not be determinative of the content of the new list. Without limitation, the list shall be separated into Part A, being the most important Material Contracts, which are referred to in this Agreement as "SPECIAL MATERIAL CONTRACTS" and Part B, being the remainder. The separation shall be done on a basis consistent with the separation of Material Contracts in the lists prepared in connection with the credit agreement dated as of 14 August 2001. Before incurring Permitted Senior Secured Indebtedness in an aggregate principal amount of $100,000,000 during the term of this Agreement, NSCL shall also (i) deliver specific assignments in favour of the Trustee of those Material Contracts that are designated by the Agent which have not already been specifically assigned, (ii) obtain agreements from other parties to Special Material Contracts that have been specifically assigned if agreements from those parties have not already been obtained and (iii) diligently and in good faith use all commercially reasonable efforts (both before and after incurring Permitted Senior Secured Indebtedness) to obtain agreements from other parties to other Material Contracts that have been specifically assigned if agreements from those parties have not already been obtained.

3.2           OBLIGATIONS SECURED BY THE TRUSTEE SECURITY

3.2.1 Debentures shall be issued by the Restricted Parties under their respective trust deeds and pledged to the Agent to secure:

              (a) the Obligations that (taking into account other obligations described in Section 7.7.2 that must be accounted for in determining whether the Threshold Amount has been exceeded) do not exceed the Threshold Amount;

              (b) the Other Secured Obligations that are classified by NSCL as being incurred under clauses (v) and (vi) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture (including guarantees by Restricted Parties of those Other Secured Obligations as incurred by other Restricted Parties);

              (c) the Other Secured Obligations not mentioned in item (b) above that (taking into account other obligations described in Section 7.7.2 that must be accounted for in determining whether the Threshold Amount has been exceeded) do not exceed the Threshold Amount;

equally and ratably with each other and with any Permitted Senior Secured Indebtedness but in priority to any other debts, liabilities and obligations secured by the Trustee Security.

              Out of an abundance of caution (recognizing that the Restricted Parties are not permitted to do anything that would result in the holders of the 1999 Notes or the 2001 Notes becoming entitled to be secured), further debentures shall be issued by the Restricted Parties under their respective trust deeds and pledged to the Agent to secure the Obligations and the Other Secured Obligations not mentioned in item (b) above that exceed the Threshold Amount, equally and ratably with the debts, liabilities and obligations of the Restricted Parties under or in connection with the 1999 Notes and/or the 2001 Notes if the 1999 Notes and/or the 2001 Notes are required to be secured under their terms.

              As between the Lenders, all Obligations shall rank equally and ratably with each other notwithstanding that different Obligations may be designated as having been incurred with reference to different provisions of the 1999 Indenture and the 2001 Indenture which might otherwise imply that different Obligations have different rankings. Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by those Lenders as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Borrower. If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this

Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

              Further debentures may be issued by a Restricted Party under its trust deed and pledged to another Restricted Party to secure debts, liabilities and other obligations to the other Restricted Party as long as the debentures are subordinate to all debentures pledged to secure the Obligations and the Other Secured Obligations and are assigned to the Agent as additional security for the Obligations up to the Threshold Amount.

              Subject to the other terms of this Agreement, further debentures may be issued by a Restricted Party under its trust deed and pledged to secure Permitted Senior Secured Indebtedness. Any debentures issued and pledged for that purpose may rank equally and ratably as to proceeds of enforcement of security with debentures issued and pledged to secure the Obligations and the Other Secured Obligations, but shall be designated as "Ratable Debentures" under the respective trust deeds.

              Subject to the other terms of this Agreement, further debentures may be issued by a Restricted Party under its trust deed and pledged to secure Permitted Subordinated Secured Indebtedness. Any debentures issued and pledged for that purpose must rank junior in all respects to debentures issued and pledged to secure the Obligations and the Other Secured Obligations.

3.2.2 For the purposes of section 4.06 of each of the 1999 Indenture and the 2001 Indenture:

              (a) Advances by way of L/Cs are hereby classified by NSCL as being incurred under clause (xi) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture until all amounts permitted to be incurred under those clauses from time to time have been incurred, thereafter under clause (i) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred, and finally under clause (ix) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred;

              (b) Advances other than by way of L/Cs are hereby classified by NSCL as being incurred under clause (i) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture until all amounts permitted to be incurred under those clauses from time to time have been incurred, and thereafter under clause (ix) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred.

              If NSCL incurs Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness on terms that require the classification of Advances, NSCL shall do so on a basis that is approved by the Agent as being consistent with the classifications provided for above. All classifications are irrevocable without the consent of the Agent acting reasonably, after consultation with counsel, but without any requirement to seek approval of the Majority Lenders.

              If any Advance is within the Threshold Amount at the time it is made and thereby entitled to be secured in priority to the 1999 Notes and the 2001 Notes, it shall remain entitled to that priority notwithstanding any subsequent diminution of the Threshold Amount. If any repayment is made under a Credit, it shall be deemed to have first been made in respect of any Advance that was not within the Threshold Amount at the time it was made, and shall only be made in respect of any Advance that was within the Threshold Amount at the time it was made if no other Advances are then outstanding under that Credit.

3.2.3 If the Obligations other than outstanding Bankers' Acceptances and/or L/Cs have been indefeasibly paid in full, the Lenders will release their interest in the Security upon receiving Collateral to secure the remaining Obligations, in an amount satisfactory to the respective Lenders, acting reasonably.

3.2.4 As of the date of this Agreement, Lenders have entered into the Derivatives with Restricted Parties which are listed in Schedule H and are Other Secured Obligations. Lenders, or affiliates (as defined in the CANADA BUSINESS CORPORATIONS ACT) of Lenders, may during the term of this Agreement enter into further Derivatives with Restricted Parties, which shall be Other Secured Obligations if they fall within the definition of Other Secured Obligations.

              For the purposes of section 4.06 of the each of the 1999 Indenture and the 2001 Indenture:

              (a) the Other Secured Obligations referred to in Section 1.1.79(a) are hereby classified by NSCL as being incurred under clause (vi) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture;

              (b) the Other Secured Obligations referred to in Section 1.1.79(b) are hereby classified by NSCL as being incurred under clause (v) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture;

              (c) the Other Secured Obligations referred to in Section 1.1.79(c) are hereby classified by NSCL as being incurred under clause (i) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred and thereafter under clause
                     (ix) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred;

              (d) the Other Secured Obligations referred to in Sections 1.1.79(d) and 1.1.79(e) are hereby classified by NSCL as being incurred under clause (i) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture until all amounts permitted to be incurred under those clauses from time to time have been incurred and thereafter under clause (ix) of the respective definitions until all amounts permitted to be incurred under those clauses from time to time have been incurred.

              If NSCL incurs Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness on terms that require the classification of Other Secured Obligations, NSCL shall do so on a basis that is approved by the Agent as being consistent with the classifications provided for above. All classifications are irrevocable without the consent of the Agent acting reasonably, after consultation with counsel, but without any requirement to seek approval of the Majority Lenders.

              The Agent shall from time to time prepare and provide the Lenders and NSCL with a revision of Schedule H to reflect changes in the Other Secured Obligations, but the Agent's failure to do so shall not affect the security for the Other Secured Obligations if the relevant Derivatives fall within the definition of Other Secured Obligations. Derivatives that fall within the definition of Other Secured Obligations shall be conclusively deemed to be secured by the Trustee Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective holders of the Other Secured Obligations. If the Obligations have been indefeasibly paid in full, the holders of the Other Secured Obligations will release their interest in the Security upon receiving Collateral to secure the Other Secured Obligations, in an amount satisfactory to the respective holders, acting reasonably.

              Notwithstanding the rights of holders of Other Secured Obligations to benefit from the Trustee Security in respect of the Other Secured Obligations, all decisions concerning the Trustee Security and the enforcement thereof shall be made by the Lenders or the Majority Lenders in accordance with this Agreement. No holder of Other Secured Obligations from time to time shall have any additional right to influence the Trustee Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force and the Agent shall vote any debentures issued under the Trustee Security and pledged to secure the Other Secured Obligations in the same manner as the debentures pledged to secure the Obligations. However, the Other Secured Obligations shall continue to be secured by the Trustee Security notwithstanding the termination of this Agreement by reason of payment of the Credits, or for any other reason. After the termination of this Agreement, decisions concerning the Trustee Security shall be made by the holders of Other Secured Obligations as they may determine among themselves.

3.3           CONSENT TO ASSIGNMENT OF CONTRACTS

              Each Restricted Party that is a party to any Contract with, or that has issued any instrument in favour of, any other Restricted Party or Restricted Parties hereby acknowledges that the rights of the other Restricted Party or Restricted Parties are charged by the Trustee Security, consents to the granting of the Trustee Security and agrees that the Trustee shall be entitled to enforce the Trustee Security in accordance with the terms thereof.

                                   ARTICLE IV
                             DISBURSEMENT CONDITIONS

4.1           CONDITIONS PRECEDENT TO INITIAL ADVANCE

              The following conditions precedent must be satisfied at or before the time of the first Advance under this Agreement, unless waived in accordance with Section 9.7.2. Where delivery of documents is referred to, the documents shall be delivered to the Agent, for and on behalf of the Lenders, and shall be in full force and effect and in form and substance satisfactory to the Lenders.

4.1.1         OTHER DEBT AND ENCUMBRANCES - The Agent shall have received:

              (a) evidence that NSCL has completed an issuance of Capital Stock for gross proceeds of not less than $150,000,000 and has used the net proceeds to permanently repay Debt under existing credit facilities;

              (b) evidence that all existing credit facilities (including but not limited to those established under the credit agreement dated as of 14 August 2001 to which certain of the parties to this Agreement are also party) and other Debt of the Restricted Parties not forming part of Permitted Obligations have been or will be paid and performed in full and cancelled concurrently with the first Advance (except to the extent they are secured by L/Cs as contemplated in
                     Section 5.23) and that all security held in connection therewith has been or will be promptly released;

              (c) releases, discharges and postponements (in registrable form where appropriate) covering all Encumbrances affecting the collateral Encumbered by the Security which are not Permitted Encumbrances, and all statements and acknowledgments that are reasonably required in respect of other security interests affecting the Property of the Restricted Parties or other parties delivering Security to confirm that the collateral Encumbered by those Encumbrances does not include the collateral Encumbered by the Security or is a Permitted Encumbrance;

              (d) a certificate of NSCL with copies of the 1999 Indenture, the 2001 Indenture and any other documents necessary to fully and fairly disclose all material terms of the 1999 Notes and 2001 Notes.

4.1.2         FINANCIAL INFORMATION - The Agent shall have received:

              (a) a certificate of NSCL containing its audited consolidated financial statements for its fiscal period ended 31 December 2001 and its unaudited consolidated financial statements for its fiscal period ended 31 March 2002;

              (b) a Compliance Certificate from NSCL for the fiscal period ended 31 March 2002;

              (c)    a current Borrowing Base Certificate.

4.1.3         SECURITY AND OTHER DOCUMENTS - The Agent shall have received:

              (a) duly executed copies of this Agreement and the Security, duly registered as required;

              (b) certificates representing the Pledged Shares, and executed stock powers of attorney relating to those certificates;

              (c) certificates of insurance or other evidence that the covenants and conditions of the Credit Documents concerning insurance coverage are being complied with;

              (d)    the Fee Agreement;

              (e) agreements from other parties to Material Contracts that have then been specifically assigned as part of the Trustee Security (it being understood that such agreements have previously been delivered and that no additional agreements will be delivered as a condition of the initial Advance).

4.1.4         CORPORATE AND OTHER INFORMATION - The Agent shall have received:

              (a) a certificate of each Restricted Party with copies of its Constating Documents, a list of its officers and directors with specimens of the signatures of those who are executing Credit Documents on its behalf, and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Credit Documents;

              (b) evidence that the delivery of Credit Documents will not contravene laws governing financial assistance or other similar laws which affect the Credit Documents;

              (c) evidence that the delivery of Credit Documents will not contravene any material covenants or agreements to which any Restricted Party is a party;

              (d) consents that are required from the directors, shareholders or partners of the Restricted Parties, either in connection with the pledges of Pledged Shares or in connection with any disposition of the Pledged Shares pursuant to the Trustee Security (it being understood that consents previously delivered to the Trustee need not be delivered again).

4.1.5         OPINIONS - The Agent shall have received:

              (a) the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders;

              (b) the opinion of Lawson Lundell, Canadian counsel to the Restricted Parties, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP;

              (c) the opinion of Shearman & Sterling, US counsel to the Restricted Parties, addressed to the Agent and the Lenders;

              (d) the opinions of local counsel, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP.

4.1.6         OTHER MATTERS - The following conditions must also be satisfied:

              (a) the Lenders must have received a certificate of NSCL, and otherwise be satisfied, that no Material Adverse Change has occurred since 31 March 2002;

              (b) the Agent shall have received satisfactory evidence that NSCL has obtained a Reference Debt Rating from each of Moody's and S&P that expressly contemplates the issuance of Capital Stock on a basis consistent with this Agreement and have received satisfactory written or verbal confirmation from each of them that they do not intend to amend their Reference Debt Ratings;

              (c) the Agent shall have received payment of all fees owing to the Agent, the Lenders, or any of them and reimbursement of all expenses incurred, including but not limited to legal fees, in each case up to the time of the initial Advance;

              (d) the Agent shall have received such other documents as the Lenders may reasonably require.

4.1.7         DEADLINE FOR ADVANCE

              The initial Advance under the Credits must be made on or before 19 July 2002, failing which the Credits may be terminated at the option of any of the Lenders unless, before that date, other persons identified by the Borrower and satisfactory to the remaining Lenders have agreed to become Lenders in place of those Lenders who are unwilling to continue beyond that date.

4.2           CONDITIONS PRECEDENT TO ALL ADVANCES

              The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

              (a) no Event of Default or (except in the case of a conversion of a LIBOR Advance into a Base Rate Advance, the conversion of a Bankers' Acceptance to a Prime Rate Advance or an Advance for the purpose of paying a demand under an L/C) Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from making the

                     Advance, and without limiting the foregoing, all representations and warranties of the Restricted Parties contained in this Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date of the Advance;

              (b) the Advance is in compliance with the terms of the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness, to the extent they are outstanding (including but not limited to any limitation on additional indebtedness contained in the documentation relating to the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness) and will not contravene or cause a default under any of the terms of the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness;

              (c) the Advance would not result in the holders of the 1999 Notes or the 2001 Notes becoming entitled to be secured;

              (d) the Advance would not result in the holders of any other unsecured Debt outstanding at any time becoming entitled to be secured unless the unsecured Debt, if secured, would constitute Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtedness;

              (e)    the Agent has received timely notice as required under
                     Section 5.6;

              (f) all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.

                                   ARTICLE V
                                    ADVANCES

5.1           LENDERS' OBLIGATIONS RELATING TO CREDITS 1 AND 2

              Notwithstanding that Advances under Credit 2 are for the time being made by RBC and its participation in Advances under Credit 1 is reduced, and the participation of the other Lenders is increased, in accordance with
Section 5.2, it is the intention of the parties that the ultimate credit risk and exposure of any Lender in respect of the Credit (including in respect of L/Cs issued under Credit 2) be in accordance with its Proportionate Share of the entire amount of the Credit. Accordingly, upon the Obligations becoming due and payable under Section 8.2, each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by RBC under Credit 2 or assignments to RBC of Advances made by other Lenders under Credit 1 as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Borrower.

              If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

5.2           ADJUSTMENT OF PROPORTIONATE SHARES FOR SPECIFIC CREDITS

              While RBC is the sole Lender making Advances under Credit 2, its participation in Advances and payments (including commitment fees) under Credit 1 shall be reduced or eliminated and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of the Credits and the overall Commitment of RBC to the Credits, so that RBC's separate Proportionate Shares of Credits 1 and 2 reflect its overall Proportionate Share of the Credits. The Agent shall amend Schedule E to this Agreement from time to time to reflect such adjustments and notify NSCL and all affected Lenders of the amendment.

5.3           EXCEPTIONS REGARDING PARTICULAR CREDITS

              Subject to the provisions of Section 5.1 regarding the assignment of interests under Credit 2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit 2 to the extent that the provisions contemplate the participation in Advances and payments under Credit 2 by any Lender other than RBC. All Advances under Credit 2 shall be made solely by RBC and records concerning Advances shall be maintained solely by RBC, but RBC shall provide information concerning such Advances to the Agent from time to time upon request. All payments of principal, interest, fees and other amounts relating to Credit 2 shall be made solely to RBC. In addition, any notices by the Borrower in connection with Credit 2 shall be made to RBC, and notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit 2.

              In connection with Advances by way of overdraft, RBC shall ascertain the positions or net positions of the Borrower's Canadian Dollar and US Dollar accounts daily and, if the positions or net positions are debits in favour of RBC, the debits will (if the Borrower is entitled to an Advance) be deemed to be a Prime Rate Advance (in the case of Canadian Dollars) or a Base Rate Advance (in the case of US Dollars) under Credit 2 in the respective amounts of the debits. If the positions or net positions are credits in favour of the Borrower, the credits will be deemed to be repayments of Prime Rate Advances (in the case of Canadian Dollars) or Base Rate Advances (in the case of US Dollars) under Credit 2 in the respective amounts of the credits.

5.4           EVIDENCE OF INDEBTEDNESS

              The Obligations resulting from Prime Rate Advances, Base Rate Advances and LIBOR Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted. The Issuing Bank shall also maintain records relating to

L/Cs that it has issued. The records maintained by the Agent, and by the Issuing Bank relating to L/Cs, shall constitute, in the absence of manifest error, conclusive evidence of the Obligations and all details relating thereto. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement.

5.5           CONVERSIONS

              Subject to the other terms of this Agreement (including notice requirements), the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement. A conversion does not, however, constitute a new advance of funds by any Lender, but only an adjustment of the basis on which interest payable to the Lenders will be calculated.

5.6           NOTICE OF ADVANCES AND PAYMENTS

              The Borrower shall give the Agent irrevocable written notice, in the form attached as Schedule A to this Agreement, of any request for any Advance to it under the Credits. The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from repayment, prepayment, rollover or conversion) of any Advance under the Credits.

              Notice shall be given on or before the third Business Day (but not earlier than the fifth Business Day) prior to the date of any Advance or payment, except that notice shall be given in respect of an Advance by way of L/C at such earlier time as the Issuing Bank may reasonably require so that it has sufficient time to review the proposed form of L/C, and except that notice in respect of a Prime Rate Advance, Base Rate Advance or payment thereof may be given on the Business Day before any such Advance or payment. Any cancellation of part or all of any Credit shall only be effective on three Business Days' notice as required by Section 5.7.

              Notices shall be given not later than 1:00 p.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 1:00 p.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

5.7      PREPAYMENTS AND REDUCTIONS

              Subject to giving notice required by Section 5.6 and to the other provisions of this Agreement, the Borrower may from time to time repay Advances outstanding under any Credit without penalty, except that (i) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Periods unless the Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs and (ii) Bankers' Acceptances may not be paid prior to their respective maturity dates.

              The Borrower may from time to time, by giving not less than three Business Days' express written notice to the Agent and paying all accrued and unpaid commitment fees to the effective date of cancellation, irrevocably notify the Agent of the cancellation in whole or in part of the undrawn amount of any Credit by an amount which shall be a minimum of $1,000,000 and a whole multiple of $100,000, or the equivalent thereof in US Dollars. The Borrower shall have no right to any increase in the committed amount of that Credit thereafter.

5.8           PRIME RATE, BASE RATE AND LIBOR ADVANCES

              Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in
Section 5.11, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the Borrower on the Drawdown Date requested by the Borrower by transferring such amount to the Designated Account. Each Prime Rate Advance shall be in an aggregate minimum amount of $1,000,000 and in a whole multiple of $100,000. Each Base Rate Advance shall be in an aggregate minimum amount of US $1,000,000 and in a whole multiple of US $100,000. Each LIBOR Advance shall be in minimum amount of US $1,000,000 and a whole multiple of US $100,000. The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Section 2.5.

              Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than three months, every three months after the date of the relevant LIBOR Advance. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand, calculated at the rates applicable to Base Rate Advances.

              Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a calendar year. Interest calculated with reference to the Base Rate shall be calculated monthly on the basis of a year of 365 days. Interest calculated with reference to the LIBO Rate shall be calculated on the basis of a year of 360 days for a term equal to the applicable LIBOR Period or, if a LIBOR Period is longer than three months, every three months. Each rate of interest which is calculated with reference to a period (the "DEEMED INTEREST PERIOD") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the INTEREST ACT (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

5.9           LIBOR PERIODS

              The Borrower may select, by irrevocable notice to the Agent, LIBOR Periods of one, two, three or six months to apply to any particular LIBOR Advance, provided that the Agent, in circumstances of market disruption or illiquidity, shall have the discretion to restrict the LIBOR Period. LIBOR Periods of other lengths shall also be available at the discretion of the Lenders from time to time. No LIBOR Period may end on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrower's ability to cause the reduction of the Credit in question. The Borrower shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or at the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If the Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 5.6, the Lenders shall be deemed to have made a Base Rate Advance to the Borrower to replace the maturing LIBO Rate Advance. A rollover of a LIBOR Advance does not constitute a new advance of funds by the Lenders, but rather an adjustment of the basis on which interest is charged.

5.10          TERMINATION OF LIBOR ADVANCES

              If at any time a Lender determines in good faith and on reasonable grounds (which determination shall be conclusive and binding on the Borrower) that:

              (a) adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to a LIBOR Advance;

              (b) the LIBO Rate does not adequately reflect the effective cost to the Lender of making or maintaining a LIBOR Advance, except as a result of the Lender failing to obtain a deposit in the amount and for the term of the LIBOR Advance; or

              (c) it cannot readily obtain or retain funds in the London interbank market in order to fund or maintain any LIBOR Advance or cannot otherwise perform its obligations hereunder with respect to any LIBOR Advance, then upon written notice by the Agent to the Borrower,

              (d) the right of the Borrower to request LIBOR Advances from that Lender shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists, and

              (e) if the Lender is prevented from maintaining a LIBOR Advance, the Borrower shall, at its option, either repay the LIBOR Advances owing by it to that Lender or convert the LIBOR Advances into other forms of Advance which are permitted by this Agreement, but the Borrower shall be responsible for any loss or expense that the Lender incurs as a result, including breakage costs if the Lender is prevented from maintaining a LIBOR Advance for reasons beyond its control.

5.11          CO-ORDINATION OF PRIME RATE, BASE RATE AND LIBOR ADVANCES

              Each Lender shall advance its Proportionate Share of each Prime Rate Advance, Base Rate Advance and LIBOR Advance in accordance with the following provisions:

              (a) the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 5.6 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Advance requested by the notice;

              (b) each Lender shall deliver its Proportionate Share of the Advance to the Agent not later than 11:00 a.m. (Toronto time) on the Drawdown Date;

              (c) if the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by transferring it to the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

              (d) if the Agent determines that a Lender's Proportionate Share of an Advance would not be a whole multiple of $100,000 or US $100,000, as the case may be, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the extent necessary to reflect the requirements of this sub-paragraph.

5.12          EXECUTION OF BANKERS' ACCEPTANCES

              To facilitate the acceptance of Bankers' Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

              Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

              Any order or Bankers' Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

              The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 5.15, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

5.13          SALE OF BANKERS' ACCEPTANCES

              It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by the Borrower and to be accepted by that Lender, failing which the Lender shall purchase its Bankers' Acceptances.

              In accordance with the procedures set forth in Section 5.15, the Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by transferring such amount to the Designated Account.

              Notwithstanding the foregoing, if in the determination of the Majority Lenders acting reasonably a market for Bankers' Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon written notice by the Agent to the Borrower, the Borrower's right to request Advances by way of Bankers' Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists.

5.14          SIZE AND MATURITY OF BANKERS' ACCEPTANCES AND ROLLOVERS

              Each Advance of Bankers' Acceptances shall be in a minimum amount of $1,000,000 and a whole multiple of $100,000. Each Bankers' Acceptance shall have a term of one, two, three or six months after the date of acceptance of the order by a Lender, provided that the Agent, in circumstances of market disruption or illiquidity, shall have the discretion to restrict the term or maturity dates of Bankers' Acceptances. Bankers' Acceptances of other lengths shall also be available at the discretion of the Lenders from time to time. No Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrower's ability to cause the reduction of the Credit in question. The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

5.15          CO-ORDINATION OF BA ADVANCES

              Each Lender shall advance its Proportionate Share of each Advance by way of Bankers' Acceptances in accordance with the provisions set forth below.

5.15.1 The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 5.6 requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be Cdn. $100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $100,000.

5.15.2 Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date.

5.15.3 If the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by transferring it to the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

5.15.4 Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Bankers' Acceptance issued by the Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto, and (ii) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

5.15.5 Whenever the Borrower requests an Advance that includes Bankers' Acceptances, each Lender that is not permitted by applicable law or by customary market practice to accept a Bankers' Acceptance or any other Lender that in any instance chooses not to accept a Bankers' Acceptance (each, a "NON BA LENDER") shall, in lieu of accepting its PRO RATA amount of such Bankers' Acceptances, make available to the Borrower on the Drawdown Date a loan (a "BA EQUIVALENT LOAN") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of the Bankers' Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Bankers' Acceptances. Each Non BA Lender shall also be entitled to deduct from the BA

Equivalent Loan an amount equal to the Bankers Acceptance Fee that would have been applicable had it been able to accept Bankers' Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Bankers' Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Bankers' Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Bankers' Acceptances and Lenders that accept Bankers' Acceptances shall apply MUTATIS MUTANDIS to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

5.16          PAYMENT OF BANKERS' ACCEPTANCES

              The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance accepted for its account on the earlier of
(i) the date of maturity of a Bankers' Acceptance and (ii) the date on which any Obligations become due and payable pursuant to Section 8.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Bankers' Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

              If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 11.16 as long as the cash is held as Collateral.

5.17          DEEMED ADVANCE - BANKERS' ACCEPTANCES

              Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

5.18          WAIVER

              The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

5.19          DEGREE OF CARE

              Any executed orders to be used as Bankers' Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

5.20          INDEMNITY

              The Borrower shall indemnify and hold the Lenders, and each of them, harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by the Lenders for the Borrower's account, but shall not be obliged to indemnify a Lender for any loss, cost, damage or expense caused by the gross negligence or wilful misconduct of that Lender.

5.21          OBLIGATIONS ABSOLUTE

              The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                     (i) any lack of validity or enforceability of any order accepted by a Lender as a Bankers' Acceptance; or

                     (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

5.22          SHORTFALL ON DRAWDOWNS, ROLLOVERS AND CONVERSIONS

              The Borrower agrees that:

              (a) the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

              (b) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

              (c) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under a Credit if the Borrower is otherwise entitled to an Advance under the Credit.

5.23          PROHIBITED USE OF L/CS AND BANKERS' ACCEPTANCES

              The Borrower shall not enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall the Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for loans or advances from any other person. Notwithstanding the preceding sentence, the Borrower may use L/Cs as security for industrial development bonds and other similar types of instruments which may be outstanding in connection with any Property acquired by any Restricted Party, directly or indirectly. Such use of an L/C shall be considered to be financial assistance for the purpose of Section 3.1.4(b). The Borrower may also use L/Cs to secure bankers' acceptances maturing on or before 21 October 2002 that are owing to National Bank of Canada and Comerica Bank in connection with the credit agreement dated as of 14 August 2001.

5.24          ISSUANCE AND MATURITY OF L/CS

              A request for an Advance by way of L/C shall be made by a Borrower in accordance with Section 5.6, except that the request shall be sent directly to the Issuing Bank. A request shall include the details of the L/C to be issued. The Issuing Bank shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the branch where its account is maintained on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

              Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date and does not extend beyond the then-current maturity date of the Credits. Collateral shall be provided for the benefit of the Lenders promptly upon demand by the Agent. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

5.25          PAYMENT OF L/C FEES

              Payment of L/C Fees shall be made to the Issuing Bank, shall be made at the time of issuance or renewal of each L/C and shall be refunded PRO RATA if the L/C is drawn, reduced in amount or terminated before its expiry date. Fees shall be calculated for the period from and including the date of issuance (or the day following the previous expiry date in the case of a renewal) to and including the date of expiry of the relevant L/C.

5.26          PAYMENT OF L/CS

              The Borrower shall provide for the payment to the Issuing Bank at the branch where the L/C was issued of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, and
(ii) the date on which any Obligations
become due and payable pursuant to Section 8.2. The Issuing Bank shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

              The obligation of the Borrower to reimburse the Issuing Bank for a payment to a beneficiary of an L/C shall be absolute and unconditional, without prejudice to the Borrower's right to subsequently claim damages for matters arising from the Issuing Bank's wilful misconduct or gross negligence, and shall not be reduced by any demand or other request for payment of an L/C (a "DEMAND") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Issuing Bank or any other person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand. Any action, inaction or omission taken or suffered by the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place any Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

              If the Borrower provides cash in response to any Obligations becoming due and payable under Section 8.2, it shall be entitled to receive interest on the cash provided in accordance with Section 11.16 as long as the cash is held as Collateral.

5.27          DEEMED ADVANCE - L/CS

              Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank pays to any third party in respect of an L/C in satisfaction or partial satisfaction thereof shall be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of US Dollar L/Cs, in each case under the Credit under which the L/C was issued. Any amount which the Issuing Bank pays to any third party in respect of an L/C denominated in Euros or Japanese yen in satisfaction or partial satisfaction thereof shall be promptly converted by the Issuing Bank to Canadian Dollars in accordance with its customary practices for conversion of currencies and the amount of Canadian Dollars into which the amount paid is converted shall be deemed to be a Prime Rate Advance under the Credit under which the L/C was issued. The Issuing Bank shall forthwith give notice of the making of such an Advance to the Borrower. Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

5.28          PROHIBITED RATES OF INTEREST

              It is the intention of the parties to comply with applicable usury laws now or hereafter enacted. Accordingly, notwithstanding any other provisions of this Agreement or any other Credit Document, in no event shall any Credit Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the CRIMINAL CODE (Canada). Where more than one such law is applicable to any Restricted Party, that Restricted Party shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfilment of any provision of any Credit Document shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Credit Document in an amount that would exceed the highest lawful rate of interest permitted by applicable law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the relevant Credit, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the relevant Credit, the amount exceeding the unpaid balance shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Restricted Parties, the Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. For the purposes of the application of the CRIMINAL CODE (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1           REPRESENTATIONS AND WARRANTIES

              Each Restricted Party represents and warrants to the Lenders as specified below.

6.1.1         CORPORATE MATTERS

              (a) It is a duly incorporated or amalgamated and validly existing corporation or a duly organized and validly existing partnership, as the case may be, and has the power and authority to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged.

              (b) It is in compliance with the requirements for carrying on business in all jurisdictions in which it carries on business except to the extent that the non-compliance would not have a material adverse effect on the ability of the Restricted Parties, taken as a whole, to carry on business.

              (c) It has all Permits required as of the date hereof, to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged, except to the extent that the absence of Permits would not have a material adverse effect on the ability of the Restricted Parties, taken as a whole, to do all things contemplated in this paragraph.

              (d) The entering into and the performance by it of the Credit Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action on its part, (ii) do not and will not violate its Constating Documents, any Requirement of Law, the 1999 Indenture, the 2001 Indenture or the terms of any Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness, (iii) do not and will not violate any Permit or any Contract not mentioned in item (ii) to which it is a party, except to the extent that any violation would not cause a Material Adverse Change, and (iv) will not result in the creation of any Encumbrance on any of its Property or require it to create any Encumbrance on any of its Property other than, in either case, Permitted Encumbrances and will not result in the forfeiture of any of its Property.

              (e) Its Constating Documents do not restrict the power of its directors to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Credit Documents and the Permitted Obligations.

              (f) It is not in violation of any term of its Constating Documents and is not in violation of any Requirement of Law, Permit or Contract, the violation of which would materially and adversely affect its ability to own its Property and conduct its business, nor will its execution, delivery and performance of any Credit Documents to which it is a party result in any such violation.

              (g) It has good and marketable title to or the right to use or good, valid and subsisting leases or licenses in respect of all of the Property necessary for the operation of its business, free and clear of any Encumbrances, other than Permitted Encumbrances, and no person has any agreement or right to acquire any of its Property out of the ordinary course of business.

6.1.2         CREDIT DOCUMENTS

              (a) The Credit Documents to which it is or will be a party have been or will be duly executed and delivered by it and, when executed and delivered, will constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

              (b) As of the date of this Agreement, no Event of Default or Pending Event of Default has occurred and is continuing.

              (c) From and after the date on which the relevant Security is delivered, the Lenders will have the benefit of legal, valid and enforceable security upon all of its present and future Property subject only to Permitted Encumbrances, the availability of equitable remedies, and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

6.1.3         LITIGATION, FINANCIAL STATEMENTS ETC.

              (a) As of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings or industrial or labour disputes outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings or disputes pending or threatened, against it which, in either case, could constitute a Material Adverse Change, except as disclosed on Schedule J.

              (b) All of the historical financial statements which have been furnished to the Lenders, or any of them, in connection with this Agreement are complete and, to its knowledge after reasonable inquiry, fairly present in all material respects the financial position of NSCL on a consolidated basis as of the dates referred to therein and have been prepared in accordance with GAAP except, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included.

              (c) All projections, including forecasts, budgets, PRO FORMAS and business plans provided to the Agent were prepared in good faith based on assumptions which were believed to be reasonable and were believed at the time of preparation to be reasonable estimates of the prospects of the businesses referred to therein, and all material changes in the estimates of the prospects of those businesses occurring between the time of preparation and the date of this Agreement have been disclosed to the Lenders in writing.

              (d) As of the date of execution of this Agreement, it has no liabilities (contingent or other) or other obligations of the type required to be included in the consolidated financial statements of the Restricted Parties in accordance with GAAP which are not fully included on NSCL's audited financial statements provided to the Lenders for its fiscal year ended 31 December 2001 or NSCL's unaudited financial statements for the fiscal period ended 31 March 2002, other than liabilities and obligations incurred thereafter in the ordinary course of its business and the Obligations, none of which constitutes a Material Adverse Change.

              (e) It is not in default under any of the Permitted Encumbrances to an extent that would materially and adversely affect the financial position of NSCL on a consolidated basis, or the Restricted Party's ability to carry on its business or perform its obligations under the Credit Documents to which it is or will be a party.

              (f) There is no fact that it has not disclosed to the Agent in writing that materially and adversely affects its ability to perform its obligations under the Credit Documents to which it is or will be a party.

6.1.4         OTHER DEBT

              (a) This Agreement is in compliance with the terms of the 1999 Notes, the 2001 Notes, and any outstanding Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness (including but not limited to any limitation on additional indebtedness contained in the documentation relating to the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness) and will not contravene or cause a default under any of the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness.

              (b) All Obligations are "Permitted Indebtedness" under the 1999 Indenture, "Permitted Debt" under the 2001 Indenture and the equivalent of those terms under the terms of any outstanding Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness.

              (c) All Obligations are "Senior Indebtedness" and "Designated Senior Indebtedness" or the equivalent of those terms under the terms of any outstanding Permitted Subordinated Secured Indebtedness and the terms of any Permitted Unsecured Indebtedness which is expressed to be subordinated and are entitled to the benefit of all subordination provisions under the terms of any such Debt.

              (d) The Credits constitute "New Credit Facilities" under the terms of the 1999 Notes and the 2001 Notes. As of 30 June 2002, the Threshold Amount was not less than $600,000,000.

6.1.5         PROPERTY AND CAPITAL STOCK

              (a) Schedule F fully and fairly describes as of the date of this Agreement, the ownership of all of its issued and outstanding Capital Stock, the Capital Stock in Restricted Parties and other persons that it owns, the nature of the business that it carries on, the locations of its head office (and chief executive office, if different) and its freehold (or fee as the case may be) and leasehold real property, and the jurisdictions in which its other Property (other than accounts receivable) are located.

              (b) The Pledged Shares are validly issued as fully paid and non-assessable Capital Stock of the respective Restricted Parties or other issuers.

              (c) The consents of the shareholders or directors of the respective Restricted Parties or other issuers and any other consents that will be delivered at or prior to the time that the Pledged Shares become part of the Trustee Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Shares as part of the Trustee Security (including the enforcement of the pledges), and will be kept in full force and effect as long as they remain necessary or desirable.

6.1.6         ENVIRONMENTAL MATTERS

              (a) To its knowledge having made all due inquiry, (i) there are no active or abandoned underground storage tanks located on any land which it occupies or controls, except those that comply with applicable Requirements of Law, (ii) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls or contained in the soil or water constituting such land (except those that are in compliance with applicable Requirements of Law), (iii) no release of Hazardous Materials has occurred on or from such land (except those minor items that are in accordance with Permits or otherwise do not violate applicable Requirements of Law) and (iv) no land that it occupies or controls has been used as a landfill or waste disposal site, except in each case as disclosed on Schedule J or as would not reasonably be expected to cause a Material Adverse Change.

              (b) Its business and Property have been and are being owned, occupied and operated in substantial compliance with applicable Requirements of Law intended to protect the environment (including, without limitation, laws respecting the disposal or emission of Hazardous Materials), to the best of its knowledge after reasonable inquiry there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which, in any such case, would reasonably be expected to cause a Material Adverse Change.

6.1.7         TAXES AND WITHHOLDINGS

              (a) It has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, except Taxes for which instalments have been paid based on reasonable estimates pending final assessments, or the validity of which is being contested by it diligently and in good faith by appropriate proceedings and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require, (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes, and (iii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes, except in each case Taxes for which instalments have been paid based on reasonable estimates pending final assessments, or the validity of which is being contested by it diligently and in good faith by appropriate proceedings and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $10,000,000 or the equivalent thereof in another currency).

              (b) It has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the appropriate tax authority within the time required under any applicable legislation (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $2,000,000 or the equivalent thereof in another currency).

6.1.8         ABORIGINAL CLAIMS

              (a) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, no Aboriginal group has asserted, by virtue of its Aboriginal status:

                     (i)    any claim against any Property of a Restricted
                            Party;

                     (ii) any right, title, benefit or interest in any real property of a Restricted Party;

                     (iii) any claim of jurisdiction over any real property of a Restricted Party; or

                     (iv) any right to be consulted with respect to any change in the use, development or improvement in any real property of a Restricted Party.

              (b) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, it is not aware of and has not received, in relation to any of its real property, any notice of:

                     (i) the existence or potential existence of any Aboriginal heritage sites;

                     (ii) any actual or alleged interference with Aboriginal rights; or

                     (iii)  any specific or comprehensive claims.

              (c) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, it has disclosed to the Lenders all written correspondence, notices or minutes of meetings received from or involving any Aboriginal group relating to any claim, conflict or controversy.

6.1.9         OTHER MATTERS

              (a) Neither it nor any of its Subsidiaries is an "investment company" within the meaning of the INVESTMENT COMPANY ACT OF 1940 (United States), as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 (United States), as amended.

              (b) None of the proceeds of any Advance shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

6.2           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              Unless expressly stated to be made as of a specific date, the representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each Advance (including any deemed Advance), subject to modifications made by NSCL to the Lenders in writing and accepted by the Majority Lenders, acting reasonably. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.

                                  ARTICLE VII
                            COVENANTS AND CONDITIONS

7.1           FINANCIAL COVENANTS

7.1.1 During the term of this Agreement, the Funded Debt Ratio shall not at any time exceed 0.60 to 1.

7.1.2 During the term of this Agreement, NSCL shall at all times maintain a consolidated shareholders' equity of not less than a minimum of $779,300,000. The minimum shall increase annually as of 31 December in each year, beginning in 2002, by an amount equal to 50% of NSCL's consolidated net income for each year, excluding any year in which NSCL incurs a consolidated net loss.

7.1.3 During the term of this Agreement, the Secured Debt Ratio shall not at any time exceed 0.30 to 1.

7.1.4 At all times during the term of this Agreement when Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtness is outstanding and the Funded Debt Ratio is greater than 0.40 to 1, NSCL shall maintain an Interest Coverage Ratio of not less than the following:

              PERIOD                                                   INTEREST COVERAGE RATIO
              ------                                                   -----------------------
              to 31 December 2002                                      1.10 to 1
              from 1 January 2003 to 31 March 2003                     1.75 to 1
              on and after 1 April 2003                                2.50 to 1

7.2           POSITIVE COVENANTS

              During the term of this Agreement, each Restricted Party shall perform the covenants specified below.

7.2.1         PAYMENT; OPERATION OF BUSINESS

              (a) It shall duly and punctually pay the Obligations, either as Borrower or in accordance with its guarantee of the Obligations, at the times and places and in the manner required by the terms thereof.

              (b) It shall keep proper books of account and record, maintain its corporate status in all jurisdictions where it carries on business, operate its business in accordance with sound business practice and in compliance in all material respects with all applicable Requirements of Law (including but not limited to those regarding ownership of persons carrying on the type of business that it carries on) and Material Contracts and Material Permits.

              (c) It shall maintain in good standing and shall obtain, as and when required, all Permits and Contracts which may be material to permit it to acquire, own, operate and maintain its business and Property, lease any land forming part of its Property, and perform its obligations under the Credit Documents to which it is or will be a party.

              (d) At any time after Permitted Senior Secured Indebtedness in an aggregate principal amount of $100,000,000 or more has been incurred during the term of this Agreement, it shall not (i) amend any provision of any Material Contract to which it is a party or give any consent, concession or waiver with respect thereto which, in either case, would cause a Material Adverse Change, or (ii) cancel, terminate or accept the surrender of any Material Contract if the cancellation, termination or surrender would cause a Material Adverse Change, unless a Replacement Contract is entered into in respect of the Material Contract in question.

7.2.2         INSPECTION

              It shall at all reasonable times and from time to time upon reasonable notice, permit representatives of the Lenders to inspect any of its Property and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Borrower provided that:

              (a) the Lenders' exercise of their rights under this paragraph does not unreasonably interfere with the operations of the Restricted Parties;

              (b) the Lenders maintain the confidentiality of all information they receive in accordance with usual requirements of banker / customer confidentiality, and do not disclose or use it except for the purposes of this Agreement;

              (c) any representative of a Lender who is not an employee of that Lender has executed and delivered an agreement in favour of the Restricted Parties and the Lenders to use any information obtained as a result of any inspection or examination on behalf of a Lender only for the purposes of this Agreement, and has established to the reasonable satisfaction of NSCL and the Lenders that there is no inherent conflict of interest between the business and clientele of the Restricted Parties and the business and clientele (other than the Lenders) of that representative.

7.2.3         INSURANCE

              (a) It shall maintain insurance on all its Property with financially sound and reputable insurance companies or associations including all-risk property insurance, comprehensive general liability insurance and business interruption insurance, in amounts, with deductibles or retentions, and against risks that would be maintained by a prudent owner carrying on similar businesses in similar locations, and shall furnish to the Agent, on written request, satisfactory evidence of the insurance carried.

              (b) It shall cause policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of lenders (including endorsements naming the Trustee as loss payee and additional insured as required by the Agent), all in a form acceptable to the Lenders acting reasonably, and a provision that such policies will not be amended in any manner which is prejudicial to the Lenders or be cancelled without 30 days' prior written notice being given to the Trustee by the issuers thereof. It shall also, subject to
                     Section 7.6, cause all of the proceeds of insurance under such policies to be made payable and to be paid to the Trustee.

              (c) Whenever reasonably requested in writing by the Agent, it shall cause certified copies of the policies of insurance carried pursuant to this Section to be delivered to the Agent.

              (d) It shall provide the Agent promptly with such other evidence of the insurance as the Lenders may from time to time reasonably require.

7.2.4         TAXES, ENCUMBRANCES AND WITHHOLDINGS

              (a) It shall pay all Taxes and Encumbrances in respect of itself or its Property as they become due and payable unless they are being contested in good faith by appropriate proceedings and it has made adequate provision for payment of the contested amount.

              (b) It shall withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the appropriate tax authority within the time required under any applicable Requirement of Law.

              (c) It shall collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law.

7.2.5         OTHER MATTERS

              (a) It shall, immediately upon receipt, deliver to the Trustee certificates representing all Capital Stock of other Restricted Parties or of other persons in which it owns Capital Stock that it acquires after the date that Capital Stock of the Restricted Parties or other persons is first delivered as part of the Trustee Security, together with executed stock powers of attorney relating to those certificates (or if certificates in respect of such Capital Stock are not available, take such other steps to perfect the Trustee Security relating to such Capital Stock as the Agent requires).

              (b) It shall observe and comply in all material respects at all times with the provisions of all Environmental Laws and shall provide such evidence of on-going compliance with Environmental Laws as the Majority Lenders may reasonably require from time to time including, without limitation, if so requested by the Majority Lenders, acting reasonably upon reasonable cause, arranging for one or more environmental site assessment and/or compliance audits (each consisting of a non-intrusive phase I audit and recommendations with respect to the findings described therein and such other audits or investigations recommended in each such phase I audit, including, without limitation, an intrusive phase II audit) and reports thereon by an independent consultant engaged by the Restricted Parties and acceptable to the Majority Lenders, acting reasonably. It shall also remove, clean up or otherwise remedy the matters referred to in Section 7.3.2(d).

              (c) If it is listed on Schedule I, it shall comply with the limits on its Property, business activities and other matters described on that Schedule and, if it owns Capital Stock of any other person listed on Schedule , it shall cause that person to comply with the limits on its Property, business activities and other matters described on that Schedule I.

              (d) It shall diligently and in good faith use all commercially reasonable efforts to obtain agreements in form and substance satisfactory to the Agent from other parties to Material Contracts that are specifically assigned as part of the Trustee Security from time to time after the agreements contemplated in Section 3.1.8 have been obtained.

              (e) It shall diligently and in good faith use all commercially reasonable efforts to obtain consents in respect of the Security in form and substance satisfactory to the Agent from landlords of material leasehold real property designated by the Agent from time to time in which any Restricted Party carries on business.

              (f) In the case of NSCL, if it issues Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness, it shall concurrently deliver a certificate to the Agent with copies of the indenture or agreement under which that Debt is incurred and any other documents necessary to fully and fairly disclose all material terms thereof.

7.3           REPORTING AND NOTICE REQUIREMENTS

              During the term of this Agreement, NSCL shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given. All financial statements and other reports shall be in a form satisfactory to the Lenders and all financial statements shall be prepared in accordance with GAAP. NSCL shall, as directed by the Agent from time to time, either distribute financial statements and other reports directly to the Lenders or supply the Agent with sufficient copies of financial statements and other reports to allow the Agent to distribute them to the Lenders.

7.3.1         PERIODIC REPORTS

              (a) NSCL shall, as soon as practicable and in any event within 30 days of the end of each calendar month, prepare and deliver a Borrowing Base Certificate and a statement of the Restricted Parties' inventory and aged accounts receivable (including amounts owing by account debtor name for account debtors owing an aggregate of $1,000,000 or more each) as at the end of that month. The Borrowing Base Certificate may be delivered by e-mail and, if delivered by NSCL by e-mail, it shall be considered to be a representation by NSCL even if not manually signed by NSCL.

              (b) NSCL shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (including the fourth quarter), prepare and deliver its interim unaudited consolidated financial statements, modified to exclude persons that are not Restricted Parties, and the interim unaudited financial statements of the Borrower, as at the end of such quarter, in each case including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position.

              (c) NSCL shall, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, prepare and deliver its consolidated annual financial statements, including supplemental consolidating information identifying Restricted Parties and persons that are not Restricted Parties, and the annual financial statements of the Borrower, including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year, all of which shall be audited by an internationally recognized accounting firm.

              (d) NSCL shall, concurrently with the delivery of each of its quarterly financial statements, prepare and deliver a Compliance Certificate.

              (e) NSCL shall, as soon as practicable and in any event not later than 120 days after the beginning of each of its fiscal years, prepare and deliver its financial forecast for its current fiscal year and the following two fiscal years, which shall cover NSCL on a consolidated basis and shall include, without limitation, a projected income statement, a projected statement of changes in funds, estimates of capital expenditures and tax losses and deferrals.

              (f) NSCL shall promptly deliver copies of all information concerning its financial condition and Property that is provided to the Noteholders and the holders of the Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness and not otherwise provided to the Lenders, copies of all notices received from the Noteholders and the holders of the Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness, and all other information reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Restricted Parties.

              If there is any change in a subsequent period from the accounting policies, practices and calculation methods used by NSCL in preparing its financial statements for its fiscal year ended 31 December 2001, or components thereof, NSCL shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports. In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing NSCL's financial statements for its fiscal year ended 31 December 2001 if the changed policies, practices and methods would materially affect the results of those calculations.

7.3.2         REQUIREMENTS FOR NOTICE

              (a) NSCL shall promptly notify the Lenders of any Event of Default or Pending Event of Default.

              (b) If an aggregate principal amount of $100,000,000 or more of Permitted Senior Secured Indebtedness is then outstanding, NSCL shall promptly notify the Lenders of (i) any material default (either by a Restricted Party or by any other party) under any Material Contract or Material Permit, (ii) any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, (iii) the occurrence of any "force majeure" event as described in any Material Contract, (iv) any litigation or arbitration proceedings concerning any Material Contract, and (v) any matters requiring the consent of any other party to a Material Contract, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

              (c) NSCL shall promptly notify the Lenders on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding, labour or industrial dispute or any other circumstance affecting it, the result of which if determined adversely would cause a Material Adverse Change, and shall from time to time provide the Lenders with all reasonable information requested by any of the Lenders concerning the status thereof.

              (d) NSCL shall promptly notify the Agent of (i) any release of Hazardous Materials on or from any land which any Restricted Party occupies or controls that is reportable under applicable Requirements of Law and that has resulted in any material personal injury or illness or is reasonably expected to result in a cost of remediation of $1,000,000 or more, and (ii) any enforcement actions, special investigations, control orders, stop orders, injunctions, prosecutions or civil proceedings under any Environmental Law or based on any allegation of environmental damage or release of Hazardous Materials, and shall provide the Agent with details, including cost, of the work required to remove, clean up or otherwise remedy the matters referred to in the notice.

              (e) NSCL shall promptly notify the Agent if any change occurs in the ratings used to determine the Applicable Fee Rate and the Applicable Margin or (except as prohibited by confidentiality agreements with relevant ratings agencies) if it learns that any change will be made by the relevant ratings agencies.

              (f) NSCL shall promptly notify the Agent if it is within $10,000,000 of any of the thresholds that would require it to take action specified in Section 7.7 or item 3 of Schedule L, and promptly provide such further reports as the Agent may require while it remains within $10,000,000 of either threshold.

7.4           OWNERSHIP OF THE RESTRICTED PARTIES

              During the term of this Agreement, there shall not be any change in the ownership or control of the Restricted Parties other than NSCL from that described on Schedule F, except if:

              (a) the change is otherwise expressly permitted in this Agreement and NSCL gives the Agent reasonable advance notice of the change and immediately takes whatever steps and delivers whatever documents (including opinions of counsel satisfactory to the Lenders) are reasonably required to ensure that the Security is not adversely affected as a result;

              (b) the Restricted Party was owned or controlled, as the case may be, by another Restricted Party incorporated in Canada and the change will result in the first Restricted Party being owned or controlled by a Restricted Party or Restricted Parties incorporated in Canada, and NSCL gives the Agent reasonable advance notice of the change and immediately takes whatever steps and delivers whatever documents (including opinions of counsel satisfactory to the Lenders) are reasonably required to ensure that the Security is not adversely affected as a result; or

              (c) the Agent (acting reasonably, after consultation with counsel) determines that the Lenders' ability to recover under the Security would not be adversely affected by the change.

7.5           NEGATIVE COVENANTS

              During the term of this Agreement, the Restricted Parties shall not do any of the things specified in this Section without the prior written consent of the Majority Lenders, which shall not be unreasonably withheld.

7.5.1         FINANCIAL TRANSACTIONS AND ENCUMBRANCES

              No Restricted Party shall:

              (a) create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances;

              (b) do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance;

              (c) create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities) to remain outstanding, other than Permitted Obligations;

              (d) prepay, redeem, defease, repurchase or make other payments in respect of any of its Debt for borrowed money, other than:

                     (i)    the Obligations;

                     (ii) scheduled interest and principal payments under the 1999 Notes, the 2001 Notes, any Permitted Senior Secured Indebtedness and any Permitted Unsecured Indebtedness that is not expressed to be subordinated;

                     (iii) scheduled interest payments under any Permitted Subordinated Secured Indebtedness and any Permitted Unsecured Indebtedness that is expressed to be subordinated, as long as no Event of Default or Pending Event of Default has occurred and is continuing or would result from payment being made;

                     (iv) the purchase money and other obligations contemplated in Section 1.1.83(l);

                     (v) Debts owing by any Restricted Party to another Restricted Party;

                     (vi) payments made with the proceeds of any issuance of Capital Stock, any right to acquire Capital Stock or any equity-equivalent security, to the extent not required by this Agreement to be paid on account of the Obligations;

              (e) make loans to any other person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other person, or give other financial assistance of any kind to any other person, except for:

                     (i) the guarantees given as part of the Security or in connection with other debentures permitted to be issued under the Trustee Security;

                     (ii) loans and advances to other Restricted Parties that are incorporated in Canada;

                     (iii) loans and advances to other Restricted Parties that are not incorporated in Canada if the Agent (acting reasonably, after consultation with counsel, but without any requirement to seek approval of the Majority Lenders) determines that the Lenders' ability to recover under the Security would not be adversely affected by the loans and advances;

                     (iv) loans and advances to Powell River Energy Inc. or Powell River Energy LP;

                     (v) loans to persons other than Restricted Parties of which the lender is a shareholder that would comply with Section 7.5.2(b) if the amount of the loan was instead used to acquire Capital Stock or other securities of, or make investments in, the person;

                     (vi) guarantees of debts, liabilities and obligations of other Restricted Parties that are Permitted Obligations;

                     (vii) financial assistance not permitted by the other items in this Section 7.5.1(e) in an aggregate amount outstanding at any time of not greater than $5,000,000, or $20,000,000 while no Permitted Senior Secured Indebtedness is outstanding;

              (f)    (i) enter into any Derivative for speculative purposes,
                     (ii) enter into any Derivative except for Derivatives secured by the Trustee Security as Other Secured Obligations or other Derivatives of the type described in Sections 1.1.79(a) to 1.1.79(e) inclusive that are unsecured, or (iii) enter into any Derivative if (A) the notional amount or the term of the proposed transaction would adversely affect the Borrower's ability to make principal payments required under the terms of this Agreement or, (B) in the case of interest rate Derivatives, the aggregate notional amount swapped by all Restricted Parties at any time (net of offsetting transactions) exceeds the outstanding amount of the Credits, the 1999 Notes and the 2001 Notes at that time;

              (g) do anything that would result in the holders of the 1999 Notes or the 2001 Notes becoming entitled to be secured;

              (h) do anything that would result in the holders of any other unsecured Debt outstanding at any time becoming entitled to be secured unless the unsecured Debt, if secured, would constitute Permitted Senior Secured Indebtedness or Permitted Subordinated Secured Indebtedness.

7.5.2         BUSINESS AND PROPERTY

              No Restricted Party shall:

              (a) effect any material change in the nature of its business, being the manufacture and sale of paper, pulp and containerboard, except that the Restricted Parties generally may discontinue their containerboard business and any Restricted Party may discontinue any aspect of its business that is transferred to and continued by another Restricted Party;

              (b) acquire Capital Stock or other securities of, or make investments in, any other person, unless (i) the acquisition or investment is in, or is incidental to, the manufacture and/or sale of paper, pulp and/or containerboard, (ii) the acquisition or investment is made at a time that no Event of Default or Pending Event of Default has occurred and is continuing or would result from the acquisition or investment, (iii) NSCL submits PRO FORMA financial statements and calculations of financial covenant compliance, prepared in accordance with GAAP and reflecting the acquisition or investment, to the Agent a reasonable time in advance of completion of the acquisition or investment, and (iv) Sections 3.1.3, 3.1.4, 3.1.5 and 3.1.6 are complied with in connection with the acquisition or investment; for greater certainty, the terms "securities" and "investment" as used in this paragraph do not include matters referred to in Section 7.5.1(e);

              (c) permit any sale, lease, sale and lease-back or other disposition of any part of its Property (including Capital Stock it holds) except for (i) sales of inventory and obsolete or redundant equipment in the ordinary course of business, (ii) dispositions to another Restricted Party, provided that Property owned by a Restricted Party incorporated in Canada is not transferred to a Restricted Party not incorporated in Canada and Property located in Canada is not transferred outside Canada, (iii) dispositions in connection with transactions permitted by
                     Section 7.5.3(a), (iv) other dispositions of Property (including Capital Stock of any other person) having a fair market value for all Restricted Parties up to an aggregate for all Restricted Parties during any period of 36 consecutive months of 12.5% (20% if no Permitted Senior Secured Indebtedness is outstanding at the time of the disposition) of the Consolidated Net Tangible Assets valued immediately before any disposition;

              (d) except for transactions between two or more Restricted Parties each of which is incorporated in the same jurisdiction, enter into any transaction of any kind with any affiliate or associate (as those terms are defined in the CANADA BUSINESS CORPORATIONS ACT), or person of which it is an associate except on terms that are no more onerous to a Restricted Party than if it were dealing with such person on an arm's length basis.

7.5.3         CORPORATE MATTERS

              No Restricted Party shall:

              (a) consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution, except for transactions involving only one or more Restricted Parties if NSCL gives the Agent reasonable advance notice of the transactions and immediately takes whatever steps and delivers whatever documents (including opinions of counsel satisfactory to the Lenders) are reasonably required to ensure that the Lenders' rights are not adversely affected as a result;

              (b) change its name without providing the Lenders with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Trustee and/or Agent to perfect the Security with respect to the change in name;

              (c) change the location of its Property (except for goods in transit) or the location of its chief executive office from the respective jurisdictions specified on Schedule F without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Trustee and/or Agent to perfect the Security with respect to the change in location;

              (d) allow inventory to be located in any jurisdiction where the Trustee Security over inventory has not been registered in accordance with local requirements unless (i) the amount of all such inventory for all Restricted Parties in each such jurisdiction is less than 50,000 tonnes and (ii) the net book value of all such inventory for all Restricted Parties in all such jurisdictions, measured on 30 June of each year with an adjustment for any unusual movements of inventory on or before that date, is less than 30% of then-existing consolidated net book value of NSCL's inventory;

              (e) allow Property other than inventory to be located in any jurisdiction where the Trustee Security over that Property has not been registered in accordance with local requirements unless the net book value of all such Property for all Restricted Parties in all such jurisdictions is less than 4% of then-existing consolidated net book value of NSCL's fixed assets; for greater certainty, accounts receivable of a Restricted Party shall be considered for the purpose of this item to be located where the chief executive office of the Restricted Party is located;

              (f) in the case of NSCL and the Borrower, change its fiscal year end, being 31 December;

              (g) change its auditors, unless an internationally recognized accounting firm is appointed;

              (h) be a party to any amendment or waiver of the terms of any Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness or Permitted Unsecured Indebtedness unless expressly permitted by any applicable Intercreditor Agreement;

              (i) be a party to any amendment or waiver to the terms of the 1999 Notes or 2001 Notes or any documents relating to any of them if the amendment would adversely affect the rights of any Lender or make the terms thereof more onerous to any Restricted Party (including but not limited to any amendment that would shorten the maturity, require any additional prepayment, increase the interest rate or other compensation payable to Noteholders, impose additional requirements for securing the Noteholders or further limit the rights of the Restricted Parties to incur Debt or grant Encumbrances), or be a party to any amendment of any kind without immediately providing the Agent with copies of all documents and other information relating to the amendment.

7.6           USE OF INSURANCE PROCEEDS

7.6.1 Unless otherwise specified in this Section 7.6, all proceeds of insurance required to be maintained by the Restricted Parties under the terms of this Agreement shall be paid to the Trustee.

7.6.2 Proceeds of liability insurance shall be paid to the person to whom the affected Restricted Party is liable. Proceeds of insurance covering loss of or damage to property in an amount of less than $25,000,000 per claim, or in any amount if no Permitted Senior Secured Indebtedness is outstanding, may be paid by the insurer directly to the affected Restricted Party unless, if an Event of Default or Pending Event of Default has occurred and is continuing, the Agent requires that payment be made to the Trustee.

7.6.3 Subject to the rights of any holder of a Permitted Encumbrance that has priority over the Security, proceeds of insurance covering loss of or damage to property not covered by Section 7.6.2 shall be paid to the Trustee and the Agent shall direct the Trustee to disburse the proceeds to the affected Restricted Party on conditions customary for construction or equipment financing, to fund the repair or replacement of the property in respect of which the insurance proceeds are payable, or to acquire revenue producing Property within the core business of the Restricted Parties, provided that:

              (a) no Event of Default (including but not limited to one relating to Material Adverse Change) or Pending Event of Default has occurred and is continuing;

              (b) the Majority Lenders are satisfied, acting reasonably, that, if repair or replacement is contemplated, the proceeds of such insurance together with other resources available to the affected Restricted Party (the use of which would not contravene this Agreement) are sufficient to fully repair or replace the property in respect of which the insurance proceeds are payable within the remaining term of the then-outstanding Credits or within 365 days, whichever is less.

7.6.4 The proceeds of business interruption insurance shall be used to repay the Credits, without prejudice to the Borrower's rights to further Advances under the Credits. If the Credits are repaid in full at any time, the proceeds may be used to carry on the business of the Restricted Parties as long as the Majority Lenders are satisfied, acting reasonably, that adequate provision has been made for payment of the Obligations and any other obligations secured by the Security (payment of which is permitted in accordance with this Agreement).

7.7           ADJUSTMENTS TO AMOUNT OF DEBT

7.7.1 If the aggregate of the Market Values of all Derivatives that are Other Secured Obligations (whether in respect of interest rates, currencies, commodities or other matters permitted by this Agreement) is at any time negative from the Restricted Parties' perspective (that is, the Restricted Parties on an aggregate basis are "out of the money") to the extent of $150,000,000 or more, the Restricted Parties shall, within five Business Days of receiving notice from the Agent, terminate or re-price one or more Derivatives or take other action acceptable to the Agent acting reasonably so that the Market Value of those Derivatives is immediately reduced to a negative Market Value of not more than $135,000,000.

7.7.2         If the aggregate of:

              (a)    the outstanding principal amount of the Credits;

              (b) the outstanding principal amount of any Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness;

              (c) the absolute value of the Market Value, if negative, of the Existing Special Derivatives;

              (d) the absolute value of the Market Value, if negative, of all Derivatives not mentioned in item (c) that are Other Secured Obligations and have been classified as being incurred under clauses (i) or (ix) of the definition of

                     "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture;

              (e) the amount, as determined under the 1999 Indenture and the 2001 Indenture, respectively, of any other obligations that have been classified as being incurred under clauses (i) or
                     (ix) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture exceeds an amount equal to the Threshold Amount less $20,000,000, the Restricted Parties shall within five Business Days of receiving notice from the Agent repay Advances, repay Permitted Senior Secured Indebtedness, repay Permitted Subordinated Secured Indebtedness, terminate or re-price one or more Derivatives and/or take other action acceptable to the Agent acting reasonably so that the aggregate of those amounts is reduced to not greater than an amount equal to the Threshold Amount less $35,000,000.

7.7.3 The definition of Market Value in this Agreement shall not, however, be binding on the Restricted Parties or any other person for the purpose of determining the price or other basis on which any such action is taken.

                                  ARTICLE VIII
                                     DEFAULT

8.1           EVENTS OF DEFAULT

              Each of the following events shall constitute an Event of Default under this Agreement:

              (a) the Borrower fails to pay any amount of principal, interest, fees or other Obligations (including any amount relating to a Bankers' Acceptance or an L/C) within five Business Days of when due; or

              (b) a Restricted Party makes any representation or warranty under any of the Credit Documents which is incorrect or incomplete in any material respect when made or deemed to be made, it being agreed that an incorrect representation that there is no Pending Event of Default shall not result in the Restricted Parties being disentitled to any cure period otherwise associated with the Pending Event of Default; or

              (c) a Restricted Party ceases or threatens to cease to carry on its business, except as expressly permitted in this Agreement, or admits its inability or fails to pay its debts generally; or

              (d) a Restricted Party permits any default under one or more agreements or instruments relating to its Debt other than the Obligations (including but not limited to the Debt under the 1999 Notes, 2001 Notes, Permitted Senior Secured Indebtedness, Permitted Subordinated Secured Indebtedness and Permitted Unsecured Indebtedness to the extent they are outstanding) or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit (in accordance with any applicable inter-creditor and subordination arrangements) the acceleration of, the date on which Debt in an aggregate amount of $25,000,000 or more becomes due (whether or not acceleration actually occurs), or if any such Debt in an aggregate amount of $25,000,000 or more is not paid when due, taking into account any applicable grace periods; or

              (e) a Restricted Party becomes a bankrupt (voluntarily or involuntarily); or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material and adverse effect on, any material part of its Property, and such proceeding, if instituted against the Restricted Party, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 30 days of its commencement or issuance; or

              (f) a Restricted Party denies, to any material extent, its obligations under the Credit Documents or claims any of the Credit Documents to be invalid, withdrawn or terminated in whole or in part; or any of the Credit Documents is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal; or

              (g) one or more final judgments, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of $25,000,000 or more for all Restricted Parties at any time are issued or levied against any of their Property and are not released, bonded, satisfied, discharged, vacated, stayed or accepted for payment by an insurer within 30 days after their entry, commencement or levy, unless such process is contested diligently, in good faith and on a timely basis and the applicable Restricted Party has made sufficient cash offset or other arrangements satisfactory to the Lenders with respect thereto; or

              (h) an Encumbrancer takes possession of all or a substantial portion of the Property of a Restricted Party by appointment of a receiver, receiver and manager, or otherwise; or

              (i) one or more transactions, events or conditions occur or exist which, when taken together, have a material adverse effect on the Agent's or the Lenders' ability to enforce their rights or remedies under any of the Credit Documents, or the financial condition, business or prospects of NSCL and its Subsidiaries, taken as a whole, in each case as determined by the

                     Majority Lenders, acting in good faith and on commercially reasonable grounds; or

              (j) there is a breach of Section 7.1 and NSCL does not, within 30 days after it first identifies the breach, receive proceeds of an equity investment in a form and an amount sufficient to satisfy the Agent that the breach would not have occurred had the equity investment been made at the beginning of the relevant period for measurement of the provision of Section 7.1 that has been breached; or

              (k) there is a breach of Section 7.7 or the Restricted Parties do not comply with the requirements of Schedule L or any arrangements that may be entered into as contemplated in Schedule L; or

              (l) there is a breach of any other provision of any of the Credit Documents and such breach is not corrected or otherwise satisfied within 30 days after the Agent, for and on behalf of the Lenders, gives written notice thereof; or
                     (m) there is a Change of Control Default or another change in the ownership or control of a Restricted Party which is not permitted by this Agreement; or

              (n) at a time when Permitted Senior Secured Indebtedness in an aggregate principal amount of $100,000,000 or more is outstanding, any Material Permit expires or is withdrawn, cancelled, terminated, or modified so as to cause a Material Adverse Change, and is not reinstated or replaced within 30 days thereafter so as to reverse the Material Adverse Change; or

              (o) at a time when Permitted Senior Secured Indebtedness in an aggregate principal amount of $100,000,000 or more is outstanding, a default under any Material Contract by a Restricted Party or any other party to a Material Contract occurs, or any other event occurs under any Material Contract, and continues without being waived after any applicable grace period specified in the Material Contract, if the effect of the default or other event (if not waived) is to terminate the Material Contract or if the default or other event results in a declaration of non-performance being issued or similar step being taken with respect to a Restricted Party, and the termination, declaration or similar step, if it arose from a breach by or other event relating to a Restricted Party, would cause a Material Adverse Change or, if it relates to a Special Material Contract and arose from a breach by or other event relating to a Person other than a Restricted Party, would cause an Event of Default under clause (i) above or would have a material adverse effect on the ability of the Restricted Parties as a whole to perform and discharge their obligations under this Agreement or the Material Contracts taken as a whole, in each case unless a Replacement Contract is entered into in respect of the Material Contract in question.

8.2           ACCELERATION AND TERMINATION OF RIGHTS

              If any Event of Default occurs, no Lender shall be under any further obligation to make Advances and the Majority Lenders may instruct the Agent to give notice to the Borrower (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate,
(ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (iii) demanding that the Borrower deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account.

              Notwithstanding the preceding paragraph, if a Restricted Party becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, relief of debtors or creditor or the appointment of a receiver or trustee over any material part of its Property, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account.

8.3           PAYMENT OF L/CS

              Immediately upon any Obligations becoming due and payable under
Section 8.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall be applied against, and shall reduce, PRO RATA among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

              The Borrower shall be entitled to receive interest on cash held as Collateral in accordance with Section 11.16.

8.4           REMEDIES

              Upon the occurrence of any event by which any of the Obligations become due and payable under Section 8.2, the Security shall become immediately enforceable and the

Majority Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders and in compliance with applicable Requirements of Law as the Majority Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Restricted Parties.

8.5           SAVING

              The Lenders shall not be under any obligation to the Restricted Parties or any other person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lenders shall not be responsible or liable to the Restricted Parties or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of that Lender.

8.6           PERFORM OBLIGATIONS

              If an Event of Default has occurred and is continuing and if any Restricted Party has failed to perform any of its covenants or agreements in the Credit Documents, the Majority Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Majority Lenders without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

8.7           THIRD PARTIES

              No person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

8.8           POWER OF ATTORNEY

              Effective upon occurrence and during the continuance of an Event of Default, each Restricted Party hereby irrevocably constitutes and appoints any Vice-President, Managing Director or more senior officer of the Agent its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to that Restricted Party or remedy available to that

Restricted Party. This appointment is irrevocable to the maximum extent permitted by applicable law.

8.9           REMEDIES CUMULATIVE

              The rights and remedies of the Lenders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

8.10          SET-OFF OR COMPENSATION

              In addition to and not in limitation of any rights now or hereafter granted under applicable law, if the Obligations become due and payable pursuant to Section 8.2, the Lenders, or any of them, may at any time and from time to time without notice to the Restricted Parties or any other person, any notice being expressly waived by the Restricted Parties, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, the Market Value of Derivatives that is positive from any Restricted Party's perspective, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of any Restricted Party against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE IX
                            THE AGENT AND THE LENDERS

9.1           AUTHORIZATION OF AGENT AND RELATIONSHIP

              Each Lender hereby appoints TD as Agent and TD hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature and which are expressly specified in this Agreement, and it may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

              Without limiting the foregoing, each of the Lenders hereby grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent. Each of the Lenders also hereby grants to the Agent, while it is acting as collateral agent or trustee in connection with the Security, a power of attorney, for the purposes of Article 2692 of the Civil Code of Quebec and for the purposes of other laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent in that capacity the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent.

              Without limiting the foregoing, the Agent may perform its duties through one or more of its offices, may designate different offices for the performance of different duties from time to time and may delegate its duties to one or more of its affiliates from time to time. The provisions of this Agreement regarding the Agent shall apply MUTATIS MUTANDIS to the affiliates of the Agent to whom duties may be delegated from time to time.

              Neither the Arrangers nor the Syndication Agents have any responsibility to the Borrower or the Lenders in that capacity.

9.2           DISCLAIMER OF AGENT

              The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the financial condition of the Restricted Parties, or for the performance of the obligations of the Restricted Parties under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Restricted Parties to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Credits or (unless the officers or employees of the Lender acting as Agent active in their capacity as officers or employees on the Restricted Parties' accounts have actual knowledge thereof, or have been notified thereof in writing by a Restricted Party or a Lender) of the existence or possible existence of any Event of Default or Pending Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own gross negligence or wilful misconduct. With respect to its Commitment, the Lender acting as Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

9.3           FAILURE OF LENDER TO FUND

9.3.1 Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to Sections 5.11 or 5.15, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

9.3.2 Notwithstanding the provisions of Section 9.3.1, if any Lender fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "DEFAULTING LENDER"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Proportionate Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "CONTRIBUTING LENDERS" and individually called the "CONTRIBUTING LENDER") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Proportionate Share of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

9.4           PAYMENTS BY THE BORROWER

              All payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as required to make payments in respect of the Other Secured Obligations or as otherwise provided in this Agreement (including but not limited to Section 9.5), the Agent shall distribute:

              (a) payments of interest in accordance with each Lender's Proportionate Share of the relevant Credit;

              (b) repayments of principal in accordance with each Lender's Proportionate Share of the relevant Credit; or

              (c) all other payments received by the Agent including, without limitation, amounts received upon the realization of Security, in accordance with each Lender's Proportionate Share of the relevant Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

              If the Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365.

9.5           PAYMENTS BY AGENT

9.5.1 For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

              (a) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

              (b) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Proportionate Share of that amount which is the amount actually received by the Agent;

              (c) if any Lender advances more or less than its Proportionate Share of a Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

              (d) if a Lender's Proportionate Share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Proportionate Share of the relevant Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

              (e) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

              (f) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

9.5.2 Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by such Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result, except for those arising from the Agent's gross negligence or wilful misconduct. A certificate of the Agent with respect to any amount owing by the Borrower under this Section shall be conclusive evidence of the amount owing in the absence of manifest error. If the payment is not received by the Agent from the Borrower within a reasonable time following the disbursement to the Lenders by the Agent, the Lenders shall return the amounts received by them to the Agent with interest at the Interbank Reference Rate.

9.6           DIRECT PAYMENTS

              The Lenders agree among themselves that, except as otherwise provided for in this Agreement (including but not limited to Sections 11.14 and 11.15), except as necessary to adjust for Advances that are not in each Lender's Proportionate Share under the Credits, and except for receipts relating to the Other Secured Obligations, all sums received by a Lender relating to this Agreement or by virtue of the Security, whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Security or otherwise, shall be shared by each Lender in its Proportionate Share under the Credits and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of such notes or a portion thereof by the Lender who has received an amount in excess of its Proportionate Share under the Credits as shall be necessary to cause such purchasing Lender to share the excess amount rateably in its Proportionate Share under the Credits with the other Lenders. If any sum which is so shared is later recovered from the Lenders who originally received it, the Lender shall restore its Proportionate Share under the Credits of such sum to such Lenders, without interest. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 9.5.

9.7           ADMINISTRATION OF THE CREDITS

9.7.1 Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

              (a) prior to an Advance, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Section 9.8.2 and any other applicable terms of this Agreement;

              (b) take delivery of each Lender's Proportionate Share of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 5.11 and 5.15;

              (c) use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

              (d) make all payments to the Lenders in accordance with the provisions hereof;

              (e) hold the Security other than the Trustee Security on behalf of the Lenders and take all necessary steps to comply with registration requirements so that the Security remains perfected under applicable laws, but each Lender shall notify the Agent of any circumstance that might affect the perfection of the Security of which the Lender becomes aware;

              (f) hold all legal documents relating to the Credits, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

              (g) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Restricted Parties to the Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Agent;

              (h) forward to each of the Lenders, upon request and at the expense of the Lender so requesting (other than customary record books which shall be provided at the expense of the Borrower), copies of this Agreement, the Security and other Credit Documents (other than the Fee Agreement);

              (i) promptly forward to each Lender, upon request, an up-to-date loan status report; and

              (j) upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Pending Event of Default or the occurrence of any event, condition or circumstance which would cause a Material Adverse Change or of any material adverse information coming to the attention of the Agent (using reasonable efforts) relative to the Security, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Pending Event of Default of which it may reasonably become aware.

9.7.2 The Agent may take the following actions only with the prior consent of the Majority Lenders, unless otherwise specified in this Agreement:

              (a) subject to Section 9.7.3, exercise any and all rights of approval conferred upon the Lenders by this Agreement;

              (b) give written notice to the Restricted Parties in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Majority Lenders, except that the Agent shall, without direction from the Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Majority Lenders, in which case the Agent shall promptly request that direction;

              (c) amend, modify or waive any of the terms of this Agreement, including waiver of an Event of Default or Pending Event of Default, if such action is not otherwise provided for in
                     Section 9.7.3;

              (d) declare an Event of Default or take action to enforce performance of the Obligations and to realize upon the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the

                     Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

              (e) decide to accelerate the amounts outstanding under the Credits;

              (f) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders; and

              (g) enter into or amend, modify or waive any term of any Intercreditor Agreement.

9.7.3 The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

              (a) amend, modify, discharge, terminate or waive any of the terms of the Security;

              (b) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of any Credit, amend the purpose of any Credit, reduce the interest rates and similar charges applicable to any Credit, reduce the fees payable with respect to any Credit, extend any date fixed for payment of principal, interest or any other amount relating to any Credit or extend the term of any Credit (for greater certainty, any extension of the Credits shall be made in accordance with Section 2.4); and

              (c) amend the definition of "Majority Lenders" or this Section 9.7.3.

              For greater certainty, no Lender's Commitment or Proportionate Share may be amended without the consent of that Lender.

9.7.4 Notwithstanding Sections 9.7.2 and 9.7.3, the Agent may, without the consent of the Lenders, make amendments to the Credit Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also consent from time to time to any change to the list of Material Contracts provided by NSCL in accordance with Section 3.1.8 and may discharge any Security (or direct the Trustee to do so) to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property permitted by this Agreement.

9.7.5 As between the Restricted Parties, on the one hand, and the Agent and the Lenders, on the other hand:

              (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Majority Lenders shall be binding on each of the Lenders, and the Restricted Parties shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

              (b) all certificates, statements, notices and other documents which are delivered by the Restricted Parties to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

              (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

              (d) unless an Event of Default or Pending Event of Default has occurred and is continuing, NSCL's consent to the appointment of any Successor Agent must be obtained, but NSCL's consent shall not be unreasonably withheld.

9.8           RIGHTS OF AGENT

9.8.1 In administering the Credits, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors, counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

9.8.2 The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by a Restricted Party is true and that no Event of Default or Pending Event of Default has occurred unless the officers or employees of the Lender acting as Agent, active in their capacity as officers or employees responsible for the Restricted Parties' account have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

9.8.3 The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking, or other business with the Restricted Parties, as if it were not the Agent.

9.8.4 Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

9.8.5 The Agent shall be entitled to receive a fee for acting as Agent as agreed in the Fee Agreement or as otherwise agreed between the Agent and NSCL from time to time.

9.9           ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS OF LENDERS

9.9.1 It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Restricted Parties. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (a) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Restricted Parties under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Restricted Parties.

9.9.2 Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

9.9.3 Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), rateably according to its Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement and shall be performed by the Lenders promptly upon demand by the Agent.

9.9.4 Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credits in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

9.9.5 Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

9.9.6 Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

9.10          COLLECTIVE ACTION OF THE LENDERS

              Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

9.11          SUCCESSOR AGENT

              Subject to the appointment and acceptance of a Successor Agent as provided in this Section, and subject to Section 9.7.5(d), the Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and NSCL, and may be removed at any time by the Majority Lenders upon 30 days' written notice. Upon receipt of notice by the Lenders of the resignation of the Agent, or upon giving notice of termination to the Agent, the Majority Lenders may, within 21 days, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other banks to which the BANK ACT (Canada) applies, which each have combined capital and reserves in excess of $250,000,000, and which have offices in Vancouver, Toronto and New York (the "SUCCESSOR AGENT"). If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

9.12          PROVISIONS OPERATIVE BETWEEN LENDERS AND AGENT ONLY

              Except for the provisions of Sections 9.7.5, 9.9.2, 9.9.5, 9.10,
9.11 and 9.12, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent

INTER SE shall be operative as between the Lenders and the Agent only, and the Restricted Parties shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

                                   ARTICLE X
                               ADDITIONAL LENDERS,
                             SUCCESSORS AND ASSIGNS

10.1          SUCCESSORS AND ASSIGNS

10.1.1 The Credit Documents shall be binding upon and enure to the benefit of the Agent, the Arrangers, each Lender, the Restricted Parties and their respective successors and permitted assigns, except that the Restricted Parties shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of each Lender.

              The collective rights and obligations of the Lenders under this Agreement are assignable in whole or in part (PRO RATA) and any Lender shall be entitled to assign in whole or in part its individual rights and obligations hereunder or to permit other financial institutions to participate in the Credits, all in accordance with the provisions of Section 10.2 and the other terms of this Agreement. The Restricted Parties hereby consent to the disclosure of any information relating to the Restricted Parties to any potential Lender or participant provided that the potential Lender or participant agrees in writing to keep the information confidential.

              No assignment shall be made in respect of an aggregate Commitment of less than $5,000,000 in respect of the Credits. No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $5,000,000.

              Notwithstanding any other provisions of this Agreement, each Lender agrees that it shall not offer to assign or assign any portion of its rights and obligations under this Agreement including, without limitation, any portion of its Commitment, without the prior written consent of the Agent and NSCL, which consent shall not be unreasonably withheld, except that (i) the consent of the Agent and NSCL shall not be required for an assignment of a Lender's interest in the Credits to another Lender and (ii) the consent of NSCL shall not be required if an Event of Default has occurred and is continuing. The Lenders agree that NSCL's consent shall not be considered to be unreasonably withheld if the proposed assignment would result in any material additional cost being incurred by the Borrower, including but not limited to any gross-up for withholding tax under Section 11.14. Notwithstanding the foregoing, the Borrower may not withhold its consent because of any increase in the discount rate applicable to Bankers' Acceptances of the proposed assignee compared to the assignor.

10.1.2 A participation by a Lender of its interest (or a part thereof) hereunder or a payment by a participant to a Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to the Borrower. A payment (excluding the effect of any premium or discount) made by an assignee to an assigning Lender in order for the assignee to assume its Proportionate Share of Advances made by the assigning Lender will reduce the Advances owing by the Borrower to the assigning Lender by the amount of the payment and will be result in Advances in the amount of the payment becoming owed to the assignee by the Borrowers as of the date that the payment is made. However, no such payment shall, as between the Borrowers and the Lenders, be or be deemed to be a repayment by the Borrowers or a new Advance by the Lenders.

10.2          ASSIGNMENTS

10.2.1 Subject to Section 10.1 and the other terms of this Agreement, the Lenders collectively or individually may assign to one or more assignees all or a portion of their respective rights and obligations under this Agreement (including, without limitation, all or a portion of their respective Commitments). The parties to each such assignment shall execute and deliver an Assignment Agreement to the Agent, for its consent (if necessary) and recording in the Register and shall pay a processing and recording fee to the Agent in the amount of $3500. After such execution, delivery, consent and recording (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights, other than rights to expense reimbursement and indemnification to which it is then entitled hereunder, and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the assignment. In the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

10.2.2 The agreements of an assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders and the Agent in accordance with the terms of the Assignment Agreement.

10.2.3 The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and acknowledged by it and a register for recording the names and addresses of the Lenders and the Commitment under the Credits of each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrower, the Agent and each of the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

10.2.4 Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee and approved by the Agent (as evidenced by its execution thereof), the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent, record the information contained therein in the Register and update Schedule E. The Agent shall provide NSCL with an updated version of Schedule E following any change to Schedule E.

10.3          PARTICIPATIONS

              Each Lender may (subject to the provisions of Section 10.1) sell participations to one or more financial institutions or other persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the participant shall not become a Lender and:

              (a) the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

              (b) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

              (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement;

              (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any person therefrom.

              Notwithstanding the foregoing, each participant shall have the same benefit, as if it was a Lender, with respect to the rights provided to the Lenders in Section 11.15. Each participant shall also have the right to be provided by the Lender from whom it has obtained its participation with all information relating to the Restricted Parties which is provided to any Lender. Without limiting the foregoing, no participant shall have the benefit of Section
11.14 except to the extent that the Lender from whom it has obtained its participation is itself entitled to compensation under that Section.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1          HEADINGS AND TABLE OF CONTENTS

              The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

11.2          ACCOUNTING TERMS

              Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

11.3          CAPITALIZED TERMS

              All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

11.4          SEVERABILITY

              Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

11.5          NUMBER AND GENDER

              Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

11.6          AMENDMENT, SUPPLEMENT OR WAIVER

              No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by a Restricted Party therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Majority Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition, any amendment or supplement shall require the written consent of the other parties to the Credit Document in question. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Restricted Party of any provision of the Credit Documents or the rights resulting therefrom.

11.7          GOVERNING LAW

              Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be exclusively governed by and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and all courts competent to hear appeals therefrom.

11.8          THIS AGREEMENT TO GOVERN

              In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document (other than the Fee Agreement and any Intercreditor Agreement, which shall prevail as against this Agreement), the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

11.9          PERMITTED ENCUMBRANCES

              The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security.

11.10         CURRENCY

              All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

              Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one currency of an amount expressed in another currency, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

11.11         LIABILITY OF LENDERS

              The liability of the Lenders in respect of all matters relating to this Agreement and the other Credit Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Proportionate Shares of any Advance that is requested, and, in the aggregate, to their respective Proportionate Shares of the total amounts of the Credits.

11.12         EXPENSES AND INDEMNITY

              All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders, the Agent, or any of them, by the Restricted Parties under this Agreement shall be supplied without cost to the Lenders, the Agent, or any of them. The Borrower shall pay on demand all reasonable third party costs and expenses of the Lenders, or any of them (including, without limitation, the reasonable fees and expenses of counsel for the Lenders and the Agent collectively, but not separately for individual Lenders and the Agent, on a solicitor and own client basis), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (ii) obtaining advice as to their rights and responsibilities in connection with the Credits and the Credit Documents; (iii) reviewing, inspecting and appraising the collateral that is the subject of the Security at reasonable intervals; (iv) the syndication of the Credits; (v) due diligence; and (vi) other matters relating to the Credits. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

              The Borrower shall indemnify the Lenders, the Agent, the Arrangers, the Syndication Agents, and each of them, and their respective officers, directors, trustees, employees and agents against any liability, obligation, loss or expense which any of them may sustain or incur as a consequence of (i) any representation or warranty made herein by a Restricted Party which was incorrect at the time it was made or deemed to have been made,
(ii) a default by the Borrower in the payment of any sum due from it under or in connection with the Credit Documents (irrespective of whether an Advance is deemed to be made to pay the amount that has not been paid), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lenders, the Agent, or any of them, in order to fund the amount of any such unpaid amount to the extent the Lenders, the Agent, or any of them, are not reimbursed pursuant to any other provisions of this Agreement, (iii) the failure of the Borrower to complete any Advance or make any payment after notice therefor has been given under this Agreement, (iv) the failure of a purchaser of Bankers' Acceptances (other than one of the Lenders) to pay for and take delivery of them in any arrangement for sale made by the Borrower and communicated to the Agent, (v) any other default by a Restricted Party hereunder, and (vi) generally, the Lenders and the Agent having entered into this Agreement and the other Credit Documents and made Advances to the Borrower. A certificate of a Lender or the Agent as to the amount of any such loss or expense shall be conclusive evidence as to the amount thereof, in the absence of manifest error provided that the Lender determines the amount owing to it in good faith using any reasonable method and provides a detailed description of its calculation of the amount owing to it.

              In no event shall any party to this Agreement be liable for consequential damages suffered by any other party.

              The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations.

11.13         ENVIRONMENTAL INDEMNITY

              The Borrower shall protect, indemnify and hold the Agent and the Lenders and all directors, officers, employees and agents of the Agent or the Lenders harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, sanctions, judgments, awards, costs and expenses whatsoever (including, without limitation, costs and expenses of investigating, denying or defending any of the foregoing and costs and expenses for preparing any necessary environmental assessment report or other such reports) which arise out of or relate in any way to:

              (a) the presence, use, handling, production, transportation, storage, release, deposit, discharge or disposal of any Hazardous Materials in, on or about any Property owned, operated or occupied by the Restricted Parties and their Subsidiaries, whether by the Restricted Parties or any other person;

              (b) any remedial action taken by the Agent or any Lender in connection with any matter referred to in paragraph (a), including without limitation any repair, clean-up, remediation or detoxification of any of such Property and the preparation of any closure or other required plans; and

              (c)    any breach by any Restricted Party of any Environmental
                     Law.

              Notwithstanding anything to the contrary contained in this Agreement, (i) the indemnity provisions set forth above shall not apply with respect to Hazardous Materials, contaminants, wastes or other substances which the Borrower establishes were first placed on, in, under or about the property in question after the Agent or a Lender or other indemnified party took actual and exclusive possession of the property (either through foreclosure or otherwise), and (ii) the indemnity provisions set forth above are not intended to indemnify any indemnified party for its own gross negligence or wilful misconduct.

              If any Hazardous Materials are caused to be removed by any Restricted Party, the Agent, a Lender or any other indemnified party, then such Hazardous Materials will be and remain the property of the Restricted Party to which they belonged before removal, and such Restricted Party will assume any and all liability for such removed Hazardous Materials. The Borrower understands that its liability to the indemnified parties under this Section will survive the termination of this Agreement and repayment of the Obligations.

11.14         MANNER OF PAYMENT AND TAXES

              All payments to be made by or on behalf of the Restricted Parties (or in the case of upfront fees and indemnity fees, by the Agent or any Lender to another Lender or to an assignee of an interest in the Credits) in connection with the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than Excluded Taxes, except if such deduction is required by law or the administration thereof. If any Tax, other than Excluded Taxes, is deducted or withheld from any payments under the Credit Documents (including the remittance provided for in this Section), the Restricted Party making payment shall promptly remit to the Agent for the Lenders' benefit in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. Subject to
Section 5.28, if the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lenders the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

              If any Lender or the Agent becomes liable for any Tax in the jurisdiction in which the person making a payment:

              (a)    under the Credit Documents, or

              (b)    to Restricted Parties or Subsidiaries,

is located, as a result of a payment being made without the required Tax in that jurisdiction having been deducted or withheld, NSCL shall indemnify the Lender or the Agent, as the case may be, for such Tax and any interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any Tax in that jurisdiction on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), the Lender or the Agent shall receive the full amount of Taxes, interest and penalties for which it is liable in that jurisdiction as a result of the failure to deduct or withhold Tax.

11.15         INCREASED COSTS ETC.

              If the introduction of or any change in or in the interpretation of, or any change in the application to any Restricted Party or any Lender of, any law or any regulation or guideline from any central bank or other governmental authority that is binding on any Restricted Party or any Lender (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than Excluded Taxes) or any capital requirement, has due to the Lenders' compliance therewith the effect, directly or indirectly, of (i) increasing the cost to the Lenders, or any of them, of performing their respective obligations hereunder; (ii) reducing any amount received or receivable by the Lenders, or any of them, hereunder or its effective return hereunder or on its capital; or (iii) causing the Lenders, or any of them, to make any payment or to forego any return based on any amount received or receivable by the Lenders, or any of them, hereunder, then upon demand from time to time the affected Restricted Party shall pay such amount as shall compensate the Lenders for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of a Lender in respect of the foregoing will be conclusive evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith using any reasonable averaging and attribution methods and provides a detailed description of its calculation of the amounts owing to it.

11.16         INTEREST ON MISCELLANEOUS AMOUNTS

              If a Restricted Party fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, that Restricted Party shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 3.0% per annum, compounded monthly.

              If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term.

11.17         CURRENCY INDEMNITY

              In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "JUDGMENT CURRENCY") other than the currency payable hereunder or thereunder ("the AGREED

CURRENCY"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the exchange rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Restricted Parties hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

11.18         ADDRESS FOR NOTICE

              Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law or a specific provision in another Credit Document deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement or on any Assignment Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the other as aforesaid. Notice to the other Restricted Parties shall be sent in care of NSCL.

11.19         TIME OF THE ESSENCE

              Time shall be of the essence in this Agreement.

11.20         FURTHER ASSURANCES

              The Restricted Parties shall, at the request of the Agent acting on the instructions of the Majority Lenders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Majority Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

11.21         TERM OF AGREEMENT

              Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

11.22         PAYMENTS ON BUSINESS DAY

              Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

11.23         COUNTERPARTS AND FACSIMILE

              This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

11.24         WAIVER OF JURY TRIAL, CONSEQUENTIAL DAMAGES ETC.

              Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

              No party shall assert, and each party hereby waives (to the fullest extent permitted by applicable law), any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

              The Restricted Parties acknowledge and agree that none of the Agent or the Lenders shall have any liability to them in relation to any due diligence investigations conducted by any of them in connection with the transactions contemplated hereby or be under any obligation whatsoever to disclose to them any information received or facts disclosed by any such investigations. The Restricted Parties further acknowledge and agree that they are not relying, will not rely, and will not be deemed, in any respect whatsoever, to have relied upon the facts received by and information disclosed to any of the Agent or the Lenders under or in connection with such due diligence investigations.

              Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing provisions and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the waivers, acknowledgments and certifications in this Section.

11.25         ENTIRE AGREEMENT

              Except as expressly provided in the commitment letter, summary of terms and conditions and fee letters dated 10 May 2002 issued by TD and RBC as underwriters to the Borrower, this Agreement, the Fee Agreement and the Intercreditor Agreements constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof. Without limiting the foregoing, the commitment letter, summary of terms and conditions and fee letter referred to above are cancelled and superseded except as expressly provided therein.

11.26         DATE OF AGREEMENT

              This Agreement may be referred to as being dated 19 July 2002 or as of 19 July 2002, notwithstanding the actual date of execution.

      [NOTE: THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS OF WHICH, the parties have executed this Agreement.

ADDRESS FOR NOTICE                                        THE TORONTO-DOMINION
                                                          BANK, as Administration Agent
The Toronto-Dominion Bank
Corporate and Investment Banking                          By: /s/ authorized signatory
66 Wellington Street West, 38th Floor                        ------------------------------------
Toronto-Dominion Bank Tower                                    Name:
Toronto, Ontario                                               Title:
M5K 1A2

Attention:  Vice President, Loan                          By: /s/ authorized signatory
            Syndications - Agency                            ------------------------------------
Facsimile:  416-982-5535                                       Name:
                                                               Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        THE TORONTO-DOMINION
                                                          BANK, as Lender
The Toronto-Dominion Bank
TD Tower - Suite 660                                      By: /s/ authorized signatory
700 West Georgia Street                                      ----------------------------------
Vancouver, BC                                                  Name:
V7Y 1A2                                                        Title:

Attention:  Vice President, Corporate &                   By: /s/ authorized signatory
            Investment Banking                               ----------------------------------
Facsimile:  604-654-3166                                        Name:
                                                                Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        ROYAL BANK OF CANADA
------------------
Royal Bank of Canada
Corporate Credit                                          By: /s/ authorized signatory
Suite 2100, Park Place,                                      -----------------------------------
666 Burrard Street                                             Gerald W. Derbyshire
Vancouver, B.C.                                                Managing Director, Global Banking
V6C 3B1

Attention:  Managing Director                             By: /s/ authorized signatory
Facsimile:  604-665-6465                                     -----------------------------------
                                                               Baljit Mann
                                                               Associate


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        MERRILL LYNCH CAPITAL
                                                          CANADA INC.
Merrill Lynch Capital Canada Inc.
181 Bay Street
5th Floor                                                 By: /s/ authorized signatory
Toronto, Ontario                                             --------------------------------------
M5J 2V8                                                       Name:
                                                              Title:

Attention:  Marcelo Cosma                                 By: /s/ authorized signatory
Facsimile:  416-369-4551                                     --------------------------------------
                                                               Name:
                                                               Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        THE BANK OF NOVA SCOTIA
------------------
The Bank of Nova Scotia                                   By: /s/ authorized signatory
650 West Georgia Street, 18th Floor                          ---------------------------------
Vancouver, BC                                                 Name:
V6B 4N7                                                       Title:


Attention:  Kurt Foellmer                                 By: /s/ authorized signatory
Facsimile:  604-661-1474                                     ---------------------------------
                                                              Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        BANK OF MONTREAL
Bank of Montreal
1400, 421-7th Avenue S.W.                                 By: /s/ authorized signatory
Calgary, Alberta                                             ------------------------------------
T2P 4K9                                                       Name:
                                                              Title:

Attention:  Dana Fleury                                   By: /s/ authorized signatory
Facsimile:  403-515-3650                                     ------------------------------------
                                                              Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        HSBC BANK CANADA
------------------
HSBC Bank Canada                                          By: /s/ authorized signatory
885 West Georgia Street                                      ------------------------------------
Suite 200                                                     Name:
Vancouver, B.C.                                               Title:
V6C 3E9

                                                          By: /s/ authorized signatory
Attention:  Ralph Hilton                                     ------------------------------------
Facsimile:  604-641-3095                                      Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        LAURENTIAN BANK OF CANADA
------------------
Laurentian Bank of Canada                                 By: /s/ authorized signatory
130 Adelaide Street West                                     ----------------------------------
Toronto, Ontario                                              Name:
M5H 3P5                                                       Title:

                                                          By: /s/ authorized signatory
Attention:  William Galbraith                                ----------------------------------
Facsimile:  416-865-5717                                      Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        CANADIAN WESTERN BANK
------------------
Canadian Western Bank
Park Place Branch                                         By: /s/ authorized signatory
666 Burrard Street, Suite 100                                -----------------------------------
Vancouver, B.C.                                               Name:
V6C 2X8                                                       Title:

                                                          By: /s/ authorized signatory
Attention:  Bob Duffield                                     -----------------------------------
Facsimile:  604-688-7117                                      Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        BANK OF AMERICA, N.A.
                                                          CANADA BRANCH
Bank of America, N.A., Canada Branch
200 Front Street West                                     By: /s/ authorized signatory
Suite 2700                                                   -------------------------------------
Toronto, Ontario                                              Name:
M5V 3L2                                                       Title:

Attention:  Clara McGibbon                                By: /s/ authorized signatory
Facsimile:  416-349-4282                                     -------------------------------------
                                                              Name:
                                                              Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        CANADIAN IMPERIAL BANK OF COMMERCE
------------------
Canadian Imperial Bank of Commerce                        By: /s/ authorized signatory
BCE Place                                                    ---------------------------------------
161 Bay Street, 8th Floor                                     Name:
Toronto, Ontario                                              Title:
M5J 2S8
                                                          By: /s/ authorized signatory
                                                             ---------------------------------------
Attention:        Mark Chandler                               Name:
Facsimile:  416-956-6680                                      Title:


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                                        NORSKE SKOG CANADA LIMITED
------------------
Norske Skog Canada Limited                                By: /s/ Peter Staiger
9th Floor                                                    -----------------------------------------
700 West Georgia Street                                       Peter Staiger
Vancouver, British Columbia                                   Treasurer
V7Y 1J7

Attention:   Chief Financial Officer                      By: /s/ Ralph Leverton
Facsimile:  604-654-4070                                     -----------------------------------------
                                                              Ralph Leverton
                                                              Vice President Finance and Chief
                                                              Financial Officer
with a copy to:
                                                          NORSKE SKOG CANADA
Lawson Lundell                                            FINANCE LIMITED
Barristers and Solicitors
Suite 1600 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia                               By: /s/ Peter Staiger
V6C 3L2                                                      -----------------------------------------
                                                              Peter Staiger
Attention:  David J. Smith                                    Treasurer
Facsimile:  604-669-1620
                                                          ELK FALLS PULP AND PAPER LIMITED

                                                          By: /s/ Peter Staiger
                                                             -----------------------------------------
                                                              Peter Staiger
                                                              President

[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                                          NORSKE SKOG CANADA
                                                          LIMITED AS MANAGING PARTNER FOR
                                                          AND ON BEHALF OF NORSKECANADA

                                                          By: /s/ Peter Staiger
                                                             ---------------------------------------
                                                              Peter Staiger
                                                              Treasurer


                                                          By: /s/ Ralph Leverton
                                                             ---------------------------------------
                                                              Ralph Leverton
                                                              Vice President Finance and
                                                              Chief Financial Officer

                                                          NORSKE SKOG CANADA PULP
                                                          OPERATIONS LIMITED

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer

                                                          NORSKE SKOG CANADA SALES INC.

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer

                                                          NSCL HOLDINGS INC.

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer

                                                          NORSKE SKOG CANADA (USA) INC.

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer

[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]


                                                          NORSKE SKOG CANADA (JAPAN) LTD.

                                                          By: /s/ James E. Armitage
                                                             ----------------------------------------
                                                              James E. Armitage
                                                              Director

                                                          NORSKE SKOG PULP SALES (JAPAN) LTD.

                                                          By: /s/ Paul D. Simkin
                                                             ----------------------------------------
                                                              Paul D. Simkin
                                                              Director

                                                          NORSKE SKOG CANADA PULP SALES INC.

                                                          By: /s/ Peter Staiger
                                                              ----------------------------------------
                                                               Peter Staiger
                                                               Treasurer

                                                          PACIFICA PAPERS SALES LTD.

                                                           By: /s/ Peter Staiger
                                                              ----------------------------------------
                                                               Peter Staiger
                                                               President

                                                          PACIFICA PAPERS SALES INC.

                                                           By: /s/ Peter Staiger
                                                               ----------------------------------------
                                                                Peter Staiger
                                                                Treasurer


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                                          PACIFICA PAPERS KABUSHIKI KAISHA
                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Director

                                                          PACIFICA POPLARS LTD.

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              President

                                                         PACIFICA POPLARS INC..

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer

                                                          PACIFICA PAPERS US INC.

                                                          By: /s/ Peter Staiger
                                                             ----------------------------------------
                                                              Peter Staiger
                                                              Treasurer


[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 19 JULY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   SCHEDULE A
                          NOTICE OF ADVANCE OR PAYMENT

                         [SEE REFERENCE IN SECTION 5.6]

TO:              THE TORONTO-DOMINION BANK
                 Corporate and Investment Banking
                 66 Wellington Street West, 38th Floor
                 Toronto-Dominion Bank Tower
                 Toronto, Ontario
                 M5K 1A2
                 Attention:   Vice President, Loan Syndications - Agency
                 Facsimile:   416-982-5535
[NOTE:  NOTICE TO BE SENT TO RBC IN CONNECTION WITH CREDIT 2]

              We refer to the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

              REQUEST FOR ADVANCE

              Notice is hereby given pursuant to Section 5.6 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

(A) that an Advance be made under the following Credit [CHECK ONE]:

              Credit 1                                                      (  )
              Credit 2                                                      (  )

(B) the requested Advance represents the following [CHECK ONE OR MORE]:

              initial Advance under the Credit                              (  )
              Increase in Advances under the Credit                         (  )
              Rollover of existing Advances under the Credit                (  )
              conversion of existing Advances to another type of Advance    (  )

(C) the Drawdown Date shall be
                              --------------------------------------------------

(D) the Advance shall be in the form of [CHECK ONE OR MORE AND COMPLETE
    DETAILS]:

              Prime Rate Advance                                            (  )
              Amount                 $
                                      --------------------

                     Bankers' Acceptances                                   (  )
                          Face Amount:
                                             --------------------
                          Term:
                                             --------------------

                     Base Rate Advance                                      (  )
                          Amount          US$
                                             --------------------

                     LIBOR Advance                                          (  )
                          Currency:
                                              ---------------------------
                          Amount:
                                              ---------------------------
                          End of LIBOR Period:
                                              ---------------------------

                     L/C                                                    (  )
                          Nominal amount:
                                              ---------------------------
                          Expiry date:
                                              ---------------------------

                     [NOTE: ATTACH PROPOSED FORM OR DETAILS]

(E) the proceeds of the Advance shall be deposited in [SPECIFY DESIGNATED
ACCOUNT]

The undersigned hereby confirms as follows:

(a) the representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, subject to modifications made by NSCL to the Lenders in writing and accepted by the Majority Lenders;

(b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein [EXCEPT o];

(c) after reasonable inquiry, there is no reason to believe that NSCL will not be in compliance with all covenants contained in Section 7.1 of the Credit Agreement at the end of its current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Compliance Certificate for that quarter [EXCEPT o];

(d) the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Drawdown Date;

(e) all other conditions precedent set out in Section 4.2 [AND SECTION 4.1] of the Credit Agreement have been fulfilled.

              NOTICE OF PAYMENT

              Pursuant to Section 5.6 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

(a) that a payment will be made under the following Credit [CHECK ONE]:

                     Credit 1                                               (  )
                     Credit 2                                               (  )

(b) the payment represents the following [CHECK ONE OR MORE]:

                     reduction in Advances under the Credit                 (  )
                     payment of existing Advances which will be rolled ( ) over as the same type of Advance under the Credit
                     payment of existing  Advances which will be            (  )
                     converted to another type of Advance under the Credit

(c) the payment date shall be
                               ----------------------

(d) the Advance to be paid shall be in the form of [CHECK ONE OR MORE AND COMPLETE details]:

                     Prime Rate Advance                                     (  )
                          Amount           $
                                              ------------------

                     Bankers' Acceptances                                   (  )
                          Face Amount
                                              ------------------
                          Maturity Date
                                              ------------------

                     Base Rate Advance                                      (  )
                          Amount          US$
                                              ------------------

                     LIBOR Advance                                          (  )
                          Currency:
                                                ---------------------------
                          Amount:
                                                ---------------------------
                          Start of LIBOR Period:
                                                ---------------------------

DATED:
      ----------------------------------------------------------


                                            NORSKE SKOG CANADA FINANCE LIMITED

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE B
                     AGREEMENT OF NEW RESTRICTED SUBSIDIARY
                         SUPPLEMENT TO CREDIT AGREEMENT

                         [SEE REFERENCE IN SECTION 3.1]

              THIS AGREEMENT supplements the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").

RECITALS

A. Capitalized terms used and not defined in this Agreement have the meanings defined in the Credit Agreement.

B. The Credit Agreement contemplates that further Subsidiaries of NSCL shall become Restricted Parties in certain circumstances.

C. o (the "New Subsidiary") is required by the Credit Agreement to become a Restricted Party.

D. The New Subsidiary has delivered the documents listed on Appendix A to this Agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent, and a pledge of all shares of the New Subsidiary owned by the other Restricted Parties has also been delivered as part of the Security.

              THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1. The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of a Restricted Party under the Credit Agreement as if it had been an original signatory thereto.

2. The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Restricted Party as of the date of this Agreement.

              IN WITNESS OF WHICH, the undersigned have executed this Agreement as of o.

                                              THE TORONTO-DOMINION BANK as Agent

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                             [NEW SUBSIDIARY]

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


               [NOTE: APPENDIX A TO BE ATTACHED TO LIST SECURITY]

                                   SCHEDULE C
                             COMPLIANCE CERTIFICATE

                        [SEE REFERENCE IN SECTION 1.1.26]

TO:       THE LENDERS (as defined in the Credit Agreement referred to below)
AND TO:   THE TORONTO-DOMINION BANK, as Agent
--------------------------------------------------------------------------------


              We refer to Section 7.3.1(d) of the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

1.       The undersigned hereby certifies that:

         (a) the representations and warranties made in Section 6.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, subject to modifications made by the undersigned to the Lenders in writing and accepted by the Majority Lenders;

         (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof [OR AS THE CASE MAY BE].

2.       The undersigned hereby certifies that, as of the end of its
         most-recently completed fiscal quarter, which ended on         ,

         (a) [INCLUDE ONLY IF PERMITTED SENIOR SECURED INDEBTEDNESS OR PERMITTED SUBORDINATED SECURED INDEBTEDNESS IS OUTSTANDING AND THE FUNDED DEBT RATIO IS GREATER THAN 0.40 TO 1] the Interest Coverage Ratio is ______: 1.

         (b)      the Funded Debt Ratio is ______: 1.

         (c)      the Secured Debt Ratio is ______: 1.

         (d) the value of its Consolidated Net Tangible Assets is $______________________.


         (e) its "Consolidated Fixed Charge Coverage Ratio" as defined under the 1999 Indenture and the 2001 Indenture is ______: 1 and ______: 1, respectively.

         (f)      the Threshold Amount is $___________.

         (g)      [INCLUDE FOR YEAR END ONLY] its shareholders equity is
                  $_________.

3. Appendix A attached sets out the calculations of the amounts referred to in paragraph 2 above.

4. Appendix B attached contains a list of all sales or other dispositions of any Property of Restricted Parties (including Capital Stock of any other person) during the term of this Agreement, other than dispositions to another Restricted Party and sales of inventory in the ordinary course of its business, and a list of all material Property of a Restricted Party which has been expropriated, condemned, destroyed, damaged or otherwise lost, with a description of the use of the proceeds of disposition, insurance or other compensation.

5. Appendix C attached contains details of (i) all Other Secured Obligations as of the end of the undersigned's most-recently completed fiscal quarter, the classification under which they were incurred for the purposes of section 4.06 of the each of the 1999 Indenture and the 2001 Indenture and the Market Value thereof, (ii) all outstanding Permitted Senior Secured Indebtedness and Permitted Subordinated Secured Indebtedness as of the end of the undersigned's most-recently completed fiscal quarter and the classification under which it was incurred for the purposes of section 4.06 of the each of the 1999 Indenture and the 2001 Indenture and (iii) the amount, as determined under the 1999 Indenture and the 2001 Indenture, respectively, of any other obligations that have been classified as being incurred under clauses (i) or (ix) of the definition of "Permitted Indebtedness" in the 1999 Indenture and the definition of "Permitted Debt" in the 2001 Indenture.

6. The undersigned hereby certifies that the current Reference Debt Ratings established by Moody's and S&P are o and o, respectively. Accordingly, the Applicable Fee Rate is o% per annum and the Applicable Margins are as follows:

         Margin for Prime Rate Advances/ Base Rate Advances - o%
         Margin for LIBO Rate Advances - o%

7. [INCLUDE WITH REPORT FOR QUARTER IN WHICH 30 JUNE FALLS] The undersigned hereby certifies that the consolidated net book value of its inventory as at 30 June [YEAR] is $o and the net book value of all inventory located in any jurisdiction where the Security has not been registered over inventory in accordance with local requirements is $o as at that date.

8. The undersigned hereby certifies that there is no jurisdiction where the Security has not been registered over inventory in accordance with local requirements in which the amount of inventory for all Restricted Parties is greater than 50,000 tonnes.

9. The undersigned hereby certifies that the current consolidated net book value of its fixed assets is $o and the net book value of all Property other than inventory located in any jurisdiction where the Security over such Property has not been registered in accordance with local requirements is $o.

10. [REQUIRED ONLY IF PERMITTED SENIOR SECURED DEBT IN AN AGGREGATE PRINCIPAL AMOUNT OF $100,000,000 OR MORE HAS BEEN INCURRED DURING THE TERM OF THIS AGREEMENT] Appendix D attached is an up to date list of all Material Contracts. [OR There has been no change to the list of Material Contracts dated o]

11. Appendix E attached contains details of all releases of Hazardous Materials on or from any land which any Restricted Party occupies or controls during its most-recently completed fiscal quarter that were reportable under applicable Requirements of Law, that have not previously been reported to the Agent and in respect of which any Restricted Party is or remains in non-compliance with any Environmental Law as of the date of this certificate.

DATED _______________________________
                                             NORSKE SKOG CANADA LIMITED

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:



                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE D
                              ASSIGNMENT AGREEMENT

                        [SEE REFERENCE IN SECTION 1.1.8]

              The undersigned refer to the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this Assignment Agreement and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

              For value received, the "Assignor" and the "Assignee" named below hereby agree as follows:

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Proportionate Share specified on Appendix 1 in and to the Assignor's rights and obligations under the Credit Agreement, the Security and all other Credit Documents.

2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any lien or security interest and that it is entitled to enter into this Assignment Agreement; (b) makes no representation or warranty, other than as provided in this Assignment Agreement and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Restricted Parties or any other guarantor or the performance or observance by the Restricted Parties or any other guarantor of any of the obligations under the Credit Agreement or any other Credit Document.

3. The Assignee, for the benefit of the Restricted Parties, the Agent and all Lenders from time to time, including the Assignor, (a) acknowledges receipt of any upfront fee payable by the Assignor, (b) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) ratifies and adopts the powers of attorney and related powers given to the Agent under the Credit Agreement; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, (g) agrees to be bound by the terms of all Intercreditor

Agreements, and (h) specifies as its address for notice and payments its office at the address set forth on Appendix 1 hereto.

4. Following the execution of this Assignment Agreement, it shall immediately be delivered to the Agent, together with the processing and recording fee specified in Section 10.2.1 of the Credit Agreement if applicable, for approval and recording by the Agent, and NSCL, if applicable. The Assignee's agreement to become a Lender, as constituted by this Assignment Agreement, is irrevocable, unless the Assignee is not approved by the Agent, and NSCL if applicable. The Assignee shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Credit Agreement, immediately upon this Assignment Agreement being approved and recorded by the Agent and NSCL, if applicable (the "Effective Date"). On the Effective Date, the Assignee (a) shall pay the Assignor an amount equal to the Assignee's Proportionate Share of Prime Rate Advances and Base Rate Advances made by the Assignor as of the Effective Date and (b) shall become entitled to receive standby fees in accordance with the Credit Agreement in respect of its Proportionate Share of the aggregate amount of the Credit that has not been advanced by the Lenders. The Assignee shall make further Advances to the Borrower beginning on the first Drawdown Date that is at least three Business Days following the Effective Date, as LIBOR Advances and Advances by way of Bankers' Acceptances made by the Assignor mature, until the Assignee has made Advances in an amount equal to its Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement.

5. If Advances made by the Assignee to the Borrower are for any reason less than the Assignee's Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement, the Assignee shall, on demand, indemnify the Assignor in respect of the principal amount of the corresponding Advances made by the Assignor in excess of the Assignor's Proportionate Share. The Advances by the Assignor in respect of which the Assignee is bound to indemnify the Assignor are set out on Appendix 2 to this Assignment Agreement. The Assignor shall pay the Assignee indemnity fees during the period in which the Assignee is obliged to indemnify the Assignor. The fee shall be in the amount specified on Appendix 2 and shall be payable on the Effective Date in respect of Advances by way of Bankers' Acceptances, and on each date on which the Borrower pays interest on LIBOR Advances, in respect of LIBOR Advances.

6. This Assignment Agreement shall be exclusively governed by, and construed in accordance with the laws of the Province of British Columbia, Canada.

7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

              IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their duly authorized officers as of the dates specified below.

                                 Assignor:
                                          --------------------------------------

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                        Dated:
                                              ----------------------------------



                                  Assignee:
                                           -------------------------------------

                                            By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                        Dated:
                                              ----------------------------------


                                          [IF APPLICABLE]
Approved on                               Approved on
            --------------------------                --------------------------

THE TORONTO-DOMINION BANK,                NORSKE SKOG CANADA LIMITED
as Agent

             By:                              By:
                -------------------------        -------------------------------
                 Name:                            Name:
                 Title:                           Title:

Effective Date:                             Date:
               --------------------------        -------------------------------

                                   APPENDIX 1
                                       TO
                              ASSIGNMENT AGREEMENT





Proportionate Share assigned by Assignor:
                                         ---------------------------------------

Proportionate Share retained by Assignor:
                                         ---------------------------------------

Payment Details, including address of Assignee for notices:




                                   APPENDIX 2
                                       TO
                              ASSIGNMENT AGREEMENT

Advances in respect of which the Assignee is to indemnify the Assignor, as of the Effective Date:

TYPE OF ADVANCE                  MATURITY DATE OF ADVANCE              PRINCIPAL AMOUNT OF ADVANCE




Indemnity fee:

                                   SCHEDULE E
                         PROPORTIONATE SHARES OF LENDERS

        [SEE REFERENCES IN SECTIONS 1.1.25, 1.1.62, 1.1.93, 5.2, 10.2.4]

      [PROPORTIONATE SHARES IN CREDITS ARE NIL UNLESS OTHERWISE SPECIFIED.
                  DOLLAR FIGURES REPRESENT INITIAL COMMITMENT]

TD

Credit 1 (adjusted in accordance with Section 5.2) - 17.647% ($52,500,000) Credits (overall) - 15.000% ($52,500,000)

RBC

Credit 2 (adjusted in accordance with Section 5.2) -100% ($52,500,000) Credits (overall) - 15.000% ($52,500,000)

CANADIAN IMPERIAL BANK OF COMMERCE

Credit 1 (adjusted in accordance with Section 5.2) - 14.286 % ($42,500,000) Credits (overall) - 12.143% ($42,500,000)

BANK OF MONTREAL

Credit 1 (adjusted in accordance with Section 5.2) - 14.286 % ($42,500,000) Credits (overall) - 12.143% ($42,500,000)

THE BANK OF NOVA SCOTIA

Credit 1 (adjusted in accordance with Section 5.2) - 14.286 % ($42,500,000) Credits (overall) - 12.143% ($42,500,000)

HSBC BANK CANADA

Credit 1 (adjusted in accordance with Section 5.2) - 10.084% ($30,000,000) Credits (overall) - 8.571% ($30,000,000)

BANK OF AMERICA, N.A. CANADA BRANCH

Credit 1 (adjusted in accordance with Section 5.2) - 10.084% ($30,000,000) Credits (overall) - 8.571% ($30,000,000)

MERRILL LYNCH CAPITAL CANADA INC.

Credit 1 (adjusted in accordance with Section 5.2) - 8.403% ($25,000,000) Credits (overall) - 7.143% ($25,000,000)

CANADIAN WESTERN BANK

Credit 1 (adjusted in accordance with Section 5.2) - 5.882% ($17,500,000) Credits (overall) - 5.000% ($17,500,000)

LAURENTIAN BANK OF CANADA

Credit 1 (adjusted in accordance with Section 5.2) - 5.042% ($15,000,000) Credits (overall) - 4.286% ($15,000,000)

                                   SCHEDULE F
                     DETAILS OF CAPITAL STOCK, PROPERTY ETC.

              [SEE REFERENCES IN SECTIONS 6.1.5(a), 7.4, 7.5.3(c)]


1.          NORSKE SKOG CANADA LIMITED

CAPITAL STOCK:    Public Company

HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

REAL PROPERTY:

Owned:

PID:          LEGAL DESCRIPTION:

005 932 092   Those parts of Lot 2 Section 5 Range 9 Chemainus  District Plan
              5803 shown  outlined in red on Plan 925 RW
007 388 004   Lot 1 Section 3 Range 10 Chemainus District Plan 1471 except parts in Plans 11613, 13731 and 16471
009 024 212   That part of Parcel C (DD 36578I) of Section 2 Range 7 Chemainus
              District outlined in red on Plan 920 RW
005 419 239   That part of Lot 1 Section 2 Range 7 Chemainus District Plan 8697 in Plan 920 RW
009 024 174   That part of Parcel B (DD  99604I) of Section 5 Range 10 Chemainus
              District  outlined  in red on Plan 925 RW
005  932 190  That part of Lot 2 Section 5 Range 9 Chemainus  District Plan 5803
              lying to the south east of the south easterly boundary of
              Plan 925 RW
009 024 336   That part of Section 3 Range 8 Chemainus District outlined in red on Plan 920 RW
009 024 310   That part of Section 4 Range 9 Chemainus District outlined in red on Plan 925 RW
009 024 379   That part of Parcel E (DD  141335I)  of Section 4 Range 8
              Chemainus  District  outlined  in red on Plan 920 RW
009 024 417   That part of Parcel D (DD 65699I) of Section 4 Range 9 Chemainus
              District  outlined in red on Plan 920 RW
009 044 132   That part of Parcel D (DD  118337I) of Section 4 and 5 Range 8
              Chemainus  District  outlined in red on Plan 920 RW and lying wholly within Section 4
005 968 585   That  portion  of that part of Lot 3 Section 1 Range 7  Chemainus
              District  Plan 5467 lying to the West of the  Westerly  boundary of Plan  645 RW  shown  outlined  in red on Plan  911 RW and containing 1.27 acres more or less
009 739 637   Section 8 Range 9 Chemainus District
009 739 611   Section 7 Range 9 Chemainus District
009 739 718   Those  parts of  Section 9 Range 8  Chemainus  District  lying
              East of the  Chemainus  River, including all that part of a strip of land 33 feet wide as shown coloured  purple and green on
              Plan 16 BL known as Mainguy Road
009 739 688   Those  parts of  Section 8 Range 8  Chemainus  District  lying
              East of the  Chemainus  River, including all that part of a strip of land 33 feet wide as shown coloured  purple and green on
              Plan 16 BL, known as Mainguy Road
009 739 653   Those  parts of  Section 7 Range 8  Chemainus  District,  lying
              East of the  Chemainus  River including all that part of a strip of land 33 feet wide as shown coloured  purple and green on
              Plan 16 BL, known as Mainguy Road
009 739 785   Lot 2A Chemainus District

                                     - 2 -

009 739 777   Lot 2 Chemainus District
003 982 840   Lot 1 Section 3 Range 10 Chemainus District Plan 16471
004 798 619   Lot 1 Section 1 Range 7 Chemainus District Plan 12696
004 979 087   Lot 1 Sections 3 and 4 Ranges 9 and 10 Chemainus District
              Plan 12168
006 244 637   Lot 2 Section 4 Range 10 Chemainus District Plan 3198
009 956 069   Section 3 Range 9 Chemainus District except parts in Plans 920 RW and 921 RW
009 573 488   That part of Section 5 Renfrew District (situate in Cowichan Lake
              District) as shown outlined in red on Plan 457 BL
006 912 524   Lot 3 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake
              District) Plan 1750
006 912 516   Lot 2 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake
              District) Plan 1750
008 768 820   District Lot 101 Cowichan Lake District
006 912 567   Lot 4 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake
              District) Plan 1750
006 912 494   Lot 1 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake
              District) Plan 1750
006 912 451   Lot 1 Bl 2 Section 5 Renfrew District (situate in Cowichan Lake
              District) Plan 1750
007 655 517   Block 3 DL 12 Cowichan Lake District Plan 1231 except part in
              Plan 31221
005 145 473   Lot 1 DL 12 Cowichan Lake District Plan 11206
007 663 544   That part of District Lot 12 Cowichan Lake District being that portion of Fern Road dedicated by Plan 1231 and closed by
              Order-In-Council  No.  1754 dated 16th day of July,  1956 as shown outlined in red on Plan 458 BL
018 195 326   Lot 2 Section 20 Range 4 Quamichan District Plan VIP56262
005 338 859   That part of Lot 1 Section 17 Range 4 Quamichan District Plan 9537
              shown in red on Plan 903 RW
009 662 481   That part of Parcel G (DD 36290I) of Sections 18 and 19 Range 4
              Quamichan District shown outlined in red on Plan 903 RW and containing 0.08 acres and 0.30 acres more or less
009 662 278   That part of Parcel P (DD 76080I) of Sections 17, 18 and 19 Range
              4 Quamichan District shown outlined in red on Plan 903 RW and lying entirely in Section 18
006 360 564   That part of Lot 10 Sections 17 and 18 Range 4  Quamichan
              District  Plan 2785 shown in red on Plan 903 RW
006 738 567   That part of Lot 4 Bl 1 Section 20 Range 4 Quamichan  District
              Plan 1908 shown  outlined in red on Plan 903 RW
006 738 524   That part of Lot 3 Bl 1 Section 20 Range 4 Quamichan  District
              Plan 1908 shown  outlined in red on Plan 903 RW
006 738 354   That part of Lot 2 Bl 1 Section 20 Range 4 Quamichan  District
              Plan 1908 shown  outlined in red on Plan 903 RW
006 360 742   That part of Lot 11 Section 17 Range 4 Quamichan District Plan
              2785 shown in red on Plan 903 RW
006 157 971   That part of Lot 1 Section 19 Range 4 Quamichan District Plan 3853
              outlined red on Plan 903 RW
009 668 314   That part of Parcel D (DD 106367I) of Section 19 Range 4 Quamichan
              District shown outlined in red on Plan 903 RW
006 068 065   That part of Lot 1 Section 19 Range 4 Quamichan District Plan 4134
              shown in red on Plan 903 RW
004 680 499   Lot A Section 19 Range 4 Quamichan District Plan 12945
005 586 445   Lot 6 Section 17 Range 5 Quamichan District Plan 8636
005 586 437   Lot 5 Section 17 Range 5 Quamichan District Plan 8636
005 586 429   Lot 4 Section 17 Range 5 Quamichan District Plan 8636
006 442 382   That part of Lot 9 Section 10 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
008 162 794   That part of Lot 4 Bl 1 Section 1 Range 4 Somenos District Plan
              972 shown outlined in red on Plan 903 RW
009 797 807   That part of Section 20 Range 7 Somenos District outlined in red on Plan 911 RW and containing 0.66 acres more or less
009 797 939   That part of Section 19 Range 7 Somenos District lying West of
              Parcel A (DD 43540I) outlined in red on Plan 911 RW and containing
              0.67 acres more or less
009 744 495   That part of the East 70 acres of Section 17 Range 6 Somenos
              District shown outlined in red on Plan 911 RW

006 406 891   That part of Lot 2 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
006 405 754   That part of Lot 1 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
005 557 755   Lot 5 Section 1 Range 4 Somenos District Plan 9162
007 104 057   That part of Lot 1 Bl 1 Section 6 Range 4 Somenos District Plan
              1599 shown outlined in red on Plan 902 RW
008 162 760   That part of Lot 3 Bl 1 Section 1 Range 4 Somenos District Plan
              972 shown outlined in red on Plan 903 RW
005 934 389   That part of Lot 3 Section 16 Range 6 Somenos District Plan 5814 shown outlined in red on Plan 911 RW
009 796 649   That part of Parcel A (DD 43540I) of Sections 19 and 20 Range 7
              Somenos District lying within Section 19 included in Plan 911 RW
009 772 995   That part of Parcel A (DD 42185I) of Section 12 Range 5 Somenos
              District shown outlined in red on Plan 910 RW
009 773 398   That part of Section 13 Range 5 Somenos District outlined in red on Plan 910 RW
005 934 354   That part of Lot 2 Section 16 Range 6 Somenos District Plan 5814 shown outlined in red on Plan 911 RW
008 162 824   That part of Lot 5 Bl 1 Section 1 Range 4 Somenos District Plan
              972 shown outlined in red on Plan 903 RW
007 105 045   That part of Lot 4 Bl 1 Section 6 Range 4 Somenos District Plan
              1599 shown outlined in red on Plan 902 RW
009 773 185   That part of Section 12 Range 5 Somenos District lying to the south of Parcel A (DD 42185I) shown outlined in red on Plan 910 RW
009 774 483   Those parts of Parcel A (DD 89348I) of Sections 14 and 15 Range 5
              Somenos District outlined in red on Plans 910 RW and 911 RW except part in Plan 15076
006 248 110   That part of Lot 3 Sections 15 and 16 Range 5 Somenos District
              Plan 3313 shown outlined in red on Plan 827R included within Plan
              911 RW
006 441 980   That part of Lot 8 Sections 9 and 10 Range 4 Somenos District Plan
              2196 shown outlined in red on Plan 910 RW
006 246 541   That part of Lot 1 Sections 15 and 16 Range 5 Somenos District
              Plan 3313 shown outlined in red on Plan 911 RW except that part in
              Plan 15076
009 744 517   That part of the west 50 acres of Section 18 Range 7 Somenos
              District shown outlined in red on Plan 911 RW
009 744 444   That part of Parcel B (DD 77714I) of Lot 82 Somenos District shown outlined in red on Plan 911 RW 009 744 509 That part of the West
              50 acres of Section 17 Range 7 Somenos District shown outlined in red on plan deposited under DD 23410 included in Plan 911 RW
009 744 487   Those parts of Parcel A (DD 77714I) of Section 16 Range 6 Somenos
              District shown outlined in red on Plan 911 RW
006 582 311   That part of Lot B Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 568 556   That part of Lot 7 Section 2 Range 3 Somenos District Plan 2461 shown in red on Plan 902 RW
009 872 906   That part of the south 1/2 of Section 8 Range 4 Somenos District shown outlined in red on Plan 902 RW
006 441 505   That part of Lot 5 Sections 8 and 9 Somenos District Plan 2196 shown outlined in red on Plan 902 RW
006 563 643   That part of Lot 1 Section 4 Range 4 Somenos District Plan 2458 shown outlined in red on Plan 902 RW
006 609 007   That part of Lot D Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 246 851   That part of Lot 2 Section 15 Range 5 Somenos District Plan 3313 shown outlined in red on Plan 911 RW except that part in Plan
              15076
006 442 641   That part of Lot 16 Section 11 Range 5 Somenos District Plan 2196 shown outlined in red on Plan 910 RW

006 442 561   That part of Lot 10 Section 10 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
005 576 695   That part of Section 11 Range 4 Somenos District shown outlined in red on Plan 910 RW
009 759 492   That part of Section 4 Range 3 Somenos District shown outlined in red on Plan 902 RW
006 407 234   That part of Lot 4 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
009 774 939   That part of Parcel C (DD 174586I) of Section 14 Range 5 Somenos
              District outlined in red on Plan 910 RW
006 581 684   That part of Lot A Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 608 787   That part of Lot C Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
009 764 151   That part of Section 5 Range 4 Somenos District shown outlined in red on Plan 902 RW
005 576 571   That part of Lot 2 Section 1 Range 4 Somenos District Plan 8611 shown in red on Plan 903 RW
006 440 347   That part of Lot 3 Section 9 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
007 104 375   That part of Lot 2 Bl 1 Section 6 Range 4 Somenos District Plan
              1599 shown outlined in red on Plan 902 RW
006 406 939   That part of Lot 3 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
007 104 936   That part of Lot 3 Bl 1 Section 6 Range 4 Somenos District Plan
              1599 shown outlined in red on Plan 902 RW
006 373 968   That part of Lot 2 Section 3 Ranges 3 and 4 Somenos District Plan
              2794 shown in red on Plan 902 RW
006 383 025   That part of Lot 1 Section 3 Range 3 Somenos District Plan 2776 shown outlined in red on Plan 902 RW
005 576 539   Lot 1 Section 1 Range 4 Somenos District Plan 8611 003 733 998 Lot
              1 Section 9 Range 4 Somenos District Plan 19355
007 388 209   Lot 15 Section 3 Range 10 Chemainus District Plan 1471 Except part in Plan 11574
013 194 976   That part of Section 5 Ranges 8, 9 and 10 and Section 4 Range 8
              Chemainus District shown outlined in red in DD 27614
013 194 470   That part of Sections 4 and 5 Range 8 Chemainus District shown outlined in red on plan attached to DD 24931
013 194 381   That part of Section 4 Range 8 Chemainus District shown outlined in red on plan attached to DD 23242
013 143 123   That part of Sections 5 and 6 Range 10 and that part of the foreshore of District Lot 172 Chemainus District shown coloured red on plan deposited under DD 14529I
009 922 431   That part of Section 1 Range 11 Chemainus District lying to the
              North of the Northerly boundary of Chaplin Street as said street is shown on Plan 739 and the production easterly of the said northerly boundary, except parts in Plans 4257 and 23431
009 920 145   That part of Section 5 Range 9 Chemainus District lying Northerly and Westerly of Plan 5803, except parts in Plans 4302 and 9775
009 925 431   District Lot 4 Chemainus District
009 921 168   That part of Section 2 Ranges 10 and 11 Chemainus District in Plan
              DD 8239I containing 31.7 acres more or less except part in Plan
              856 BL
009 862 021   District Lot 8 Chemainus District 005 852 293 Lot 1 District Lot 7
              Chemainus District Plan 6538
009 034 595   District Lot 7 Chemainus District except part in Plan 6538
009 861 998   District Lot 6 Chemainus District
004 627 938   Lot 3 Chemainus District
009 926 887   District Lot 172 Chemainus District except that part included in the right of way of the Esquimalt and Nanaimo Railway Company
006 116 981   That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357
              shown outlined in red on Plan 815 R
000 167 886   Lot A Section 4 Range 9 Chemainus District Plan 32612

004 169 948   Lot 1 Section 4 Range 10 Chemainus District Plan 15020
000 573 736   Lot 1 Section 4 Range 10 Chemainus District Plan 5180 except part in Plan 15020 and 41332
006 116 965   That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357
              lying to the north of a boundary parallel to the northerly boundary of said lot and extending from a point on the easterly boundary of said lot distant 1.515 chs. from the north east corner of said lot
006 116 973   That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357
              lying south of a boundary parallel to the northern boundary of said lot and extending from a point on the easterly boundary thereof distant 1.515 chs. from the north east corner of said lot, except that part thereof shown outlined in red on Plan 815R
006 066 551   Lot 1 Section 1 Range 11 Chemainus District Plan 4257
009 921 958   That part of Section 6 Range 10 Chemainus District lying to the north of the right of way of the Esquimalt and Nanaimo Railway
              Company
009 920 196   Section 6 Range 9 Chemainus District except parts in Plans 4302 and 5803
009 920 803   Section 4 Range 9 Chemainus District except the west 30 chains and except parts in Plans 925 RW, 13072, 22398 and 32612
009 920 064   That part of Section 5 Range 8 Chemainus District lying easterly of the centre line of Tsussie Creek (which is the easterly boundary of Plan 4302) and to the north of the northerly boundary of the right of way of the Esquimalt and Nanaimo Railway Company shown on Plan DD 27614, except parts in Plans 5803 and 9775
024 662 666   Lot 1 of Sections 4, 5 & 6 Range 10 Chemainus District Plan
              VIP69811
024 662 674   Lot 2 of Sections 2, 3 & 4 Ranges 10 & 11 Chemainus District and
              of Sections 5 & 6 Range 10 Chemainus District and of District Lots
              141 and 475 Cowichan District Plan VIP69811
024 663 018   Lot 3 of Sections 2, 3, & 4 Ranges 10 & 11 and District Lot 107
              Chemainus District and of District Lots 141 and 145 Cowichan
              District Plan VIP69811
024 663 034   Lot 4 of Sections 2, 3 & 4 Range 10 Plan VIP69811
024 663 115   Lot 5 Section 2 Ranges 10 and 11 Chemainus District Plan VIP69811


(formerly PACIFICA)
Vancouver Land Title Office

015-890-317   District Lot 3091 Group 1 New Westminster District Except Lot A2
              (Reference Plan 490)
002-560-194   Block 46, Except those portions included in Plans 8519, 10829,
              Reference Plan 3573 and Explanatory Plan 6151 and Plans 12506 and
              14689 District Lot 450 Plan 8096
010-264-469   Block 44 District Lot 450 Plan 8096
004-781-856   District Lot 7213 Group 1 New Westminster District
004-781-821   District Lot 7212 Group 1 New Westminster District
015-863-310   District Lot 4070, Group 1 New Westminster District Except Part
              in Reference Plan 2267
015-890-333   District Lot 3088 Group 1 New Westminster District
015-890-309   Lot A2 (Reference Plan 490) District Lot 3091 Group 1
              New Westminster District
010-863-141   Lot 1 Block 10 District Lot 450 Plan 6606
015-890-325   District Lot 3090 Group 1 New Westminster District
002-554-682   Block 43, Except those portions in Plans 12273 and 14778
              Explanatory Plans 5457 and 7624, District Lot 450 Plan 8096
              010-267-760 Block 57 District Lot 450 Plan 8096
015-875-121   District Lot 3437 Group 1 New Westminster District
011-528-443   Lot 4 Block 2 District Lot 450 Plan 4533 010-865-349 Lot 21 Block
              10 District Lot 450 Plan 4533
010-267-727   Block 58 District Lot 450 Plan 8096
010-267-361   Block 55 Except Portions in Plans 13475, 14965 and 16963, District
              Lot 450, Plan 8096
010-237-321   Block 48 District Lot 1901A Plan 8096
010-237-283   Block 47 District Lot 1901A Plan 8096
010-862-757   Lot 8, Except Part in Reference Plan 5142 and Except Part in
              Explanatory Plan 3085 Block 13 District Lot 450 Plan 6606
010-863-231   Lot 20 Block 10 District Lot 450 Plan 6606
010-863-222   Lot 19 Block 10 District Lot 450 Plan 6606

011-528-401   Lot 3 Block 2 District Lot 450 Plan 4533
010-863-176   Lot 2 Block 10 District Lot 450 Plan 6606
010-263-501   Block 37 (Explanatory Plan 4343) Except Part in Plan 13855,
              District Lot 450, Plan 8096
010-863-206   Lot 3 Block 10 District Lot 450 Plan 6606

(formerly PACIFICA)
Victoria Land Title Office

004-172-981   Lot 1, District Lot 1, Alberni District, Plan 15070, Except Part
              in Plans 31593, 51178 and VIP67137
016-926-099   Lot A, District Lots 159 and 196 and Block 105, Alberni District,
              Plan VIP51573, Except Part in Plan VIP68610
008-569-258   That Part of District Lot 61, Alberni District, Outlined in Red on
              Plan 462 RW
024-623-628   Lot A District Lot 1 Alberni District and Part of the Bed of the
              Public Harbour of Alberni Plan VIP69746
008-676-607   District Lot 308, Alberni District
008-418-004   District Lot 310, Alberni District, Containing 0.42 Acres more or less
008-569-070   District Lot 303, Alberni District
008-569-134   That Part of District Lot 141, Alberni District, Outlined in Red
              on Plan 487 RW
004-548-906   That Part of Lot 2, District Lots 61 and 141, Alberni District,
              Plan 15961 Lying to the East of Plan 487 RW
008-569-789   That Part of Parcel A (DD 3333N) of District Lot 81, Alberni
              District, Shown Outlined in Red on Plan 890 RW
000-987-417   Lot C, District Lot 1, Alberni District, Plan 41766
008-371-342   That Part of District Lot 1, Alberni District, Shown Outlined in
              Red on Plan 1186R
008-569-185   That Part of District Lot 105, Alberni District, Outlined in Red
              on Plan 471 RW, Except Part in Plan 33608
008-569-924   That Part of District Lot 105, Alberni District, Outlined in Red
              on Plan 890 RW, Except Part in Plan 33608
008-569-827   That Part of District Lot 81, Alberni District, Outlined in Red on
              Plan 479 RW
008-569-886   That Part of District Lot 61, Alberni District, Outlined in Red on
              Plan 889 RW
008-569-771   That Part of District Lot 81, Alberni District, Shown Outlined in
              Red on Plan 890 RW, Except Part in Parcel A (DD 3333N), and Except
              Part in Plan 2192
008-569-240   That Part of District Lot 81, Alberni District, Outlined in Red on
              Plan 492 RW
008-569-142   That Part of District Lot 127, Alberni District, Outlined in Red
              on Plan 472 RW
000-818-429   That Part of Parcel C (DD 64557I), District Lot 85, Alberni
              District, Shown Outlined in Red on Plan 889 RW, Except that Part in Plan VIP56579
008-569-851   That Part of Parcel A (DD 3333N) of District Lot 81, Alberni
              District, Outlined in Red on Plan 478 RW
000-820-474   Those Parts of Parcel C (DD 64557I), District Lot 85, Alberni
              District, Shown Outlined in Red on Plan 486 RW, Except that Part in Plan VIP56579
008-593-906   That Part of Parcel C (DD 20890N) of District Lot 86, Alberni
              District, Outlined in Red on Plan 464 RW
008-593-922   That Part of Parcel D (DD 526N) of District Lot 86, Alberni
              District, Outlined in Red on Plan 464 RW
025-030-396   Lot 5 District Lot 5 Alberni District Plan VIP72153 See Plan for
              Limited Access - Access by Water Only
008-569-720   That Part of District Lot 127, Alberni District, Shown Outlined in
              Red on Plan 890 RW
024-379-603   Lot A District Lot 1 and Part of the Bed of Public Harbour of
              Alberni Alberni District Plan VIP68454
008-608-326   That Part of Parcel D (DD 526N) of District Lot 86, Alberni
              District, Included in Plan 889 RW
008-608-300   That Part of Parcel C (DD 20890N) of District Lot 86, Alberni
              District, Included in Plan 889 RW

Port Alberni Waterlots

(H2565)       That Portion of the bed of Port Alberni Harbour adjacent to Hoik
              Island, Alberni District, Vancouver Island, Province of British
              Columbia, as shown outlined in red on an Explanatory Plan of Lease
              #152 prepared by Messrs. Acres & Pollock B.C.L.S. file # 9624 and certified correct on April 13, 1988, containing in the aggregate
              15.549 hectares (38.42 Acres) more or less


(H1305,       Part of the bed of Port Alberni Harbour, commencing at the most
Lease 1305)   southerly corner of Lease number One Hundred Forty-Nine (149) in
              Port Alberni Harbour; thence south seven hundred fifty (750) feet;
              thence west nine hundred (900) feet; thence north nine hundred
              (900) feet; thence east eight hundred fifteen and nine tenths
              (815.9) feet more or less to an intersection with the
              southwesterly boundary of the said Lease number One Hundred
              Forty-Nine (149); thence southeasterly and following the said southwesterly boundary one hundred seventy-one and ninety-seven hundredths (171.97) feet more or less to the point of
              commencement. The whole of the hereinbefore described parcel contains eighteen and forty-five hundredths (18.45) acres, be the same more or less, and is shown outlined in red colour on a plan prepared by Kenneth Douglas Mawle, British Columbia Land Surveyor,
              sworn on the twenty-ninth (29th) day of December 1965

(H1140,       Lot 280-G, 27.00 acres in size; Lot 292-G, 33.54 acres in size;
H1301,        Lot 293-G, 14.75 in size; Lot 278-G, 45.40 acres in size and Lot
H1302,        279-G, 18.00 acres in size; all of Alberni District
H1139,
H1764)

N/A That strip of land lying between two lines commencing at a point on the easterly boundary of Lot 5, Alberni District, distant nineteen hundred and forty-five and four tenths feet (1945.4 ft.)
              south and three hundred and twenty-one and five tenths feet (321.5 ft.) east from the northwest corner thereof, thence south sixty-seven degrees, twenty minutes east (S67 DEG. 20'E) a distance of eight hundred and seventy and eight tenths feet (870.8 ft.) more or less, to the easterly bank of the Somass River

(H1151) Lot 126, Alberni District, and more particularly described by a British Columbia Land Survey completed on December 10, 1963

(H1152) Lot 128, Alberni District, and more particularly described by a British Columbia Land Survey completed on January 20, 1964

(H1374,       A portion of the foreshore and bed of Port Alberni Harbour shown
Lease 137)    outlined in red colour on a plan entitled "Plan accompanying application to the Port Alberni Harbour Commissioners by MacMillan
              Bloedel Limited for effluent pipe and power cable easement through tidal lands and the bed of the Somass River in Port Alberni
              Harbour" which said plan was sworn to by Kenneth Douglas Mawle,
              British Columbia Land Surveyor, on the 10th day of July in the
              year of 1970, containing in the aggregate Seventy Four/One
              Hundredths (.74) acres (.2995 ha.) more or less


(H1375,       That portion covered by the waters of the Alberni Inlet commencing
Lease 135     at a point South Twelve degrees fifty-four minutes forty seconds
and 135A)     East (12(0) 54' 40" E) two hundred thirty-six and four tenths
              (236.40) feet from the most westerly corner of the fourteen and six hundredths (14.06) acre parcel outlined in red on Land
              Registry Office Plan one thousand six hundred and eighty-four
              (1684) R; thence South eighty-three degrees thirty-eight minutes twenty seconds East (S 83(0) 38' 20" E) two hundred sixty-six and two tenths (266.20) feet; thence South forty-eight degrees fifty-nine minutes thirty seconds East (S 48(0) 59' 30" E) seven hundred fifty (750) feet; thence South thirty-nine degrees thirty-two minutes twenty seconds East (S 39(0) 32" 20" E) one hundred eighty-two and twenty-seven hundredths (182.27) feet;
              thence on a tangential circular curve to the right having a radius of one hundred thirty-nine and two tenths (139.20) feet, a distance of one hundred ninety-one and four hundredths (191.04)
              feet; thence South thirty-nine degrees five minutes forty seconds
              West (S 39(0) 05' 40" W) one thousand eighty-one and fifty-three hundredths (1081.53) feet; thence on a tangential circular curve to the right having a radius of two hundred twenty-four and thirty-two hundredths (224.32) feet, a distance of three hundred fifty-two and forty-two hundredths (352.42) feet; thence North fifty degrees four minutes thirty seconds West (N 50(0) 04' 30" W)
              nine hundred twenty-five and seventy-four hundredths (925.74)
              feet; thence on a tangential circular curve to the right having a radius of one hundred twenty-four and forty-four hundredths
              (124.44) feet, a distance of one hundred seventy-two and two hundredths (172.02) feet; thence North twenty-nine degrees seven minutes forty seconds East (N 29(0) 07' 40" E) one hundred sixty-six and three hundredths (166.03) feet; thence North forty-five degrees twenty minutes East (N 45(0) 20' E) four hundred seventy and forty-five hundredths (470.45) feet; thence north thirty-seven degrees fifty-three minutes, forty seconds East
              (N 37(0) 53' 40" E) six hundred twelve and nine hundredths
              (612.09) feet, more or less to the point of commencement,
              containing in the aggregate 35.8 acres (14.50 ha.) more or less

(Rockfill)    Portion of the bed of the Port Alberni Harbour formerly covered by water, now filled, shown outlined in red on a plan entitled "Plan to Accompany Application" by MacMillan Bloedel Limited for lease of part of the bed of Port Alberni Harbour, which said plan was sworn to by Kenneth Douglas Mawle, British Columbia Land Surveyor,
              on the 16th day of December, 1970

(H1671,       Those certain parcels or tracts of land situate lying and being in
Lease 109)    the bed of Alberni Harbour and consisting of strips of said bed lying between two lines drawn parallel to, and perpendicularly distant 25 feet from and on opposite sides of, a centre line and terminated by high water mark, said centre line being more particularly described as follows:

              A. Commencing at a point 290.45 feet north of the southerly boundary of Parcel A of Lots 2 and 6 (D.D. 13188N), Alberni
              District, and 1614.88 feet on bearing N 85(0) 34' E from the southwest corner of said Parcel A; thence S 73(0) 38' E 419.3 feet, said strip of land containing 0.481 acres more or less

              B. Commencing at a point 101.3 feet south of the southerly boundary of Parcel A of Lots 2 and 6 (D.D. 13188N), Alberni
              District, and 2673.74 feet on bearing N 85(0) 34' E from the southwest corner of said Parcel A; thence S 73(0) 38' E 231.8 feet, said strip of land containing 0.276 acres more or less

              C. Commencing at a point 251.5 feet south of the southerly boundary of Parcel A of Lots 2 and 6 (D.D. 13188N), Alberni
              District, and 3059.0 feet on bearing N 85(0) 34 'E from the southwest corner of said Parcel A; thence S 67(0) 20' E 168.4 feet, said strip of land containing 0.193 acres more or less

(H4234)       That portion of the bed of Port Alberni Harbour adjacent to Hoik
              Island, Alberni District, Vancouver Island, Province of British
              Columbia, as shown outlined in red on Plan of Survey of Lease
              #144-1 (being a subdivision of Lease Lot 144) Bed of Port Alberni
              Harbour, British Columbia prepared by Richard Derek Wright and certified correct on April 8, 1998, containing in the aggregate
              53.627 acres (21.7 hectares) more or less

(H1304) That portion of the bed of Port Alberni Harbour covered by water, which said portion is shown as "Lease 132, Amended Area, containing 2.58 Acres 1.045 ha.), and outlined in red colour on a plan entitled "Plan of Amendments to Leases 118, 119 and 132, within Port Alberni Federal Harbour, Alberni District, B.C." which said plan was certified correct by K.D. Mawle, British Columbia
              Land Surveyor, on December 16, 1970

Powell River Waterlots

(H1276)       District Lots 4071, 4072, 5922, 5923, 6071, 6174 and 6237A, Group
              1 New Westminster District containing a total of 69.70 hectares
(H1288) District Lot 7079 and 7240 Group 1 New Westminster District containing 22.95 hectares
(H1367)       District Lot 1203 Group 1 New Westminster District, containing
              50.59 hectares
(H1287)       District Lot 7078 Group 1 New Westminster District, containing
              18.7 hectares

Leased:

REAL PROPERTY LEASES

PID               LEGAL DESCRIPTION

005-003-580   District Lot 541, Block 52 (EP9962), Plan 210 and Parcels A, B, C
              et al, Toronto Dominion Tower, 700 West Georgia, Vancouver
              (Originally 81760 Sq. Ft. Floors 7-11 amended numerous times) Head
              Lease Bos HQ FCCL
007-388-411   Sections 2 and 3, Chemainus Lot 6, Range 10, Plan 1471, Gas
              Monitoring Trailer Site, Cecil Street, Crofton P&P (Fletcher
              Challenge Canada Limited)
023 512 512   Lot 1 District Lot 12 and 13 Group 2 and of the Bed of the Fraser
              River New Westminster District Plan LMP29318
009 523 197   Lot 1 of the Bed of the Fraser River New Westminster District Plan
              76570
004 501 110   Lot 14 District Lots 9, 10 and 11 Group 2 New Westminster District
              Plan 41612
007-913-362   Lot 24, Block 33, District Lot 541, Plan 210, 580 Granville Street
              (sublease of 5860 sq. ft. on the second floor)
007-913-397   Lot 25, Block 33, District Lot 541, Plan 210 (see Lot 24 above)
007-913-435   Lot 26, Block 33, District Lot 541, Plan 210 (see Lot 24 above)
010-240-004   Block 42, District Lot 541, Plan 210, except Plan 18901 and
              EP13277 (month to month lease of offices 46 & 47 at 1500-701 West
              Georgia Street, note that the legal description includes all of
              Pacific Centre not just offices 46 &47)

NATURE OF BUSINESS:  Paper Manufacturing

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:

------------------------------------------------- ---------------------- ----------------------------------------
CORPORATION                                          CERTIFICATE NO.     NUMBER AND CLASS OF SECURITIES

------------------------------------------------- ---------------------- ----------------------------------------
Elk Falls Pulp and Paper Limited                            3            1 common share

------------------------------------------------- ---------------------- ----------------------------------------
Elk Falls Forest Industries Limited                         4            1,000 common shares
                                                            5            1,699,200 common shares
                                                            6            4,500,000 common shares
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada  (Japan) Ltd.                        C No.003         1,000 shares
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada Pulp Operations Limited                  6            53,683,253 common shares
                                                            7            46,026,332 common shares
                                                            8            24,474,668 common shares
                                                            9            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada Sales Inc.                               7            1,000 common shares
------------------------------------------------- ---------------------- ----------------------------------------
3264904 Canada Limited                                      3            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
468327 B.C. Ltd.                                           2-C           2,000 common shares
------------------------------------------------- ---------------------- ----------------------------------------
British Columbia Forest Products Limited                    3            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Catalyst Paper Corporation (B.C.)                           2            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Catalyst Paper Corporation (Canada)                         2            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Crofton Pulp and Paper Limited                              9            2 common shares
------------------------------------------------- ---------------------- ----------------------------------------
Echelon Paper Corporation (B.C.)                            2            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Echelon Paper Corporation (Canada)                          2            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Export Sales Company  Limited (formerly                     8            10 common shares
Mackenzie Forest Products Limited n/c Dec.11/01)
------------------------------------------------- ---------------------- ----------------------------------------
NSC Holdings (Barbados) Limited                                          100% of capital stock (details unknown)
------------------------------------------------- ---------------------- ----------------------------------------
NSC Holdings (Philippines) Inc.                         (unknown)        79,475 common shares
------------------------------------------------- ---------------------- ----------------------------------------
NSCL Holdings Inc.                                          4            1,000 common stock
------------------------------------------------- ---------------------- ----------------------------------------
Pacifica Poplars Ltd.                                       8            90,001 common shares
------------------------------------------------- ---------------------- ----------------------------------------
Pacifica Papers Sales Ltd.                                  4            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Pacifica Papers Kabushiki Kaisha                          X0001          1,000 shares
------------------------------------------------- ---------------------- ----------------------------------------
NorskeCanada                                               A1            124,070 Class A Units
                                                           A3            118,224 Class A Units
                                                           A5            84,455 Class A Units
                                                           B1            8,317 Class B Units
                                                           B3            5,913 Class B Units
------------------------------------------------- ---------------------- ----------------------------------------
Powell River Energy Inc.                                    4            50,001 common shares
------------------------------------------------- ---------------------- ----------------------------------------
Powell River Energy Limited Partnership              Not applicable      49.95% interest (no units issued)
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada Finance Limited                          3            10 common shares
------------------------------------------------- ---------------------- ----------------------------------------

2.       NORSKE SKOG CANADA FINANCE LIMITED

CAPITAL STOCK:    Authorized Capital: 10,000 Common Shares without par value
                  Issued and outstanding Shares: 10 Common Shares
                   Members: Norske Skog Canada Limited

HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF
BUSINESS:      To borrow funds and lend them on to the Norske Group of Companies

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:  Nil

3.       NORSKE SKOG CANADA PULP OPERATIONS LIMITED

CAPITAL STOCK:  Authorized capital:  500,000,000 common shares without par value
                Issued and outstanding shares:  124,189,254 common shares
                Members:  Norske Skog Canada Limited

HEAD OFFICE:    9th Floor, 700 West Georgia Street
                P.O. Box 10058 Pacific Centre
                Vancouver, British Columbia
                V7Y 1J7

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Pulp Manufacturing

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:

------------------------------------------------- ---------------------- ----------------------------------------
CORPORATION                                          CERTIFICATE NO.     NUMBER AND CLASS OF SECURITIES

------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada Pulp Sales Inc.                          3            1 common share
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Pulp Sales (Japan) Ltd.                     B No.001         600 shares
------------------------------------------------- ---------------------- ----------------------------------------
Allwin Technical Services Inc.                              2            1 common share
                                                            4            1,349,999 common shares
                                                            5            1,350,000 common shares
------------------------------------------------- ---------------------- ----------------------------------------
NorskeCanada                                               A2            15,444 Class A Units
                                                           A4            111,697 Class A Units
                                                           A6            25,304 Class A Units
                                                           B2            1,683 Class B Units
                                                           B4            4,087 Class B Units
------------------------------------------------- ---------------------- ----------------------------------------

4.       ELK FALLS PULP AND PAPER LIMITED

CAPITAL STOCK:   Authorized capital:  10,000,000 common shares without par value
                 Issued and outstanding shares:  1 common share
                 Members:  Norske Skog Canada Limited

HEAD OFFICE:     9th Floor, 700 West Georgia Street
                 P.O. Box 10058 Pacific Centre
                 Vancouver, British Columbia
                 V7Y 1J7

REAL PROPERTY:

Owned:

PID:              LEGAL DESCRIPTION:

000 849 731       District Lot 120 (DD 2157781) Sayward District Except Part in Plans 14946 and VIP57724
000 849 821       That part of District Lot 67 Sayward District shown outlined in red on Plan 1374 RW
000 848 905       Lot A DL 68 Sayward District Plan 20538
000 849 561       That part of DL 151 Sayward District shown outlined in red on Plan 1433R
000 849 502       That Part of DL 163 Sayward District shown outlined in red on Plan 1431R
001 233 475       Block B of Lot 1504 Sayward District
001 233 467       Block C of Lot 1504 Sayward District
001 233 459       Block D of Lot 1504, Sayward District
000 848 913       Lot 1 DL 68 Sayward District Plan 16712
000 849 855       That part of DL 52 Sayward District shown outlined in red on Plan 659 RW
000 849 847       That part of DL 67 Sayward District shown outlined in red on Plan 659 RW
000 849 910       District Lot 26 Sayward District except part in Plans 34604 and 42540
000 848 921       Lot 1 DL 109 Sayward District Plan 16956
000 849 430       District Lot 164 Sayward District shown outlined in red on Plan 1431R
001 233 432       District Lot 109 Sayward District except Parcel A (DD 285472-I) and those parts in Plans
                  1373-R, 16956, 19371, 50636 and VIP54479 and VIP64521
001 233 441       Lot 1599 Sayward District except that portion in Plan VIP 64521
000 846 287       District Lot 2 Sayward District except those parts in Plans 19371, 42540, 50636, VIP 64521 and VIP 64522
015 101 231       Amended Bl 24 (See 235568L) DL 313 Plan 827
015 101 240       Lot A (See M51221L) Bl 23 DL 313 Plan 827

Note: Elk Falls Pulp and Paper Limited holds legal title only to the above properties. Norske Skog Canada Limited holds beneficial title.

Leased:

PID:              LEGAL DESCRIPTION:
N/A               Site Lease CNR #10763, NWD PT FR Sections 1 and 2, B5NR2W
                  TP38, Port Mann Chip Loading Site, 14021 Port Mann Shore
                  District of Surrey, Fibre Supply EFFIL (Elk Falls Pulp and
                  Paper Limited)

NATURE OF BUSINESS:        Bare Trustee

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:  Nil

5.       NORSKE SKOG CANADA SALES INC.

CAPITAL STOCK:    Authorized capital:  10,000 common shares without par value
                  Issued and outstanding shares:  1,000 common shares
                  Members:  Norske Skog Canada Limited

HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7 REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Pulp and Paper Sales

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia, Alberta

CAPITAL STOCK HOLDINGS:  Nil
6.       NORSKE SKOG CANADA PULP SALES INC.

CAPITAL STOCK:    Authorized capital:  100,000,000 common shares without par value
                  Issued and outstanding shares:  1 common share
                  Members:  Norske Skog Canada Pulp Operations Limited

HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Fibre Sales

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:  Nil

7.       NORSKE SKOG PULP SALES (JAPAN) LTD.

CAPITAL STOCK:    Authorized capital:  800 shares with a par value of (Y)50,000 each
                  Issued and outstanding shares:  600 shares
                  Members:  Norske Skog Canada Pulp Operations Limited

HEAD OFFICE:      Ginza Fujiya Building 6F
                  3-1 Ginza 1-chome, Chuo-ku
                  Tokyo 104-0061, Japan

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Pulp Sales

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
Japan

CAPITAL STOCK HOLDINGS:  Nil

8.       NORSKE SKOG CANADA (JAPAN) LTD.

(known as Fletcher Challenge Paper Sales (Japan) Ltd. until 1 August 2001)

CAPITAL STOCK:    Authorized capital:  4,000 shares with a par value of(Y)50,000 each
                  Issued and outstanding shares:  1,000 shares
                  Members:  Norske Skog Canada Limited

HEAD OFFICE:      Ginza Fujiya Building 6F
                  3-1 Ginza 1-chome, Chuo-ku
                  Tokyo 104-0061, Japan
REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Pulp and Paper Sales.

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
Japan

CAPITAL STOCK HOLDINGS:  Nil

9.       NSCL HOLDINGS INC.

CAPITAL STOCK:    Authorized capital:  1,000,000 common stock with a par value of US$1 each
                  Issued and outstanding shares:  1,000 common stock
                  Members: Norske Skog Canada Limited

HEAD OFFICE:      Suite 700, Waterfront Place Building
                  1101 Western Avenue
                  Seattle, Washington  98101

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Holding Company

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED: not applicable (holding company)

CAPITAL STOCK HOLDINGS:

------------------------------------------------- ---------------------- ----------------------------------------
CORPORATION                                          CERTIFICATE NO.     NUMBER AND CLASS OF SECURITIES
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog Canada (USA) Inc.                               4            1,000 common stock
------------------------------------------------- ---------------------- ----------------------------------------
Arizona Newsprint Industries Corporation                    4            1,000 common stock
------------------------------------------------- ---------------------- ----------------------------------------
NSC Fibre Inc.                                              2            1,000 common stock
------------------------------------------------- ---------------------- ----------------------------------------
Pacifica Papers US Inc.                                     7            100 common shares
------------------------------------------------- ---------------------- ----------------------------------------

10.      NORSKE SKOG CANADA (USA) INC.

(Known as Norske Skog Paper Company until 13 September 2001)

CAPITAL STOCK:    Authorized capital:  1,000,000 common shares
                  Issued and outstanding shares:  1,000 common shares
                  Member: NSCL Holdings Inc.

HEAD OFFICE:      Suite 700, Waterfront Place Building
                  1101 Western Avenue
                  Seattle, Washington  98101

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  Pulp and Paper Sales

JURISDICTIONS IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
California, Colorado, Illinois, Washington, Oregon, Alabama, Michigan

CAPITAL STOCK HOLDINGS:

------------------------------------------------- ---------------------- ----------------------------------------
CORPORATION                                          CERTIFICATE NO.     NUMBER AND CLASS OF SECURITIES
------------------------------------------------- ---------------------- ----------------------------------------
Norske Skog North America LLC                        Not applicable      50% equity interest
------------------------------------------------- ---------------------- ----------------------------------------

11.      NORSKECANADA

PARTNERSHIP UNITS:         Authorized units:  Unlimited number of Class A Units and Class B Units
                           Issued and outstanding units:  479,194 Class A Units and 20,000 Class B Units
                           Partners:  Norske Skog Canada Limited and Norske Skog Canada Pulp Operations
                                      Limited

HEAD OFFICE:               9th Floor, 700 West Georgia Street
                           P.O. Box 10058 Pacific Centre
                           Vancouver, B.C.
                           V7Y 1J7

REAL PROPERTY:

Owned:  Nil

Leased:

PID:              LEGAL DESCRIPTION:

009-021-558       Section 2,  Chemainus Lot A Range 6 and 7, Plan 45436,  Gas  Monitoring  Trailer Site,  Nimmo
                  Road, Crofton P&P
000-222-437       Sections  12 and 13,  Lot 4, Range 2, Plan  32988,  Comaiken,  Gas  Monitoring  Trailer  Site
                  Located at 7338 Walton Mountain Road, Crofton P&P
N/A               District Lot 196, PT Lots 25, 26, 27, 28, Block 43, District
                  Plan 198, 625 Powell Street, Vancouver (basement storage
                  space) Bos FCCL (also contains TWFL historical records)

PROVINCIAL WATER LOT LEASES

Crofton Facility:

N/A               W/Lot  Lease  #102130 - District  Lot 107G;  Blk D  Chemainus  (Prev. #13180) Log Booming
                  & Wharfage (Sublet 15 Dec 1993 Stuart Channel Wharves)
N/A               W/Lot Lease #102653 - District Lot 107G; Blk A & B Chemainus
                  (Prev. #13181) Warehouse & Dock #1 & #2 & Part Stuart Channel
                  Wharves Dock #3 (.2274 AC. SCW)
N/A               W/Lot Lease #101412 - Lot 161; Blk B Cowichan Log Storage, Shipping &
                  Industrial PT
N/A               W/Lot Lease #106051 - DL 565, 676, 2008; Blk E Cowichan (Prev. #101709 & PT 103929)
                  Log Dumping, Booming, Storage, Scow & Chip Barge Moorage, Industrial Purposes

Elk Falls Facility:

N/A               W/Lot Lease #101447 - Blk A Lot 1504;  Sayward  (Prev.  #29554) Duncan Bay Fronting Pulp Mill
                  Complex
N/A               W/Lot Lease  #100785 - Lot 411 and Lot 1516;  Blk B Sayward  Duncan Bay next to Middle  Point
                  Barge Tie Up & Log Storage (Upland DL 2,26)

FEDERAL WATER LOT LEASES

N/A               W/Lot Lease #05020, between the North Fraser Port Authority
                  (landlord) and Norske Skog Canada Limited (tenant), for a Chip
                  Loading Site Fronting Kent Avenue (0.806 ha.)
N/A               W/Lot Lease #E-04-06, between the Fraser River Port Authority
                  (landlord) and 3264912 Canada Limited (now Norske Skog Canada
                  Pulp Operations Limited), for a Barge Tie-up & Fiber Supply
                  Loading Area near Port Mann (2.248 ha.)

NATURE OF BUSINESS:  Operation of pulp and paper manufacturing facilities

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS
RECEIVABLE IS LOCATED:    British Columbia

CAPITAL STOCK HOLDINGS:   Nil

12.      PACIFICA PAPERS SALES LTD.

CAPITAL STOCK:    Authorized capital:  500,000,000 common shares
                  Issued and outstanding:  1
                  Member:  Norske Skog Canada Limited


HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, B.C.  V7Y 1J7

Real Property:


Owned:   Nil

Leased:  Nil


NATURE OF BUSINESS:  Canadian marketing agent

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:  Nil

13.      PACIFICA POPLARS LTD.

CAPITAL STOCK:    Authorized capital:  100,000 common shares
                  Issued and outstanding:  90,001
                  Member: Norske Skog Canada Limited


HEAD OFFICE:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, B.C.  V7Y 1J7

REAL PROPERTY:

Owned:

PID:                      LEGAL DESCRIPTION:

023-636-271             Lot 2, District Lots 60 and 130, Alberni District, Plan VIP64541
007-622-317             Lot 22, Loop Farms, Alberni District, Plan 1297 Except that Part in Plan VIP65075
007-622-376             Lot 25, Loop Farms, Alberni District, Plan 1297
007-622-392             Lot 26, Loop Farms, Alberni District, Plan 1297
009-531-238             District Lot 101, Comox District
003-838-935             Lot A, Block 29, Comox District, Plan 3433, Except that
                        Part thereof Lying to the South of the Southerly
                        Boundary of Dove Creek Road as said Road is Described in
                        B.C. Gazette Dated 31.08.1933, Page 1273, and Except
                        that Part thereof included within the Boundaries of Plan
                        1551R
008-921-253             The Fractional South West 1/4 of Section 23, Township 9, Comox
                        District, Plan 552G
008-921-326             The Fractional South East 1/4 of Section 23,
                        Township 9, Comox District, Plan 552G
000-101-745             The West 1/2 of the North East 1/4, Section 8, Township 3,
                        Sayward District, Except the South
                        West 1/4 of the North East 1/4 of said Section 8,
                        Township 3, Sayward District, Except Part in Plan 40329
000-101-826             The East 1/2 of the North West 1/4,  Section 8,  Township 3,
                        Sayward  District,  Except  Parts Shown Coloured Red and Yellow on Plan 280 RW

PID:                      LEGAL DESCRIPTION:

023-964-146             Lot A, Section 18, Township 7 and Lot 280, Sayward District, Plan VIP66279
025-030-264             Lot 2 of District Lots 2 2A 6 and 66 Alberni District Plan VIP72153
025-030-213             Lot 1 of District Lots 2A and 6 Alberni District Plan VIP72153
000-174-246             Lot A, District Lot 81, Alberni District, Plan 32673
010-276-556             Block 36, Except 9(A) Those Portions in Plans 8230, 8368, 8765,
                        9240, 10196, 12203, 12273, 13678, 13855, 13904, 14438, 14728, 14857,
                        15509 and 15920 (B) Part outlined green on Explanatory Plan 3126 (C)
                        Parcel 7 (Reference Plan 5651) and Part subdivided by Plan LMP25234
                        District Lot 450 Group 1 New Westminster District Plan 8096
023-209-119             Lot B District Lot 450 Group 1 New Westminster District Plan LMP25234
010-274-847             The Closed Part of the Powell  River-Westview  Road Shown  Outlined in Green on Reference  Plan
                        3470 Block 36 District Lot 450 Plan 8096
010-267-409             Block 56, Except Part in Plan 12767, District Lot 450 Plan 8096

Leased:

REAL PROPERTY LEASES

         Lease from Bruce & Diane Beacham of Lot A, Block 29, Comox District, Plan VIP65659 Lease from Raymond E. Hockey & Wanda L. Hockey of Lot 53, District Lot 8, Cameron District, Plan 1981
         Lease from Robert H. Hanyes of Part of Lot 1, District Lot 107, Plan 18030 Alberni Land District
         Lease from Ed & Leslie Gee of Part of Lot 1, Section 27, Township 9, Comox District, Plan 41139 Lease from John & Margrith Shaughnessy of Part of Lot 40, Block 29, Comox District, Plan 2262,
         Except Part in Plan 38715 as shown in red on the attached plan and comprising of 29.8 acres (2.06 HA), more or less
         Lease from Irene Wenngatz of that Part of District Lot 19, Nanoose District, except that part included within the boundaries of Plan 13475, containing approximately 13.32 HA (Northern Portion)
         Lease from Irene Wenngatz of that Part of District Lot 19, Nanoose District, except that part included within the boundaries of Plan 13475, containing approximately 16.6 HA (Southern Portion)
         Lease from HIPP Enterprises Ltd. of that Part of the South 1/2 of District Lot 83, Nanoose District,
         Except Amended Parcel B (DD14401N) and Except the R/W of the E&N Railway Company shown colored red on plan deposited DD9088F and except that Part in Plan 13475, containing approximately 6.38HA
         Lease from Inder Singh Gill & Hachhatter Sing Gill of Part of Section 7, Township 14, New Westminster District Plan LMP 1570 (H4018)
         Lease from Morrison Gardens Ltd. of that Part of Lot 1 Except: Part Dedicated Road on Plan 69971, Section 14, Township 11, New Westminster District Plan 4534 as outlined in red on the attached plan and comprising an area of 35 acres (22.5 HA), more or less
         Lease from Gurdarshen Singh of Part of the West Half of the North East Quarter Section 29, Township 26, New Westminster District
         Lease from Alphonse Joseph Knapp and Bernadette Knapp of Part of the North Half of DL 8, Group 1 Except 1 PCL C (Plan B427) 2. Pt of Plan 6465, 3. PCL "B" (Ref Plan 11261), 4. PT PCL "14" Plan 8809, 5. PT of
         Plan 27426A, 6 PT Subdiv by Pl 11421, 7. PT in Expl Plan 11824, 8.PT Subd by Plan 36609, 9. Part on Hwy Pl 47424, 10. Part Subd by Plan 52465, Yale Div, Yale Dist, Containing 45 Acres more or less
         Lease from Lester & Sheila Gentry of Part of Lot 1, Section 32 and
         Section 33, Township 4, Range 27, West of the 6th Meridian, New Westminster District Plan 27690, and Part of Lot 1, District Lot 55

         "A", Group 1, Yale Division of Yale District, Plan 15730 as shown in red on the attached print and comprising 35 acres (14.16 HA) more or less
         Lease from Fran Rudolph Krimmel of Lot 9 Section 11 Township 18 Westminster District Plan 3529
         Lease from Emil H. Clancy of Part of Lot 1 District Lot 4169 Group 1 New Westminster District in West Half of District Lot 4168 Except Plan 7623 Group 1 New Westminster District
         Lease from Mrs. Pluck of Lot 52, District Lot. 8, Cameron District, Plan 1981
         Lease from Ms. Thomas of part of Lot 25, District Lot 8, Cameron District, Plan 1981


NATURE OF BUSINESS:  Canadian poplar tree plantation business

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
British Columbia

CAPITAL STOCK HOLDINGS:  Nil

14.      PACIFICA PAPERS KABUSHIKI KAISHA

CAPITAL STOCK:    Authorized capital:  2,000 shares with par value of (Y)50,000 per share
                  Issued and outstanding:  1,000
                  Member:  Norske Skog Canada Limited


HEAD OFFICE:      Ginza Fujiya Building 6F
                  3-1 Ginza 1-chome, Chuo-ku
                  Tokyo 104-0061, Japan

REAL PROPERTY:

Owned:   Nil

Leased:  Nil


NATURE OF BUSINESS:  Selling agent in Japan

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
Japan

CAPITAL STOCK HOLDINGS:  Nil

15.      PACIFICA PAPERS US INC.

CAPITAL STOCK:    Authorized capital:  1,000 common shares
                  Issued and outstanding:  100
                  Member:  NSCL Holdings Inc.


HEAD OFFICE:      The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, DE 19801 USA

CHIEF EXECUTIVE OFFICE:    Suite 700, Waterfront Place Building
                           1101 Western Avenue
                           Seattle, Washington  98101

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  U.S. holding company

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
Washington

CAPITAL STOCK HOLDINGS:


------------------------------------------------- ---------------------- ----------------------------------------
CORPORATION                                          CERTIFICATE NO.     NUMBER AND CLASS OF SECURITIES

------------------------------------------------- ---------------------- ----------------------------------------

Pacifica Papers Sales Inc.                                  8            100 common shares
------------------------------------------------- ---------------------- ----------------------------------------
Pacifica Poplars Inc.                                      11            850 shares of common stock
------------------------------------------------- ---------------------- ----------------------------------------


16.      PACIFICA PAPERS SALES INC.

CAPITAL STOCK:    Authorized capital:  1,000 common shares
                  Issued and outstanding:  100
                  Member:  Pacifica Papers US Inc.

HEAD OFFICE:      The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, DE 19801 USA

CHIEF EXECUTIVE OFFICE:    Suite 700, Waterfront Place Building
                           1101 Western Avenue
                           Seattle, Washington  98101

REAL PROPERTY:

Owned:   Nil

Leased:  Nil

NATURE OF BUSINESS:  U.S. marketing agent

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS RECEIVABLE IS LOCATED:
Washington

CAPITAL STOCK HOLDINGS:  Nil

17.      PACIFICA POPLARS INC.

CAPITAL STOCK:    Authorized capital: 1,000 shares of common stock
                  Issued and outstanding:  850
                  Member:  Pacifica Papers US Inc.

HEAD OFFICE:      The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, DE 19801 USA

CHIEF EXECUTIVE OFFICE:    Suite 700, Waterfront Place Building
                           1101 Western Avenue
                           Seattle, Washington  98101

REAL PROPERTY:

Owned:


Property Record      TITLE NO.       LEGAL DESCRIPTION
& FILE NOS.
---------------      ----------      -----------------

F-4098               9610110803      N/E1/4& portion  of the E1/2of the NW1/4of Section  11,  Township  26N,  Range 6 E.W.M.,
4101-01                              King County, except a portion of the NE1/4Section 11, Township 26N, Range 6 East W.M.
F-4118               9701140877      The S1/2of the SE1/4and that  portion of the SE1/4of the SW 1/4 , Section  11,  Township
4102-01                              26N, Range 6 East, W.M., King County.
F-4114               9701100908      That  portion of the N1/2of the NW1/4and  portion of the NW1/4of the NE1/4of Section 14,
4103-01                              Township 26N, Range 6 East, W.M., King County.
F-4051               9601030073      Parcel A, part of the east 6 acres of the SW1/4of the SE1/4of Section  6, lying  south &
4301-01                              west of Conner  Slough,  and part of Gov't Lot 2, lying  south & west of Conner  Slough,
                                     Section 7, all within TWP 35N, Range 3 East of W.M., (See deed for full legal).
F-4080               9604100060      Part  of the SW1/4of the NE1/4and  the W1/2of the SE1/4of the NE1/4,  all in  Section  2,
4302-01                              Township 34N,  Range 4 E.W.M.,  except County Road R/W's.  Also,  part of the N1/2of the
                                     SE 1/4 of Section 2, TWP 34N, Range 4 E.W.M., Skagit County.
F-4145               9703140056      That portion of Lot 3, of Short Plat No. 51-81,  lying north of the County Road known as
4302-06                              Mud Lake Road  previously  known as Noah Stevens Road,  Township 34N, Range 4 East, W.M.
                                     (See deed for full legal description).
F-4084               9606040120      The S1/2of the NW1/4and the N1/2of the SW1/4in Sec. 4,  Township  35N,  Range 3 E, W.M.,
4304-01                              except roads and drainage ditch  rights-of-way,  and except that portion,  in any, lying south of the north line of the south 80 acres of said SW 1/4, Section 4, Plan 9.
F-4088               9608120155      Parcel "A" the E1/2of the SE1/4of the NE1/4of Section 2, Township  34N,  Range 4 E.W.M.,
4305-01                              except  County  Road & Parcel "B" the  portion of the W1/2of the SW1/4of the NW1/4& that portion of the SW 1/4 of Section 1, Township 34N, Range 4E.
F-4117               9709090008      Portions of Government Lots 1 & 2 of Section 7, Township 34N, Range 3 East, W.M.,
4306-01                              Government Lot 2 and portion of Government Lot 3, of Section 1, Township 34N, Range 2 East,
                                     W.M., and portion of the North 1/2, Section 12, Township 34N, Range.
F-4127               9710100109      Tract 2 of Skagit County Short Plat No. 97-0056 approved
4307-01                              September 8, 1997, recorded September 17, 1997, in Volume 13, page 36-38 of Short Plats, under auditor's file No. 9709170034, being a portion of Northeast
                                     1/4 of Section 12, Township 34N, Range 2 East; except that portion described by quit claim deed dated the 1st of June, 1999.
F-4040               9508290366      Parcel A - Sec 19, TWP 28N,  Range 6 E,W.M.  and Parcel B - Sec 20, TWP 28N,  Range 6 E,
4501-01                              W.M. (see deed for full legal).
F-4041               9508020290      Those  portions of Government  Lots 6 & 7 of Sec 13; the NW 1/4of  Government  Lots 3 & 4
4502-01                              and the N 1/2of the S 1/2of Sec 14;  the E 1/2of Sec 15;  and  Government  Lot 7 of Section
                                     10; all in Township 28N, Range 5 East, W.M., Snohomish County (see deed for details).
F-4034               9506290020      The NW 1/4of the SW 1/4,  Section 26,  lying west of SR 530 (Parcel A);  Government  Lot 1,
4503-01                              Section 35 (Parcel B);  Government  Lot 1,  Section 36 (Parcel  C), all within  Township
                                     32N, Range 4 East, W.M., all situate in the County of Snohomish. (see deed for full legal).
F-4052               9512280191      Parcel A being part of Section 16,  Township  28N,  Range 5 East,  W.M.;  Parcel B being
4504-01                              part of the NW 1/4of the SW 1/4of  Section  15,  Township  28N,  Range 5 East,  W.M.;  and
                                     Parcel C being Lot 5, Stetcher acre tracts,all situate within Snohomish County.

Property Record      TITLE NO.       LEGAL DESCRIPTION
& FILE NOS.
---------------      ----------      -----------------
F-4055               9512050402      Parcel  A,  being the E 3/4ths of the NE 1/4 of the SW 1/4; & the E 1/2 of the E 1/2 of the
4505-01                              SE 1/4 of the SW 1/4 of Sec 15 Parcel B, being,  the SW 1/4 of the SE 1/4 of Sec 15,  Parcel C, being a 20' wide road easement; Parcel D, being part of the NE 1/4 of Section 22, TWP 28
F-4081               9602160309      That portion of Government  Lots 8 & 14 and SE 1/4 of the SW 1/4, Sec 6; and portions of the
4506-01                              NE 1/4 and the NW 1/4,  N 1/2 of the NE 1/4, Sec 1/4 of the NW 1/4, and SW 1/4 of the NE 1/4,
                                     Sec 7; all in TWP 27N, Rng 6 E.W.M. Snohomish County.
F-4083               9604300349      Part of the NE 1/4of the NW 1/4 of Sec 16 and  part of the SW 1/4 of the NW 1/4 of Sec 16,
4507-01                              TWP 28N,  Rng 5 E.  W.M.;  also Lot 1,  Stetcher  acre  tracts  know as Lot 2 of BLA  95233, situated in Snohomish County.
F-4086               9602290717      SW 1/4 of  the  SW 1/4, W 3/4 of the SE 1/4 of the SW 1/4, W 1/2 of the W 1/2 of the NE 1/4 of
4508-01                              the SW 1/4, all in Section  15, the S 1/2 of the SE 1/4 of Sec 16, the N 1/2 of the N 1/2 of
                                     the NE 1/4 of the NE 1/4 of Section 21; Township 2.
F-4087               9606120171      All that  portion of the north half of the NE 1/4 of Section  27,  Township  28N,  Range 6
4509-01                              East,  W.M., lying westerly of State Road No. 2, except the NW corner of the NE 1/4 of the
                                     NW 1/4; thence east 40 feet; thence south 81 feet; thence west 540 feet.
F-4093               9607150122      Beginning  at the NW corner of the NE 1/4 of the SE 1/4 of Sec 19,  TWP 28N,  Rng 6 E. W.M.;
4510-01                              thence  north  along  the  West line of the SE 1/4 of  the  NE 1/4 of  said  Sec 19 to the intersection with the southerly right of way line of the Puget Sound Traction Ligh.
F-4091               9607150124      The SE 1/4 of the SW 1/4 of the NE 1/4 of Section 27,  Township  28N,  Range 6 E., W.M.,  less
4511-01                              State  Highway 2.  Together with that portion of the S 1/2 of the SE 1/4 of the NW 1/4 of said
                                     Section 27, lying easterly of State Highway 2 (see attached F).
F-4090               9607150179      Parcels A, B & C,  Snohomish  County,  described as the N 1/2 of the SE 1/4 of the NW 1/4; all
4512-01                              that portion of the N 1/2 of the S 1/2 of the NE 1/4; all in Section 27,  Township 28N,  Range
                                     6 E.W.M., (see title for full legal).
F-4092               9609130400      Parcel "A" in Gov't Lot 5; Parcel  "B-1" in the SE 1/4 of the SE 1/4; Parcel "B-2" the south
4513-01                              25' of SE 1/4 of the SE 1/4 plus the  south 25' of the east 165 feet of the SW 1/4 of the
                                     SE 1/4 all located in Sec 36, TWP 27 N, Rng 6 E.W.M.; Parcel "B-3" part of Gov't Lot.
F-4094               9609130263      That  portion of the SE 1/4 of the SW 1/4 of Sec 8, and that portion of the NE 1/4 of the
4514-01                              NW 1/4 of Sec 17, TWP 27 N, Rng 6 E.W.M., in Snohomish County (see title for full legal).
F-4101               9610220418      Parcel A: portion of the W 1/2 of Sec 8, TWP 27N,  Rng 6E, W.M.;  Parcel B: portion of the
4515-01                              SW 1/4 of Sec 8, TWP 27N,  Rng 6E, W.M. & Parcel C:  portion of Gov't Lot 2, Sec 8 and N 1/2 of NE 1/4 of Sec 7, TWP 27N, Rng 6E, W.M. with exceptions
F-4097               9611150060      The NE 1/4 of the SW 1/4 of Sec 22, TWP 29N, Rng 5 E.W.M.,  except  the south 30 feet,  the
4516-01                              north 20 feet and the west 10 feet and hereof;  also except that  portion  lying  within
                                     Cherry Avenue.
F-4134               9711180246      Parcel  A: the W 1/2 of the SW 1/4 of Sec 22;  Parcel B: the SE 1/4 of the SE 1/4 and the
4518-01                              E 1/2 of the NE 1/4 of the SE 1/4 of Sec 21; Parcel C: the NE 1/4 of the NE 1/4 of Sec 28; all
                                     in TWP 28N, Rng 6 E, W.M., with the exceptions (see title for full legal).
F-4047               951011032       A tract of land in Section 7,  Township  38N,  Range 2E of W.M.  described  as  follows:
4701-01                              bounded on north and the west by the Old Nooksack  River as  meandered  in 1859;  on the east by Ferndale Road, and on the south by Marine Drive, less roads, situate in Whatc.
F-4026               950505035       The north half of the south half of the NW quarter  and the SE quarter of the SE quarter
4702-01                              of the NW quarter of Section 32,  Township 38N, Range 5 East of the W.M. except railroad right of way and except State Route No. 9.
F-4032               950512020       The E 1/2 of the SW 1/4; the NW 1/4 of the SW 1/4 and the N 1/2 of the SW 1/4 of  Section  8,
4703-01                              Township 37N, Range 5 East of the W.M. (see title for full legal).
F-4033               950615017       The SW 1/4 of the SW 1/4 of Section 20,  Township  38N,  Range 5 East of the W.M.  Whatcom
4704-01                              County (for exceptions see full legal on deed).
F-4035               950609089       The NW 1/4 of the SE 1/4 of Section  19,  less the west 25'  thereof;  the south 417' of the

Property Record      TITLE NO.       LEGAL DESCRIPTION
& FILE NOS.
---------------      ----------      -----------------
4705-1                               east 417' of the NE 1/4 of the SE 1/4 of Section 19,  less  road; the SE 1/4 of the SE 1/4 of
                                     Section 19 less roads; the SW 1/4 of the SE 1/4 of Section 19
F-4042               951019081       Lot 6, within the NW 1/4 of Section 31,  Township 39N,  Range 2 East of the W.M. (see Deed
4706-01                              for full legal).
F-4044               951031158       Beginning  at a point  561'  south of the NE corner of the SE 1/4 of the NW 1/4,  Section 1,
4707-01                              Township  38N,  Range 1 East,  W.M.,  Washington  thence south 561',  thence west 1320', thence north 561', thence east 1320', to point of beginning
F-4045               960327151       The NW 1/4 of the NE 1/4 of Section 30, TWP 38N, Rng 5E, W.M.,  except the north 417' of
4708-01                              the east 417'  thereof;  except  the north  355' of the west 612'  thereof;  and  except
                                     Strand Road (see deed for full legal description).
F-4046               951004092       The S 1/2 of the N 2/3rds of Government  Lot 4 of Section 5, Township 38N, Range 2 East of
4709-01                              W.M., less the road, situate in Whatcom County, State of Washington.
F-4050               951212038       Government Lot 4, Section 30, Township 39N, Range 2 East of W.M., except roads.
4710-01
F-4053               951215105       Parcel A being part of the W 1/2 of the SW 1/4 of the SW 1/4 of Section 16; also the SE 1/4 of
4711-01                              the SE 1/4 of Section  17;  Parcel B being part of the NE 1/4 of the NE 1/4,  Section  20, all within Township 37N, Range 5 East W.M., Whatcom County (see deed).
F-4124               1970800864      Parcel A, a strip of land 30' in width  across  the south end of the SE1/4of the SE 1/4 of
4711-06                              Section  17; and Parcel B, a strip of land 30' in width  across the south end of the W 1/2 of the SW 1/4 of the SW 1/4 of Section 16; all in Township 37N.
F-4054               960105050       The S 1/3 of  Government  Lot 4,  Section 5,  Township  38N,  Range 2 East,  of W.M.  in
4712-01                              Whatcom County, Washington.
F-4057               960313031       The south 60 acres of the west half of thesoutheast quarter of Section 36, Township 39N,
4713-01                              Range 1 East of W.M., less roads, situate in the County of Whatcom, State of Washington.
F-4082               960415012       Parcel `A';  Government  Lot 3 of Sec 31 and Parcel `B';  the north 20 acres of the SE 1/4
4714-01                              of the SW 1/4 of Sec 31; TWP 39N, Rng 2 E.W.M.,  except Imhof Road and Slough,  situate in
                                     Whatcom County.
F-4095               1980102713      All of Lots 6, 7 and 11 and the SE 1/4 of the SW 1/4 of Sec 32, TWP 39N,  Rng 2E, W.M.  also
4715-01                              a strip of land 15' in width along the westerly bank of the Nooksack  River in Lot 6 and along the 1/4 sec line running east and west in said Sec 32, which forms the North.
F-4096               961015018       All that  part of Gov't Lot 8 and the SW 1/4 of the SE 1/4, Sec 8, and the NW 1/4 of the
4716-01                              NE 1/4, Sec 17, TWP 37N, Rng 5 E.W.M., Whatcom County (see Exhibit "A" for full legal).
F-4125               1970704143      The  east  20  acres of  the N 1/2 of the SW 1/4 and  the S 1/2 of the SW 1/4 of  Section  32,
4717-01                              Township 38N, Range 5 East,  W.M. except the R/W for State Route No. 9; and that portion of said South 1/2 of the SW 1/4 lying west of State Route No. 9
F-4143               1980401482      Parcel A: the SW 1/4 of Sec 5;  Parcel B: part of Sec 5;  Parcel C: Lots 19, 20 and 21 in the
4719-01                              NE 1/4 of the NE 1/4 of Sec 7; Parcel D:  the NW 1/4 of the SW 1/4 and  the NW 1/4 of Sec 8;
                                     all in Township 38N, Range 2 E. W.M. with exceptions.
F-4144               1980700595      Parcel A:  Blocks 9, 10, 19, 20, 21, 28, 29 and 30 "Plat of the  Marietta  Garden  Farms
4720-01                              Whatcom County" and Parcel B: that portion of Sec 5, TWP 38N, Range 2 East of the W.M.

LEASED:  Nil

NATURE OF BUSINESS:  U.S. poplar tree plantation business

JURISDICTION IN WHICH ITS PROPERTY OTHER THAN ACCOUNTS
RECEIVABLE IS LOCATED:    United States

CAPITAL STOCK HOLDINGS:   Nil

                                   SCHEDULE G
                           BORROWING BASE CERTIFICATE

                        [SEE REFERENCE IN SECTION 1.1.18]

TO:           THE LENDERS (as defined in the Credit Agreement referred to below)
AND TO:       THE TORONTO-DOMINION BANK, as Agent
----------------- --------------------------------------------------------------


              We refer to Section 7.3.1(a) of the credit agreement dated as of 19 July 2002 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

              We hereby certify that the following is a true and correct calculation of our Borrowing Base as of [DATE] and that the attached documents accurately set out the details from which the Borrowing Base is calculated.

                                          ($'000S)

          ACCOUNTS RECEIVABLE
          Trade AR
                Paper                                               o
                Pulp                                                o
                Fibre                                               o
                Allowance for doubtful accounts                     (o)
                Accrued rebates, discounts and price adjustment     (o)
                Foreign Exchange & other                            o
                                                                    -----------
                Net Total                                           o

          Other AR
                Employee AR                                         o
                Taxes                                               o
                Other                                               o
                                                                    -----------
                                                                    o
                                                                    -----------
          Consolidated AR per Financial Statements                  o

          Less: Employee AR                                         (o)
          Less: AR of Unrestricted Parties                          (o)

                                                                    -----------
          Adjusted AR                                               o
                                                                    -----------

                                                                    -----------
          75% OF ADJUSTED AR                                        o
                                                                    -----------

     B    INVENTORY

          Finished Goods
                Paper                                               o
                Pulp                                                o
                                                                    -----------
                Sub total                                           o

          WIP                                                       o

          Raw Materials
                Chips                                               o
                Logs                                                o
                Sawdust                                             o
                DIP/Other purchased pulp                            o
                Other                                               o
                                                                    -----------
                Sub total                                           o


          Supplies
                Crofton                                             o
                Elk Falls                                           o
                Powell River                                        o
                Port Alberni                                        o
                Other                                               o
                                                                    -----------
                Sub total                                           o

          Consolidated Inventory per FS                             o

          Less: WIP                                                 (o)
          Less: Inventory of Unrestricted Parties                   (o)

                                                                    -----------
          Adjusted Inventory                                        o
                                                                    -----------

                                                                    -----------
          50% OF ADJUSTED INVENTORY                                 o
                                                                    -----------

                                                                    ===========
BORROWING BASE                                                      o
                                                                    ===========
(A + the lesser of A and B)

DATED _____________

                                        NORSKE SKOG CANADA LIMITED


                                              By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


                                              By:
                                                   ----------------------------
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE H
                            OTHER SECURED OBLIGATIONS

                         [SEE REFERENCE IN SECTION 3.2]

U.S. dollar to Canadian dollar foreign exchange contracts between Norske Skog Canada Finance Limited and the following Lenders existing as of the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - US$
                 ------                                       ------------------
        Royal Bank of Canada                                     $88,000,000.00
        The Toronto-Dominion Bank                                $52,500,000.00
        The Bank of Nova Scotia                                  $75,500,000.00
        Bank of Montreal                                         $ 8,000,000.00
        HSBC Bank Canada                                         $ 3,000,000.00
        Laurentian Bank of Canada                                $ 2,000,000.00

Japanese yen to U.S. dollar foreign exchange contracts between Norske Skog Canada Finance Limited and the following Lenders existing as of the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - JPY
                 ------                                       ------------------
        Royal Bank of Canada                                    Y 50,000,000.00
        The Toronto-Dominion Bank                               Y300,000,000.00
        The Bank of Nova Scotia                                 Y150,000,000.00
        HSBC Bank Canada                                        Y225,000,000.00

U.S. dollar to Canadian dollar call option agreements between Norske Skog Canada Finance Limited and the following Lenders existing as at the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - US$
                 ------                                       ------------------
        The Toronto-Dominion Bank                                 $34,000,000.00

U.S. dollar to Canadian dollar put and call option agreements with down and in barrier price on USD call/Canada put currency pair between Norske Skog Canada Finance Limited and the following Lenders existing as at the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - US$
                 ------                                       ------------------
        Bank of Montreal                                           $6,000,000.00

U.S. dollar to Canadian dollar collar option agreements between Norske Skog Canada Finance Limited and the following Lenders existing as of the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - US$
                 ------                                       ------------------
        Royal Bank of Canada                                     $144,000,000.00
        The Toronto-Dominion Bank                                $ 31,000,000.00
        The Bank of Nova Scotia                                  $  9,000,000.00
        HSBC Bank Canada                                         $ 60,000,000.00
        Bank of Montreal                                         $ 78,000,000.00
        Laurentian Bank of Canada                                $ 12,000,000.00

Canadian dollar to U.S. dollar foreign exchange contracts between Norske Skog Canada Finance Limited and the following Lenders existing as of the close of business on 18 July 2002:

                  LENDER                                      TOTAL AMOUNT - US$
                  ------                                      ------------------
        Royal Bank of Canada                                    $ 131,000,000.00
        The Toronto-Dominion Bank                               $ 108,000,000.00
        The Bank of Nova Scotia                                 $  69,800,000.00
        HSBC Bank Canada                                        $  38,200,000.00
        Bank of Montreal                                        $  10,000,000.00

Canadian dollar to U.S. dollar call option agreements between Norske Skog Canada Finance Limited and the following lenders existing as at the close of business on 18 July 2002:

                 LENDER                                       TOTAL AMOUNT - US$
                 ------                                       ------------------
        Royal Bank of Canada                                      $10,000,000.00

U.S. dollar interest rate swap contracts to exchange fixed for floating interest rates between Norske Skog Canada Finance Limited and the following Lenders existing as of the close of business on 18 July 2002:

                LENDER                     TOTAL NOTIONAL PRINCIPAL AMOUNT - US$
                ------                     -------------------------------------
        Royal Bank of Canada                                      $75,000,000.00
        The Toronto-Dominion Bank                                 $20,000,000.00
        HSBC Bank Canada                                          $30,000,000.00

                                   SCHEDULE I
            LIMITATIONS ON CERTAIN SUBSIDIARIES OF RESTRICTED PARTIES

                   [SEE REFERENCES IN SECTIONS 3.1, 7.2.5(c)]

None of 3264904 Canada Limited, Catalyst Paper Corporation (a British Columbia company), Catalyst Paper Corporation (a CANADA BUSINESS CORPORATIONS ACT company), Echelon Paper Corporation (a British Columbia company), Echelon Paper Corporation (a CANADA BUSINESS CORPORATIONS ACT company), Export Sales Company Limited (formerly Mackenzie Forest Products Limited), Crofton Pulp & Paper Limited, 468327 B.C. Ltd., British Columbia Forest Products Limited, FCC Holdings (Philippines) Inc., NSC Holdings (Barbados) Limited , NSC Fibre Inc., Arizona Newsprint Industries Corporation, Elk Falls Forest Industries Limited, Norske Skog North America LLC and Allwin Technical Services Inc. shall at any time carry on any business or have any material Property unless it first becomes a Restricted Party in accordance with this Agreement.

                                   SCHEDULE J
                      LITIGATION AND ENVIRONMENTAL MATTERS

                 [SEE REFERENCES IN SECTIONS 6.1.3(a), 6.1.6(a)]


A.       LITIGATION

           PLAINTIFF                 DEFENDANT                   NATURE                     STATUS
1.         Avenor Inc.        Norske Skog Canada        Claim for contribution     Unknown (claimant has
                              Limited                   or indemnity in respect    not provided any detail)
                                                        of any judgment
                                                        International Forest
                                                        Products Limited may
                                                        obtain against Avenor
                                                        Inc. in respect of
                                                        contaminants and other
                                                        hazardous or toxic
                                                        substances


2.         International      Crown Forest Industries   Contamination of Crown     Writ of Summons issued
           Forest Products    Limited, Fletcher         Forest Industries          and Appearance entered.
           Limited            Challenge Canada          Limited former Fraser      International Forest
                              Limited, Elk Falls        Mill site                  Products Limited has
                              Forest Industries                                    agreed to discontinue
                              Limited and Elk Falls                                its action against Elk
                              Pulp and Paper Limited                               Falls Forest Industries
                                                                                   Limited.


B.       GRIEVANCES

Nothing which meets the materiality threshold.

C.       ENVIRONMENTAL

Nothing which meets the materiality threshold.

                                   SCHEDULE K
                     EXISTING L/CS AND BANKERS' ACCEPTANCES

                         [SEE REFERENCE IN SECTION 2.8]

EXISTING L/CS


BENEFICIARY                         REFERENCE        ISSUE DATE      EXPIRY DATE      AMOUNT
                                    NUMBER

CIBC Mellon Trust Co. (re           G21522V00010     27 Nov '91      31 Mar. '03      $25,987,000.00
executive pension)

Her Majesty the Queen in Right of   G24914V0010      13 Apr. '92     12 Apr. '03      $100,000.00
the Province of BC (Minister of
Lands & Parks) (re waterlot leases)

EXISTING BANKERS' ACCEPTANCES
[NOTE:  MATURITY DATES ARE ALL IN 2002.  AMOUNTS ARE IN THOUSANDS OF DOLLARS]


                                              22 Jul   30 Jul    6 Aug     26 Aug     21 Oct     Total

The Toronto-Dominion Bank                     300      100       200       300        200        1100
Royal Bank of Canada                          300      300       200       200        200        1200
Bank of Montreal                              800      800       600       500        500        3200
The Bank of Nova Scotia                       800      800       600       500        500        3200
HSBC Bank Canada                              800      800       600       500        500        3200
Merrill Lynch Capital Canada Inc.             300      300       200       200        200        1200
Canadian Western Bank                         200      300       200       200        200        1100
Laurentian Bank of Canada                     400      400       300       100        300        1500
                                                                                                 15700

                                   SCHEDULE L
                          SPECIAL DERIVATIVE PROVISIONS

     [SEE REFERENCES IN SECTIONS 1.1.37, 1.1.47, 1.1.79(i), 7.7 AND 8.1(k)]

NSCL has indicated that it is desirable, having regard to certain provisions of the 1999 Indenture and the 2001 Indenture, to establish further arrangements on which Derivatives described in Sections 1.1.79(c), 1.1.79(d) and 1.1.79(e) would be entered into. These arrangements may include the appointment of a Lender to act as an agent in connection with the administration of Derivatives (the "DERIVATIVE AGENT"). NSCL has asked that the establishment of these arrangements be deferred until after the initial Advance under this Agreement. Accordingly, until otherwise agreed by amendment to this Agreement consented to by all Lenders, the following provisions shall apply notwithstanding any other provision of this Agreement:

1. No Restricted Party shall be a party to any Derivative of the type described in Sections 1.1.79(c), 1.1.79(d) and 1.1.79(e), whether secured or unsecured and whether entered into with a Lender or not, except for those that are outstanding at the date of this Agreement and described on Schedule H (the "EXISTING SPECIAL DERIVATIVES") and except that, if the amendment to this Agreement contemplated in the preceding paragraph has not been entered into on or before 9 August 2002, the Restricted Parties may enter into unsecured Derivatives of the type described in Sections 1.1.79(c), 1.1.79(d) and 1.1.79(e) with persons other than Lenders.

2. If the aggregate of the Market Values of all Existing Special Derivatives is at any time negative from the Restricted Parties' perspective (that is, the Restricted Parties on an aggregate basis are "out of the money") by more than $10,000,000, the Restricted Parties shall, within five Business Days of receiving notice from the Agent, terminate or re-price one or more Existing Special Derivatives or take other action acceptable to the Agent acting reasonably so that the negative Market Value of those Derivatives is immediately reduced to less than $10,000,000.

3. NSCL shall report the current Market Value of the Existing Special Derivatives to the Agent not less frequently than weekly.

                                TABLE OF CONTENTS

ARTICLE I INTERPRETATION.......................................................2

         1.1      Defined Terms................................................2

ARTICLE II THE CREDITS........................................................27

         2.1      Amount and Availment Options................................27

         2.2      Revolving Credit............................................27

         2.3      Use of Credits..............................................27

         2.4      Term and Repayment..........................................27

         2.5      Interest Rates and Fees.....................................29

         2.6      Commitment Fee..............................................29

         2.7      Other Fees..................................................30

         2.8      Existing L/CS, Bankers' Acceptances Etc.....................30

         2.9      Exchange Rate and Borrowing Base Fluctuations...............30

ARTICLE III SECURITY..........................................................31

         3.1      Security....................................................31

         3.2      Obligations Secured by the Trustee Security.................34

         3.3      Consent to Assignment of Contracts..........................37

ARTICLE IV DISBURSEMENT CONDITIONS............................................38

         4.1      Conditions Precedent to Initial Advance.....................38

         4.1.1    Other Debt and Encumbrances.................................38

         4.1.2    Financial Information.......................................38

         4.1.3    Security and Other Documents................................39

         4.1.4    Corporate and Other Information.............................39

         4.1.5    Opinions....................................................39

         4.1.6    Other Matters...............................................40

         4.1.7    Deadline for Advance........................................40

         4.2      Conditions Precedent to All Advances........................40

ARTICLE V ADVANCES............................................................41

         5.1      Lenders' Obligations Relating to Credits 1 and 2............41

         5.2      Adjustment of Proportionate Shares for Specific Credits.....42

         5.3      Exceptions Regarding Particular Credits.....................42

         5.4      Evidence of Indebtedness....................................42

         5.5      Conversions.................................................43

         5.6      Notice of Advances and Payments.............................43

         5.7      Prepayments and Reductions..................................43

         5.8      Prime Rate, Base Rate and LIBOR Advances....................44

         5.9      LIBOR Periods...............................................45

         5.10     Termination of LIBOR Advances...............................45

         5.11     Co-ordination of Prime Rate, Base Rate and LIBOR Advances...46

         5.12     Execution of Bankers' Acceptances...........................46

         5.13     Sale of Bankers' Acceptances................................47

         5.14     Size and Maturity of Bankers' Acceptances and Rollovers.....47

         5.15     Co-ordination of BA Advances................................47

         5.16     Payment of Bankers' Acceptances.............................49

         5.17     Deemed Advance - Bankers' Acceptances.......................49

         5.18     Waiver......................................................49

         5.19     Degree of Care..............................................50

         5.20     Indemnity...................................................50

         5.21     Obligations Absolute........................................50

         5.22     Shortfall on Drawdowns, Rollovers and Conversions...........50

         5.23     Prohibited Use of L/CS and Bankers' Acceptances.............51

         5.24     Issuance and Maturity of L/CS...............................51

         5.25     Payment of L/C Fees.........................................51

         5.26     Payment of L/CS.............................................51

         5.27     Deemed Advance - L/CS.......................................52

         5.28     Prohibited Rates of Interest................................53

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................53

         6.1      Representations and Warranties..............................53

         6.1.1    Corporate Matters...........................................53

         6.1.2    Credit Documents............................................55

         6.1.3    Litigation, Financial Statements etc........................55

         6.1.4    Other Debt..................................................56

         6.1.5    Property and Capital Stock..................................57

         6.1.6    Environmental Matters.......................................57

         6.1.7    Taxes and Withholdings......................................58

         6.1.8    Aboriginal Claims...........................................58

         6.1.9    Other Matters...............................................59

         6.2      Survival of Representations and Warranties..................60

ARTICLE VII COVENANTS AND CONDITIONS..........................................60

         7.1      Financial Covenants.........................................60

         7.2      Positive Covenants..........................................60

         7.2.1    Payment; Operation of Business..............................60

         7.2.2    Inspection..................................................61

         7.2.3    Insurance...................................................62

         7.2.4    Taxes, Encumbrances and Withholdings........................62

         7.2.5    Other Matters...............................................62

         7.3      Reporting and Notice Requirements...........................64

         7.3.1    Periodic Reports............................................64

         7.3.2    Requirements for Notice.....................................65

         7.4      Ownership of the Restricted Parties.........................66

         7.5      Negative Covenants..........................................67

         7.5.1    Financial Transactions and Encumbrances.....................67

         7.5.2    Business and Property.......................................69

         7.5.3    Corporate Matters...........................................70

         7.6      Use of Insurance Proceeds...................................71

         7.7      Adjustments to Amount of Debt...............................72

ARTICLE VIII DEFAULT..........................................................73

         8.1      Events of Default...........................................73

         8.2      Acceleration and Termination of Rights......................76

         8.3      Payment of L/CS.............................................76

         8.4      Remedies....................................................76

         8.5      Saving......................................................77

         8.6      Perform Obligations.........................................77

         8.7      Third Parties...............................................77

         8.8      Power of Attorney...........................................77

         8.9      Remedies Cumulative.........................................78

         8.10     Set-Off or Compensation.....................................78

ARTICLE IX THE AGENT AND THE LENDERS..........................................78

         9.1      Authorization of Agent and Relationship.....................78

         9.2      Disclaimer of Agent.........................................79

         9.3      Failure of Lender to Fund...................................80

         9.4      Payments by the Borrower....................................81

         9.5      Payments by Agent...........................................81

         9.6      Direct Payments.............................................82

         9.7      Administration of the Credits...............................83

         9.8      Rights of Agent.............................................86

         9.9      Acknowledgements, Representations and Covenants of Lenders..87

         9.10     Collective Action of the Lenders............................88

         9.11     Successor Agent.............................................88

         9.12     Provisions Operative Between Lenders and Agent Only.........88

ARTICLE X ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS..........................89

         10.1     Successors and Assigns......................................89

         10.2     Assignments.................................................90

         10.3     Participations..............................................91

ARTICLE XI MISCELLANEOUS PROVISIONS...........................................91

         11.1     Headings and Table of Contents..............................91

         11.2     Accounting Terms............................................91

         11.3     Capitalized Terms...........................................92

         11.4     Severability................................................92

         11.5     Number and Gender...........................................92

         11.6     Amendment, Supplement or Waiver.............................92

         11.7     Governing Law...............................................92

         11.8     This Agreement to Govern....................................93

         11.9     Permitted Encumbrances......................................93

         11.10    Currency ...................................................93

         11.11    Liability of Lenders........................................93

         11.12    Expenses and Indemnity......................................93

         11.13    Environmental Indemnity.....................................94

         11.14    Manner of Payment and Taxes.................................95

         11.15    Increased Costs etc.........................................96

         11.16    Interest on Miscellaneous Amounts ..........................96

         11.17    Currency Indemnity .........................................96

         11.18    Address for Notice .........................................97

         11.19    Time of the Essence ........................................97

         11.20    Further Assurances .........................................97

         11.21    Term of Agreement ..........................................97

         11.22    Payments on Business Day ...................................97

         11.23    Counterparts and Facsimile .................................98

         11.24    Waiver of Jury Trial, Consequential Damages etc. ...........98

         11.25    Entire Agreement ...........................................98

         11.26    Date of Agreement...........................................90

SCHEDULE A NOTICE OF ADVANCE OR PAYMENT........................................1

SCHEDULE B AGREEMENT OF NEW RESTRICTED SUBSIDIARY SUPPLEMENT TO CREDIT
     AGREEMENT.................................................................1

SCHEDULE C COMPLIANCE CERTIFICATE..............................................1

SCHEDULE D ASSIGNMENT AGREEMENT................................................1

SCHEDULE E PROPORTIONATE SHARES OF LENDERS.....................................1

SCHEDULE F DETAILS OF CAPITAL STOCK, PROPERTY ETC..............................1

SCHEDULE G BORROWING BASE CERTIFICATE..........................................1

SCHEDULE H OTHER SECURED OBLIGATIONS...........................................1

SCHEDULE I LIMITATIONS ON CERTAIN SUBSIDIARIES OF RESTRICTED PARTIES...........1

SCHEDULE J LITIGATION AND ENVIRONMENTAL MATTERS................................1

SCHEDULE K EXISTING L/CS AND BANKERS' ACCEPTANCES..............................1

SCHEDULE L SPECIAL DERIVATIVE PROVISIONS.......................................1